Exhibit 10.12

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Agreement”), effective as of the 10th day of October, 2018 (the “Effective Date”), by and between STRUCTURED PORTFOLIO MANAGEMENT, L.L.C., a Delaware limited liability company having an address at Two Harbor Point Square, 100 Washington Boulevard, Stamford, Connecticut 06902 (“Assignor”), and SPRINGWORKS THERAPEUTICS OPERATING COMPANY PBC, a Delaware public benefit corporation having an address at 575 5th Avenue, New York, New York 10017 (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is the tenant under that certain Lease dated December 1, 2011, as amended by that certain First Lease Modification Agreement dated as of December 1, 2012 (collectively, “the Lease”) by and between Two Harbor Point Square, LLC, as landlord (“Landlord”) and Assignor, as tenant, which Lease demises certain premises (the “Premises”) consisting of 23,919 rentable square feet and constituting the entire fifth (5th) floor in the building (the “Building”) commonly known as Two Harbor Point Square and located at 100 Washington Boulevard, Stamford, Connecticut, as more particularly described in the Lease; and

WHEREAS, Assignor desires to assign unto Assignee all of Assignor's right, title and interest as tenant in, to and under the Lease, and Assignee desires to succeed to the interest of Assignor and to assume the obligations of Assignor hereafter arising under the Lease.

NOW THEREFORE, in consideration of One ($1.00) Dollar and other good and valuable consideration paid in connection herewith, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Assignment. Assignor hereby assigns, conveys and transfers unto Assignee all of Assignor’s right, title and interest as tenant in, to and under the Lease from and after the Effective Date.

2.            Assumption. Assignee hereby assumes performance of all of the terms, covenants, conditions and obligations of the tenant under the Lease arising or accruing from and after the Effective Date, and agrees to pay the rent and, without limitation, any other charges reserved by or provided for in the Lease, and Assignee will perform all of the terms, covenants and conditions of the Lease from and after the Effective Date, all with the same force and effect as if Assignee had signed the Lease originally as the tenant named therein.

3.             Intentionally Omitted.

4.             Consideration Payment. In consideration for the transactions contemplated in this Agreement, including without limitation, the assumption of the Lease and the SNDA (as hereinafter defined) by Assignee, the payment of the Consideration Payment (as hereinafter defined), the sale of the Furniture (as hereinafter defined), the release of Assignor by Landlord and the Security Deposit Advance (as hereinafter defined) (collectively, the “Transactions”), Assignor shall pay to Assignee on the Effective Date One Million Five Hundred and No/100

Dollars ($1,500,000.00) (the “Consideration Payment”) by official bank check (Assignor and Assignee hereby acknowledging and agreeing that the Transactions should be considered a unified whole and that Assignor would not enter into this Agreement without each and every element of the Transactions being a part thereof).

5.             Security Deposit. Assignor and Assignee acknowledge and agree that the $500,000.00 cash security deposit (the “Security Deposit”) currently held by Landlord under the Lease shall not be assigned in connection with this Agreement; provided, however, pursuant to the request of Landlord, simultaneously herewith on the Effective Date, (i) Landlord shall return the Security Deposit directly to Assignor by official bank check and (ii) Assignee shall replace Assignor’s existing Security Deposit under the Lease by providing to Landlord a letter of credit from Silicon Valley Bank in the amount of $500,000.00 in the approved form attached hereto as Exhibit C (the “Letter of Credit”), which Letter of Credit shall be held by Landlord in accordance with Article 34 of the Lease.

6.             Condition of Premises; Furniture. Assignor and Assignee acknowledge and agree Assignor shall deliver possession of the Premises to Assignee on the Effective Date in its ‘as-is” condition (except that all mechanical systems in the Premises shall be in working order), vacant and broom clean with the furniture and personal property owned by Assignor and listed on Exhibit A attached hereto (the “Furniture”) in the Premises. Simultaneously herewith on the Effective Date, in consideration for the Transactions, Assignor shall sell, and Assignee shall purchase, the Furniture in its then “as-is” condition pursuant to a Bill of Sale in the form attached hereto as Exhibit B (the “Bill of Sale”). Assignor and Assignee hereby agree to execute and deliver the Bill of Sale simultaneously herewith on the Effective Date.

7.            Assignor Representations and Warranties. Assignor hereby represents and warrants to Assignee on the Effective Date as follows:

(a)	Assignor is not insolvent. As of the Effective Date, the fair value of Assignor’s assets are greater than the fair value of its liabilities, including any contingent liabilities, and as a result of the Transactions, Assignor will not become insolvent. Assignor currently pays its debts as they become due and as a result of the Transactions, Assignor will not have unreasonably small capital to engage in the business in which it is engaged (or any business it will be engaged in);
(b)	Assignor has no intention of (i) filing for bankruptcy, (ii) having a receiver appointed, (iii) making an assignment for the benefit of creditors and/or (iv) filing any other similar insolvency proceeding under state or Federal law (collectively, an “Insolvency Proceeding”);
(c)	To the best of Assignor’s knowledge, no creditor of Assignor has filed, or is threatening or planning to file, an Insolvency Proceeding with respect to Assignor;
(d)	The consideration given by Assignee to Assignor in the Transactions constitutes reasonably equivalent value and fair consideration as those terms are used under 11 U.S.C. § 548, CT Gen. Stat. § 52-552 et. seq. and other similar laws (the “Fraudulent Conveyance Laws”). The Transactions, or any of them individually, do not, and will not, constitute a fraudulent transfer or any act with similar consequences under the Fraudulent Conveyance Laws. The Transactions do not, and will not, give rise to any

2

right of any creditor of Assignor to bring any avoidance claim against the assets of Assignor transferred under this Agreement or to bring any direct claim against Assignee under the Fraudulent Conveyance Laws, or any other state or federal law;

(e)	Assignor and Assignee are unrelated third parties who have negotiated a fair market value “arms-length” transaction;
(f)	Assignor is not transferring any assets under this Agreement with the intent to hinder, delay or defraud any of its creditors.
(g)	There is no actual litigation pending, and to the best knowledge of Assignor, no threatened litigation, related in any way to Assignor and/or Assignor’s business;
(h)	Attached hereto as Exhibit D is a true, correct and complete copy of the Lease;
(i)	No notice has been received by Assignor of any default by Assignor under the Lease;
(j)	To Assignor’s knowledge, Landlord is not in default under the Lease; and
(k)	Assignor has good and marketable title to the Furniture and there are no liens and/or encumbrances to title of the Furniture.

8.            Assignor Covenants. Assignor covenants and agrees (i) to pay all Fixed Rent and Additional Rent due and payable under the Lease through October 31, 2018, (ii) to continue to pay its debts as they become due; (iii) not to file an Insolvency Proceeding during the two (2) year period immediately after the Effective Date and (iv) to notify Assignee in writing within ten (10) days after the filing of an Insolvency Proceeding, whether voluntary or involuntary.

9.            SNDA. Assignor hereby assigns, conveys and transfers unto Assignee all of Assignor’s right, title and interest as tenant under that certain Subordination, Nondisturbance and Attornment Agreement (the “SNDA”), dated as of November 17, 2017, by and between Citi Real Estate Funding Inc. (the “Lender”), as lender, and Assignor, as tenant.

10.          Notices. All notices and other communications which any of the parties is required or desires to send to any of the other parties hereto shall be in writing and shall be personally delivered or delivered by overnight courier, in each case with receipt acknowledged, or sent by registered or certified mail, postage prepaid, return receipt requested. Notices shall be deemed to have been given (a) on the date of acknowledgment of receipt or refusal thereof if transmitted by mail or (b) on the date of receipt thereof if delivered personally or by overnight courier. Notices shall be addressed as follows:

(a)           if to Assignor to:

Structured Portfolio Management, L.L.C.

c/o Ken Cron

P.O. Box 173

Mill Neck, NY 11765

With a copy to:

K&L Gates

1601 K Street, NW

Washington, DC 20006-1600

Attention: Cary J. Meer

3

(b)           if to Assignee to:

SpringWorks Therapeutics Operating Company PBC

Two Harbor Point Square

100 Washington Boulevard

Stamford, Connecticut 06902

Attention: General Counsel

With a copy to:

Wiggin and Dana LLP

437 Madison Avenue, 35th Floor

New York, New York 10022

Attention: Andrew J. Pal, Esq.

or to such other person and/or address as shall be specified by any of the parties hereto in a notice given to each of the other parties hereto pursuant to the provisions of this section 10.

11.           Brokers. Assignor and Assignee each covenants, warrants and represents to the other that no broker other than CBRE, Inc. and Newmark of Connecticut LLC (collectively, the “Brokers”) was instrumental in bringing about or consummating this Agreement and that such party has had no conversations or negotiations with any broker other than the Brokers concerning the Transactions. Assignor and Assignee each agrees to indemnify and hold the other harmless from and against any and all claims for any brokerage commission and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees, disbursements and court costs, arising out of such party’s breach of such covenant, warranty and representation. Assignor shall pay any brokerage commission or fee due and payable to the Brokers in connection herewith as per separate agreement(s) between Assignor and the Brokers.

12.           Governing Law. The provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut without reference to the conflict-of-laws principles adopted by said State.

13.           Successors and Assigns. This Agreement shall be binding upon and enforceable against, and shall inure to the benefit of, the parties hereto and their respective legal representatives, successors and assigns.

14.           Counterparts. This Agreement may be executed in one or more counterparts (including by fax of pdf), each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

[Remainder of this page left intentionally blank.]

4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized representatives, all as of the day and year first written above.

ASSIGNOR:

STRUCTURED PORTFOLIO MANAGEMENT, L.L.C.

By:	/s/ Kenneth D. Cron
	Name:	Kenneth D. Cron
	Title:	CEO

ASSIGNEE:

SPRINGWORKS THERAPEUTICS OPERATING COMPANY, PBC

By:	/s/ Michael V. Greco
	Name:	Michael V. Greco
	Title:	General Counsel

5

Exhibit A

List of Furniture

(attached)

6

Furniture List

Aeron Chairs	74
Workstations	48
Office Furniture Chairs	42
Office Desks	17
Office Tables	7
Office couches	2
Conference room chairs	39
Conf Rm Credenzas	4
Large Conf Rm Tables	2
Medium Conf Rm Table	1
Small Conf Room Table	1
Open area tables	3
Coffee tables	2
Arm chairs	8
Kitchen tables	4
Kitchen chairs	10
File cabinets (3 drawers)	10
File cabinets (4 drawers)	14
File cabinets (5 drawers)	1
File cabinets (2 drawers)	35
TVs	9
Lamps	25
Wall Art (multiple)
Shredders (multiple)

Kitchen utensils & pantry supplies

6 plates, 6 bowls, 6 glasses, Spatula, knives, peeler, can opener, turner, toaster, microwave, toaster oven in kitchen, Ninja blender, Nespresso machine and pods, demitasse / espresso glasses, Kitchen supply closet contents

7

Desk supplies in reception area
Varidesk

Server Room:

(2) Libert MMD96E 8 ton units

(2) Liebert PFH096A roof condenser

Supplemental Units:

(2) trading floor Carrier units with 2 roof condensers

(2) conference room Carrier units with 2 roof condensers

Generator:

150 KVA Kohler 150REZGB natural gas generator

UPS:

Liebert 60KVA UPS

50 - 60 Cisco IP Phones

Monitors
Manufactuer	Size	Model	SERIAL (ENDS IN..)	Location
DELL	19"	1901FP	ADN1	IT Area
DELL	19"	1901FP	ADMU	IT Area
DELL	20"	2001FB	OTKL	VB
DELL	20"	2001FP	OPGL	VB
DELL	20"	2007FPB	1EVL	IT Area
DELL	20"	2007FPB	1ELL	IT Area
DELL	20"	2007FPB	26LL	IT Area
DELL	20"	2007FPB	OAKS	IT Area
DELL	20"	2007FPB	OWRS	IT Area
DELL	20"	2007FPB	2KFL	IT Area
DELL	20"	2007FPB	2AFL	IT Area
DELL	20"	2007FPB	1PDL	IT Area
DELL	20"	2007FPB	OWPS	JP
DELL	20"	2007FPB	1FHS	JP
DELL	20"	2007FPB	177L	CF
DELL	20"	2007FPB	3A2L	CF
DELL	22"	E2211HB	1D0M	IT Area

8

DELL	22"	E228WFPF	13YI	IT Area
DELL	22"	E228WFPF	1491	IT Area
HP	24"	LG2405WG	OOVX	IT Area
HP	24"	LG2405WG	00ZC	IT Area
HP	24"	LG2405WG	0K70	IT Area
DELL	20"	P2011HT	CGES	IT Area
DELL	22"	P2210T	ARJM	IT Area
DELL	22"	P2213T	F2JS	CM
DELL	22"	P2213T	EWSS	CM
DELL	24"	P2411HB	OTEU	IT Area
DELL	24"	P2411HB	ORWU	IT Area
DELL	24"	P2411HB	0T2U	IT Area
DELL	24"	P2411HB	ORTU	IT Area
DELL	24"	P2411HB	OTOU	IT Area
DELL	24"	P2411HB	0T7U	IT Area
DELL	24"	P2411HB	10HU	IT Area
DELL	24"	P2411MB	OTFU	CM
DELL	24"	P2412HB	107U	IT Area
DELL	24"	P2412HB	13TU	IT Area
DELL	24"	P2412HB	1MLU	IT Area
DELL	43"	P4317QC	05PL	MH
PLANAR	27"	PX2710MW	0966	IT Area
DELL	23"	U2312HMT	DKGL	IT Area
DELL	23"	U2312HMT	DKML	IT Area
DELL	23"	U2312HMT	K8RS	IT Area
DELL	23"	U2312HMT	ABDL	SE
DELL	23"	U2312HMT	DKPL	SE
DELL	24"	U2410F	0MGL	DB
DELL	24"	U2410F	A4YL	IT Area
DELL	24"	U2410F	0N3L	IT Area
DELL	24"	U2410F	A4WL	IT Area
DELL	24"	U2410F	OMWL	IT Area
DELL	24"	U2410F	4DDL	IT Area
DELL	24"	U2410F	0MQL	IT Area
DELL	24"	U2410F	0MLL	DB
DELL	24"	U2410F	0N4L	IT Area
DELL	24"	U2410F	0N0L	IT Area
DELL	24"	U2410F	OMML	IT Area
DELL	24"	U2410F	4C6L	AW
DELL	24"	U2410F	30NL	AW
DELL	24"	U2410F	2V8L	AW
DELL	24"	U2410F	2VVL	TR
DELL	24"	U2410F	30LL	TR

9

DELL	24"	U2410F	4D6L	TR
DELL	24"	U2410F	30GL	TR
DELL	24"	U2410F	2V5L	NV
DELL	24"	U2410F	30UL	NV
DELL	24"	U2410F	30ML	NV
DELL	24"	U2412MB	28GL	IT Area
DELL	24"	U2412MB	28CL	IT Area
DELL	24"	U2412MB	4LLS	IT Area
DELL	24"	U2412MB	08MS	IT Area
DELL	24"	U2412MB	08PS	IT Area
DELL	24"	U2412MB	4M7S	IT Area
DELL	24"	U2412MB	4M0S	IT Area
DELL	24"	U2412MB	4LVS	IT Area
DELL	24"	U2412MB	28FL	IT Area
DELL	24"	U2412MB	270L	IT Area
DELL	24"	U2412MB	3P3S	IT Area
DELL	24"	U2412MB	39VS	IT Area
DELL	24"	U2412MB	4LMS	IT Area
DELL	24"	U2412MB	4KLS	IT Area
DELL	24"	U2412MB	3PUS	IT Area
DELL	24"	U2412MB	13VS	MM
DELL	24"	U2412MB	2TUS	BE
DELL	24"	U2412MB	2TDS	BE
DELL	24"	U2412MB	2TRS	BE
DELL	24"	U2412MB	28AL	SB
DELL	24"	U2412MB	4LVS	SB
DELL	24"	U2412MB	4LMS	SB
DELL	24"	U2412MB	4US	IT Area
DELL	24"	U2412MB	3PTS	IT Area
DELL	24"	U2414HB	6LWL	IT Area
DELL	24"	U2414HB	6MSL	IT Area
DELL	24"	U2414HB	6W4L	IT Area
DELL	24"	U2414HB	6M2L	IT Area
DELL	24"	U2414HB	6W2L	IT Area
DELL	24"	U2414HB	4YJL	MM
DELL	24"	U2414HB	551L	MM
DELL	27"	U2711B	8821	IT Area
DELL	27"	U2711B	1813	IT Area
DELL	27"	U2711B	4741	IT Area
DELL	27"	U2711B	7541	LD
DELL	27"	U2711B	0533	LD
DELL	27"	U2711B	1MHL	KC

10

Exhibit B

Form of Bill of Sale

BILL OF SALE

STRUCTURED PORTFOLIO MANAGEMENT, L.L.C. (“Seller”), for and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, to the undersigned in hand paid, the receipt and sufficiency of which are hereby acknowledged, has BARGAINED, SOLD and DELIVERED unto SPRINGWORKS THERAPEUTICS OPERATING COMPANY PBC (“Purchaser”) the furniture and other personal property set forth on Schedule 1 attached hereto and made a part hereof (all of such furniture and personal property being collectively referred to as the “Furniture”).

Seller warrants to Purchaser that Seller has good and marketable title to the Furniture and is conveying the Furniture to Purchaser free and clear of any liens and encumbrances to title of same. This sale is made without recourse except at otherwise provided in that certain Assignment and Assumption Agreement (the “Agreement”), dated on or about the date hereof, between Seller and Purchaser, and except as provided herein or in the Agreement, Seller makes no representation or warranty of any kind, including, without limitation, habitability, fitness, merchantability or construction, installation, repair or maintenance in a good and workmanlike manner, and the conveyances hereof are made and accepted “as-is”, with all faults.

Seller hereby covenants that, at any time and from time to time upon the request of Purchaser and without further consideration, Seller shall execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further conveyances and assurances as are consistent with the foregoing and as may be reasonably requested by Purchaser in order to transfer, assure and confirm unto, and vest in, Purchaser, or to aid and assist Purchaser in collecting or reducing to possession, any and all of the Furniture.

IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale to Purchaser, all the day and year first written above.

SELLER:

STRUCTURED PORTFOLIO MANAGEMENT, L.L.C.

By
Name:
Title:

11

Schedule 1

List of Furniture

(attached)

12

Furniture List

Aeron Chairs	74
Workstations	48
Office Furniture Chairs	42
Office Desks	17
Office Tables	7
Office couches	2
Conference room chairs	39
Conf Rm Credenzas	4
Large Conf Rm Tables	2
Medium Conf Rm Table	1
Small Conf Room Table	1
Open area tables	3
Coffee tables	2
Arm chairs	8
Kitchen tables	4
Kitchen chairs	10
File cabinets (3 drawers)	10
File cabinets (4 drawers)	14
File cabinets (5 drawers)	1
File cabinets (2 drawers)	35
TVs	9
Lamps	25
Wall Art (multiple)
Shredders (multiple)

Kitchen utensils & pantry supplies

6 plates, 6 bowls, 6 glasses, Spatula, knives, peeler, can opener, turner, toaster, microwave, toaster oven in kitchen, Ninja blender, Nespresso machine and pods, demitasse / espresso glasses, Kitchen supply closet contents

13

Desk supplies in reception area
Varidesk

Server Room:

(2) Libert MMD96E 8 ton units

(2) Liebert PFH096A roof condenser

Supplemental Units:

(2) trading floor Carrier units with 2 roof condensers

(2) conference room Carrier units with 2 roof condensers

Generator:

150 KVA Kohler 150REZGB natural gas generator

UPS:

Liebert 60KVA UPS

50 - 60 Cisco IP Phones

Monitors
Manufactuer	Size	Model	SERIAL (ENDS IN..)	Location
DELL	19"	1901FP	ADN1	IT Area
DELL	19"	1901FP	ADMU	IT Area
DELL	20"	2001FB	0TKL	VB
DELL	20"	2001FP	0PGL	VB
DELL	20"	2007FPB	1EVL	IT Area
DELL	20"	2007FPB	1ELL	IT Area
DELL	20"	2007FPB	26LL	IT Area
DELL	20"	2007FPB	0AKS	IT Area
DELL	20"	2007FPB	0WRS	IT Area
DELL	20"	2007FPB	2KFL	IT Area
DELL	20"	2007FPB	2AFL	IT Area
DELL	20"	2007FPB	1PDL	IT Area
DELL	20"	2007FPB	0WPS	JP
DELL	20"	2007FPB	1FHS	JP
DELL	20"	2007FPB	177L	CF
DELL	20"	2007FPB	3A2L	CF
DELL	22"	E2211HB	1D0M	IT Area

14

DELL	22"	E228WFPF	13YI	IT Area
DELL	22"	E228WFPF	1491	IT Area
HP	24"	LG2405WG	00VX	IT Area
HP	24"	LG2405WG	00ZC	IT Area
HP	24"	LG2405WG	0K70	IT Area
DELL	20"	P2011HT	CGES	IT Area
DELL	22"	P2210T	ARJM	IT Area
DELL	22"	P2213T	F2JS	CM
DELL	22"	P2213T	EWSS	CM
DELL	24"	P2411HB	0TEU	IT Area
DELL	24"	P2411HB	0RWU	IT Area
DELL	24"	P2411HB	OT2U	IT Area
DELL	24"	P2411HB	0RTU	IT Area
DELL	24"	P2411HB	0T0U	IT Area
DELL	24"	P2411HB	0T7U	IT Area
DELL	24"	P2411HB	10HU	IT Area
DELL	24"	P2411MB	0TFU	CM
DELL	24"	P2412HB	107 U	IT Area
DELL	24"	P2412HB	13TU	IT Area
DELL	24"	P2412HB	1MLU	IT Area
DELL	43"	P4317QC	05PL	MH
PLANAR	27"	PX2710MW	0966	IT Area
DELL	23"	U2312HMT	DKGL	IT Area
DELL	23"	U2312HMT	DKML	IT Area
DELL	23"	U2312HMT	K8RS	IT Area
DELL	23"	U2312HMT	ABDL	SE
DELL	23"	U2312HMT	DKPL	SE
DELL	24"	U2410F	0MGL	DB
DELL	24"	U2410F	A4YL	IT Area
DELL	24"	U2410F	0N3L	IT Area
DELL	24"	U2410F	A4WL	IT Area
DELL	24"	U2410F	OMWL	IT Area
DELL	24"	U2410F	4DDL	IT Area
DELL	24"	U2410F	0MQL	IT Area
DELL	24"	U2410F	0MLL	DB
DELL	24"	U2410F	0N4L	IT Area
DELL	24"	U2410F	0N0L	IT Area
DELL	24"	U2410F	OMML	IT Area
DELL	24"	U2410F	4C6L	AW
DELL	24"	U2410F	30NL	AW
DELL	24"	U2410F	2V8L	AW
DELL	24"	U2410F	2VVL	TR
DELL	24"	U2410F	30LL	TR

15

DELL	24"	U2410F	4D6L	TR
DELL	24"	U2410F	30GL	TR
DELL	24"	U2410F	2V5L	NV
DELL	24"	U2410F	30UL	NV
DELL	24"	U2410F	30ML	NV
DELL	24"	U2412MB	28GL	IT Area
DELL	24"	U2412MB	28CL	IT Area
DELL	24"	U2412MB	4LLS	IT Area
DELL	24"	U2412MB	08MS	IT Area
DELL	24"	U2412MB	08PS	IT Area
DELL	24"	U2412MB	4M7S	IT Area
DELL	24"	U2412MB	4M0S	IT Area
DELL	24"	U2412MB	4LVS	IT Area
DELL	24"	U2412MB	28FL	IT Area
DELL	24"	U2412MB	270L	IT Area
DELL	24"	U2412MB	3P3S	IT Area
DELL	24"	U2412MB	39VS	IT Area
DELL	24"	U2412MB	4LMS	IT Area
DELL	24"	U2412MB	4KLS	IT Area
DELL	24"	U2412MB	3PUS	IT Area
DELL	24"	U2412MB	13VS	MM
DELL	24"	U2412MB	2TUS	BE
DELL	24"	U2412MB	2TDS	BE
DELL	24"	U2412MB	2TRS	BE
DELL	24"	U2412MB	28AL	SB
DELL	24"	U2412MB	4LVS	SB
DELL	24"	U2412MB	4LMS	SB
DELL	24"	U2412MB	4US	IT Area
DELL	24"	U2412MB	3PTS	IT Area
DELL	24"	U2414HB	6LWL	IT Area
DELL	24"	U2414HB	6MSL	IT Area
DELL	24"	U2414HB	6W4L	IT Area
DELL	24"	U2414HB	6M2L	IT Area
DELL	24"	U2414HB	6W2L	IT Area
DELL	24"	U2414HB	4YJL	MM
DELL	24"	U2414HB	551L	MM
DELL	27"	U2711B	8821	IT Area
DELL	27"	U2711B	1813	IT Area
DELL	27"	U2711B	4741	IT Area
DELL	27"	U2711B	7541	LD
DELL	27"	U2711B	0533	LD
DELL	27"	U2711B	1MHL	KC

16

Exhibit C

Form of Approved Letter of Credit

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ________________________

ISSUE DATE: __________________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

Two Harbor Point Square, LLC

1 Elmcroft Road, Suite 500

Stamford, CT 06902

ATTN: Portfolio Manager

APPLICANT:

SPRINGWORKS THERAPEUTICS OPERATING COMPANY, PBC

575 5TH AVENUE

NEW YORK NY 10017

AMOUNT:	US$500,000.00 (FIVE HUNDRED THOUSAND AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:

PLACE OF EXPIRATION:	ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF _________ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US OF THE FOLLOWING DOCUMENT:

1. BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“AN EVENT OF DEFAULT (AS DEFINED IN THE LEASE) THAT REMAINS UNCURED BEYOND ANY APPLICABLE NOTICE AND CURE PERIOD HAS OCCURRED UNDER THAT CERTAIN LEASE AGREEMENT BETWEEN SPRINGWORKS THERAPEUTICS

17

OPERATING COMPANY, PBC, AS TENANT, AND TWO HARBOR POINT SQUARE, LLC AS LANDLORD.”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY REGISTERED OR CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND JANUARY 30, 2023. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK IN RESPECT OF LETTER OF CREDIT NO. SVBSF ______________, YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$_______________, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: (408) --- --- OR (408) --- ---, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY

18

BENEFICIARY’S BANK. SPRINGWORKS THERAPEUTICS OPERATING COMPANY, PBC SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

19

Exhibit D

Copy of Lease

(attached)

20

FIRST LEASE MODIFICATION AGREEMENT

This First Lease Modification Agreement (this “First Amendment”), dated as of December 1, 2012, by and between TWO HARBOR POINT SQUARE, LLC, a Delaware limited liability company, having an office c/o BLT Management, LLC, 100 Washington Boulevard, Suite 200, Stamford, Connecticut 06902 (“Landlord”), and STRUCTURED PORTFOLIO MANAGEMENT, L.L.C., a Delaware limited liability company, having an office at 100 Washington Boulevard, Suite 500, Stamford, Connecticut 06902 (“Tenant”).

RECITALS:

A.       Pursuant to that certain Lease dated December 1, 2011 by and between Landlord and Tenant (the “Lease”). Landlord currently leases to Tenant the entirety of the fifth (5th) floor in the building known as Two Harbor Point Square (and also known as 100 Washington Boulevard), Stamford, Connecticut (the “Building”), which leased premises is comprised of approximately 23,919 rentable square feet (the “Demised Premises”).

B.       The parties desire to amend the Lease as set forth herein.

C.       All defined terms used herein shall have the same meanings as in the Lease, unless otherwise specified herein. In the event of any inconsistency between the Lease and this First Amendment, the provisions of this First Amendment shall control, and all other provisions of the Lease shall remain in full force and effect

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.     Substitution for Exhibits.

(a)       The Garage/Parking Plan annexed to the Lease as Exhibit J is hereby deleted and Exhibit J annexed hereto is substituted in its stead.

(b)       The Tenant Generator Location annexed to the Lease as Exhibit C-1 is hereby deleted and Exhibit C-1 annexed hereto is hereby substituted in its stead.

2.     Amendment and Restatement of Section 11.5(a). Section 11.5(a) is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“Landlord, at its expense (but without affecting Landlord’s right to recoupment to the extent provided in Article 6 herein), shall maintain the Garage and parking areas, to be used by Tenant or any Tenant Parties in common with other tenants of the Building. Landlord shall supply Tenant with up to 72 parking spaces, of which 48 spaces shall be in the Garage, and 10 of said spaces within the Garage shall be reserved and marked with Tenant’s name for the exclusive use of Tenant and Tenant’s invitees located in the area shown on Exhibit J and 1 of said spaces within the Garage shall be dedicated to Tenant’s use for the Tenant Generator (as hereinafter defined) in the area shown on Exhibit C-1. Tenant shall pay, commencing on the date hereof, as Additional Rent, the sum of $95.00 per month per space for six (6) of said reserved parking spaces. If additional parking spaces in excess of 48 spaces are requested by Tenant, such additional spaces shall be within five hundred (500’) feet of the Building located in the area shown on Exhibit K, and Tenant shall pay, commencing on the date such spaces are provided to Tenant, as Additional Rent, the sum of $95.00 per month per space for the parking provided in excess of 48 parking spaces (“Excess Parking Requirements”);

provided, that such additional spaces shall be located in the Garage until such time as Landlord shall require the use of such spaces for other users at the Building. At Tenant’s option and sole expense, Landlord shall make available to Tenant valet parking. If the Premises shall increase or decrease, the number of spaces in the Garage and other locations described above shall be proportionally adjusted. Until such time as Landlord reasonably determines that all of the parking spaces in the Garage are needed by occupants and invitees of the Building, Tenant shall be permitted to use such spaces for its Excess Parking Requirements.”

3.       Amendment and Restatement of Section 11.13(b). Section 11.13(b) is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

“In addition to the Building Generator and any other generator that may exist on the Property, Tenant may install, at any time and at no additional charge payable to Landlord, and thereafter access and maintain, repair, replace, use and operate a diesel generator, associated fuel tank, wiring and all necessary ancillary equipment thereto (including a reasonably sufficient amount of riser space as available running from the locations of such systems to the Premises for purposes of connecting such systems to the Premises, as available) for Tenant’s business operations within the Building (“Tenant Generator”), on the Properly, subject to compliance with Applicable Laws, in the location shown on Exhibit C-1 or in such other location reasonably designated by Landlord, in accordance with Article 9 or Article 22, as applicable, and so as to not materially adversely affect any tenant or occupant of the Building and the character of the Building and further subject to Tenant paying for all costs and expenses for such installation, access and maintenance. The Tenant Generator shall be appropriately screened or otherwise enclosed in a manner reasonably acceptable to Landlord. Tenant shall indemnify and hold harmless Landlord from any liability, cost or damage resulting from third party claims for property damage, bodily injury or death to the extent arising from the installation, maintenance, operation or removal of the Tenant Generator (subject to the waiver of subrogation provisions of Article 7); provided, however, that with respect to any Hazardous Substances Article 24 shall control. Tenant may remove but shall not be required to remove any such Tenant Generator (or the fuel oil tank or other equipment attendant thereto) at the expiration or sooner termination of this Lease unless Landlord gives Tenant notice that Tenant is required to remove the Tenant Generator at the time it approves the plans and specifications of the Tenant Generator. Tenant shall have the right to conduct weekly testing and regular preventative maintenance of the Tenant Generator and Landlord shall reasonably cooperate with Tenant to do the same.”

4.       Ratification of Lease: Effect of Amendment. The Lease, as amended by this First Amendment, is hereby ratified and confirmed, and each and every provision, covenant, condition, obligation, right and power contained in and under, or existing in connection with, the Lease, as amended by this First Amendment, shall continue in full force and effect. This First Amendment is not intended to, and shall not be construed to, effect a novation, and, except as expressly provided in this First Amendment, the Lease has not been modified, amended, canceled, terminated, surrendered, superseded or otherwise rendered of no force and effect. Each party hereto acknowledges and agrees that the Lease, as amended by this Second Amendment, is enforceable against said party in accordance with its terms.

5.       Brokerage Commission. Tenant and Landlord each represent to the other party that (i) neither party has dealt with any real estate broker, salesperson or finder in connection with this First Amendment, (ii) no person initiated or participated in the negotiation of this First Amendment, and (iii) no person is entitled to any commission in connection herewith. Landlord and Tenant hereby agree to indemnify, defend and hold each other and their respective employees harmless from and against any and all liabilities, claims, demands, actions, damages, costs and expenses (including attorneys’ fees) arising from any claim of any kind which arise out of or are in any way connected the other’s breach of the foregoing representation.

2

6.       Successors and Assigns. This First Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

7.       Counterparts. This First Amendment may be executed in a number of identical counterparts, each of which for all purposes shall be deemed to be an original, and all of which shall collectively constitute but one agreement, fully binding upon, and enforceable against the parties hereto.

[SIGNATURE PAGE FOLLOWS]

3

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have duly executed this First Amendment as of the day and year first written above.

LANDLORD:

TWO HARBOR POINT SQUARE, LLC

By:	/s/ Carl R. Kuehner
	Name:	Carl R. Kuehner
	Title:	Authorized signatory

TENANT:

STRUCTURED PORTFOLIO MANAGEMENT, L.L.C.

By:	/s/ Ward J. Mcgraw
	Name:	Ward J. Mcgraw
	Title:	CFO

4

Perkins Eastman

ANTARES

HARBOR POINT

MEZZANINE FLOOR PLAN

A-101

Perkins Eastman

ANTARES

HARBOR POINT

THIRD FLOOR

A-103

5

EXHIBIT C-1

TENANT GENERATOR LOCATION

6

LEASE

TWO HARBOR POINT SQUARE, LLC.

Landlord

And

STRUCTURED PORTFOLIO MANAGEMENT, L.L.C.

Tenant

Building:

Two Harbor Point Square

Stamford, CT

Dated: December 1, 2011

i

v

Exhibits
A	Property Description
B	Permitted Encumbrances
C	Floor Plan
C-l	Generator Room
D	Plans and Specifications
E	Form of Change Order
F	Building Holidays
G	Cleaning Specifications
H	Rules and Regulations
I	HVAC Specifications
J	Garage Plan
K	Parking Plan
L	Security Specifications
M	Shuttle Bus Specification
N	Form of Notice of Lease
O	Form of Letter of Credit
P	Allocation of Tenant Expenses
Q	Signage Specifications
R	Park
S	Remedial Action Plan

LEASE dated the 1st day of December, 2011, by and between TWO HARBOR POINT SQUARE, LLC (“Landlord”), a Delaware limited liability company with an office at 100 Washington Boulevard, Suite 200, Stamford, CT 06902; and STRUCTURED PORTFOLIO MANAGEMENT, L.L.C. (“Tenant”), a Delaware limited liability company with an office at 2187 Atlantic Street, 4th Floor, Stamford, CT 06902.

WITNESSETH:

Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1

Definitions: Consents

Section 1.1        Definitions. For the purposes of this Lease, unless the context otherwise requires:

(a)       “AAA” shall have the meaning given to such term in subsection 3.2(b)(i).

(b)       “Additional Rent” shall mean all amounts, liabilities and obligations, other than Fixed Rent, which Tenant assumes or agrees to pay under this Lease.

(c)       “Affiliate” shall have the meaning given to such term in Section 12.4.

(d)       “Alterations” shall mean alterations, installments, improvements, additions or other changes in or about the Premises, other than (i) alterations, installments, improvements, additions or other changes that constitute Tenant Improvements or that are made as part of the Landlord’s Work, and (ii) decorations.

(e)       “Applicable Laws” shall have the meaning given to such term in Section 8.1.

(f)       “Appraiser” shall mean an individual having not less than ten (10) years current experience as a leasing broker specializing in Comparable Buildings.

(g)       “Arbitrator” means Landlord’s architect and Tenant’s architect, acting by mutual agreement, provided that such architects are able to agree as to the matter in question within three (3) Business Days following written notice from Landlord or Tenant of its election to submit the matter to resolution by the Arbitrator, or, if Landlord’s architect and Tenant’s 29 architect are unable to agree within such time period, “Arbitrator” shall mean Harvey Weber of Weber and Associates, 313 Long Ridge Road, Stamford, Connecticut 06902. The fees of Landlord’s architect shall be paid by Landlord, the fees of Tenant’s architect shall be paid by Tenant, and if the Arbitrator shall be a third party, then the fees of the Arbitrator shall be divided evenly between Landlord and Tenant.

(h)       “Base Building” shall mean the Building, excluding any Tenant Improvements.

(i)       “Base Building Systems” shall mean the mechanical, gas, electrical, sanitary, heating, air-conditioning, ventilating, elevator, plumbing, security, life-safety, roof and balcony drainage and other service systems of the Building.

(j)       “Base Rate” shall mean the prime or base rate published in The Wall Street Journal (or its successor) and, if more than one (1) prime or base rate shall be published on a day, then the highest such rate on the applicable date.

(k)       “Brokers” shall have the meaning given to such term in Section 31.1.

(1)       “Building” shall mean the office building containing approximately 140,222 total rentable square feet, and approximately 119,595 rentable square feet of office space, known as Two Harbor Point Square, Connecticut and located in the Park and described as “S-2” on the plan of the Park described in Exhibit R annexed hereto.

(m)       “Building Generator” shall have the meaning given to such term in Section 11.15

(n)       “Building Holidays” shall mean the holidays described on Exhibit F annexed hereto.

(o)       “Building Specifications” shall mean the specifications set forth in Exhibit D-1.

(p)       “Business Day” shall mean any day except Saturdays, Sundays and the days observed by state chartered banks and national banks in the State of Connecticut as public holidays.

(q)       “Business Hours” shall mean that period of time on Business Days from 8:00 A.M. to 6:00 P.M. (and on Saturdays, except for the holidays specified on Exhibit F hereto, from 9:00 A.M. to 1:00 P.M.).

(r)       “Cancellation Charge” shall have the meaning given to such term in subsection 3.3(a).

(s)       “Cancellation Date” shall have the meaning given to such term in subsection 3.3(a).

(t)       “Changes” shall have the meaning given to such term in Section 22.8.

(u)       "Change Increase" shall have the meaning given to such term in Section 22.8.

(v)       “Change Orders” shall have the meaning given to such term in Section 22.8.

(w)       “Commencement Date” shall mean the Substantial Completion Date.

2

(x)       “Common Areas” shall mean all of the non-rentable areas in the interior and exterior of the Building and the balance of the Property, including without limitation restrooms on multi-tenant floors, fire stairs, the entrance lobby, landscaping and exterior facilities, parks, the parking areas, truck docks, roadways, sidewalks and driveways, Common Areas shall not include restrooms, lobbies, corridors, plazas, aisles, telephone and electric closets or mechanical rooms located on floors or portions of floors leased entirely by a single tenant and, as to a partial floor tenant, located in such tenant’s space, all of which shall be for the exclusive use of such single-floor or partial floor tenant and shall not be used in common with Tenant or other tenants or occupants of the Building.

(y)       “Comparable Buildings” shall mean Class A office buildings in Stamford, Connecticut similar in nature and type to that of the Building.

(z)       “Control” shall mean ownership of more than fifty percent (50%) of the outstanding voting stock of a corporation or other majority equity and/or control interest of a different form of business entity and/or the possession of power to direct or cause the direction of the management and policy of such corporation or other entity, whether through the ownership of a controlling interest, by statute or according to the provisions of a contract.

(aa)       “CPA” shall have the meaning given to such term is subsection 6.2(d).

(bb)       “Default Rate” shall mean the lesser of (i) the Base Rate plus five percent (5%) per annum or (ii) the maximum rate of interest permitted by Applicable Laws.

(cc)       “Delivery Delay Period” shall have the meaning given to such term in Section 22.4.

(dd)       “Environmental Laws” shall mean the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C, §§6901, et seq, (RCRA), as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq. (CERCLA), as amended, the Toxic Substance Control Act, as amended, 15 U.S.C, §§2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. §§136 et seq., the Clean Air Act, the Hazardous Materials Transportation Act, the Connecticut Transfer Act, and all other Applicable Laws relating to the environment or to regulation or control of Hazardous Materials.

(ee)       “Estimate” shall have the meaning given to such term in Section 15.2.

(ff)        “Event of Default” shall mean any of the events set forth in Article 17.

(gg)       “Expiration Date” shall mean the Lease Expiration Date, the date at which the last exercised Renewal Term shall expire or the Cancellation Date, as applicable.

(hh)       “Fair Rental Value” shall have the meaning given to such term in subsection 3.2 (b).

3

(ii)         “Final Determination” shall have the meaning given to such term in subsection 3.2(b)(ii).

(jj)         “First Offer Space” shall have the meaning given to such term in Section 23.1.

(kk)       “First Offer Notice” shall have the meaning given to such term in Article 23.

(ll)         “Fixed Rent” shall mean the rental amounts specified in subsection 4.1(a) hereto.

(mm)      “Free Rent Period” shall mean the period between the Commencement Date and the Rent Commencement Date.

(nn)       “GAAP” shall have the meaning given to such term in subsection 6.3(a)(vii).

(oo)       “Garage” shall mean the parking garage on the Property.

(pp)       “Hard Costs” shall have the meaning given to such term in Section 22.3.

(qq)       “Hazardous Materials” shall mean substances defined as “hazardous substances”, “hazardous materials”, “hazardous wastes” or “toxic substances” in any applicable federal, state or local statute, rule, regulation or determination, including but not limited to Environmental Laws; and asbestos, PCBs, radioactive substances, methane, volatile hydrocarbons, petroleum or petroleum-derived substances or wastes, radon, industrial solvents or any other material as may be specified in Applicable Laws.

(rr)        “Land” shall mean the land described on Exhibit A hereto.

(ss)       “Landlord Cure Work” shall have the meaning given to such term in Section 24.1(c).

(tt)        “Landlord’s Delay” shall mean any delay, other than a Tenant’s Delay or Unavoidable Delay, in achieving Substantial Completion of Landlord’s Work on or before the Target Completion Date, A Landlord’s Delay shall begin on (but exclude) the Target Completion Date and end on (and include) the actual completion date of Landlord’s Work.

(uu)       “Landlord Parties” shall mean Landlord’s Representatives and Affiliates, licensees, Mortgagees and holder of a Superior Lease.

(vv)      “Landlord’s Representatives” shall mean Landlord’s members, employees, agents, and contractors and Affiliates of Landlord or any such member, employee, agent or contractor.

(ww)     “Landlord’s Statement” shall have the meaning given to such term in Section 6.2.

4

(xx)        “Landlord's Work” shall mean all work, services, labor, materials and equipment, including, without limitation, clean-up and removal of debris, equipment and other materials, necessary to perform the construction of (i) the work designated in the Plans and Specifications; and (ii) those other conditions specified as Landlord’s Work in this Lease.

(yy)       “Lease Expiration Date” shall mean the last day of the tenth (10th) Lease Year.

(zz)        “Lease Year” shall mean the period commencing on the Commencement Date and ending on the last day of the calendar month during which the day before the first anniversary of the Rent Commencement Date occurs (it being acknowledged that such first Lease Year may be more than twelve (12) months), and each period of twelve (12) consecutive months thereafter within the Term.

(aaa)      “Lessor” shall have the meaning given to such term in Section 13.1.

(bbb)      “Long Lead Work” shall have the meaning given to such term in Section 15.2.

(ccc)      “Losses” shall have the meaning given to such term in Section 24.1.

(ddd)     “Mortgage” shall mean any mortgage on the Property given by Landlord to a Mortgagee to secure a loan encumbered by Landlord’s interest in the Property.

(eee)      “Mortgagee” shall mean any holder of a Mortgage with respect to the Property or any part thereof.

(fff)        “Net Rent” shall have the meaning given to such term in Section 18.4.

(ggg)      “Nondisturbance Agreement” shall have the meaning given to such term in Section 13.1.

(hhh)     “Nonstandard Improvements” shall mean improvements which ate not customary for the average executive office space in western Fairfield County, Connecticut, such as, without limitation, an internal staircase, private bathroom, supplemental power sources, supplemental HVAC units, raised flooring, computer room installations and Rooftop Equipment.

(iii)         “Notice of Lease” shall mean a statutory notice of lease under Section 47-19 of the Connecticut General Statutes.

(jjj)        “Occupancy Date" shall mean the date Tenant first occupies the Premises for its business operations.

(kkk)      “Operating Expenses” shall have the meaning given to such term in Section 6.3.

(lll)         “Other Taxes” shall mean all taxes, assessments, excises, levies, fees and charges other than Property Taxes, including all payments related to the cost of providing

5

facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (i) the Property; (ii) the cost or value of Tenant’s Property or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord; (iii) any Rent payable under this Lease, including any sales tax, income tax or excise tax levied by any public or government authority with respect to the receipt of any such Rent; (iv) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises; or (v) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, Other Taxes shall not include (x) federal, state or local income, documentary transfer, conveyance or inheritance taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of or as a substitute for any Other Taxes; or (y) assessments levied in respect to the Harbor Point Infrastructure Improvement District unless, and only to the extent that, such assessments constitute permitted Property Taxes.

(mmm)  "Overtime” shall mean any time of day that is not included within Business Hours.

(nnn)    “Park” shall mean the development known as Harbor Point and currently comprising the development parcels known as S-1, S-2 (the development parcel for the Building), S-3, S-4, S-5, C-1, C-2, C-3, C-5, C-6, C-7, C-8, P-1, P-2, P-3, P-4, P-5, P-6, The Commons, The Square, Upper Riverwalk, Lower Riverwalk and Coastal Gardens, all located in Stamford, Connecticut, as shown on Exhibit R annexed hereto.

(ooo)    “Permitted Encumbrances” shall mean:

(i)        Any liens for taxes, assessments and other governmental charges which are not due and payable;

(ii)       The easements, rights-of-way, encroachments, encumbrances, restrictive covenants, or other matters specified on Exhibit B hereto, and any Mortgage, subordination and non-disturbance agreement, assignment of lease or other security agreement encumbering the Premises;

(iii)      This Lease and the rights of Tenanhreunder; and

(iv)       The REA.

(ppp)       “Person" shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, association, joint stock company; trust, trustee(s) of a trust, unincorporated organization, any other form of business organization, or government or governmental authority, agency or political subdivision thereof.

(qqq)       “Plans and Specifications” shall mean those certain floor plans, if any, and the specifications for the construction of Landlord’s Work specified on Exhibit D hereto.

6

(rrr)         “Pre-Completion Notice” shall have the meaning given to such term in Section 22.7.

(sss)        “Premises” shall mean the space in the Building described in Section 2.1 herein, No easement for light, air or view is included with or appurtenant to the Premises, The foregoing disclaimer has been negotiated by Landlord and Tenant, and is intended as a complete negation of any representation or warranty by Landlord, express or implied with respect to such matters; provided, however, Landlord shall not erect or permit to be erected within twenty-five (25) feet of the Building anything that blocks, impairs, obscures or otherwise covers the windows of the Building. Tenant acknowledges, however, that Landlord or Landlord’s Affiliate may construct additional improvements within the Park on other units declared in the REA, and that such improvements may limit the views from the Premises.

(ttt)          “Primary Term” shall mean the period described in Section 3.1.

(uuu)       “Property” shall mean the Land, Building and the Garage and any accessory structure housing any utilities or equipment serving the Building and/or the Garage.

(vvv)      “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that ate levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Property or any part thereof or any personal property owned or leased by Tenant and used in connection with the Premises, Property Taxes shall not include income, documentary transfer or inheritance taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of or as a substitute for any Property Taxes and shall also exclude amounts attributable to special assessments relating to construction or redevelopment of, or capital improvement to, the Park, or construction, redevelopment or improvements in any School (as defined in the REA), interest or penalties for late payments, franchise, excise, corporate estate, succession or capital levy tax, Any assessment levied in respect to the Harbor Point Infrastructure Improvement District for debt service shall constitute a Property Tax only to the extent that, together with the other Property Taxes levied with respect to the Property, such assessment and other Property Taxes do not exceed the total amount of Property Taxes that would have been levied with respect to the Property but for the existence of the Harbor Point Infrastructure Improvement District.

(www)     “Punch List Items” shall mean minor elements of construction that do not inhibit or interfere with the intended use and operation of the entire Premises (or with the construction of Tenant Improvements) as contemplated by this Lease, except to a de minimis extent.

(xxx)        “REA” shall mean that certain Declaration of Harbor Point Planned Community, dated August 13, 2008 relating to the Property and certain neighboring properties, recorded at Volume 9425 at Page 121 of the Stamford Land Records, which document is filed pursuant to the provisions of the Common Interest Ownership Act, Conn, Gen, Stats, §47-200 et

7

seq., together with said Act and any and all bylaws, rules and regulations and other instruments duly promulgated to govern the common interest community described in the REA, all as amended from time to time, including but not limited to (i) that certain First Amendment to Declaration dated June 30, 2009 and recorded at Volume 9643 at Page 21 of the Stamford Land Records; (ii) that certain Second Amendment to Declaration dated November 18, 2010 and recorded at Volume 10015 at Page 202 of the Stamford Land Records; (iii) that certain Third Amendment to Declaration dated February 11, 2011 and recorded at Volume 10086 at Page 264 of the Stamford Land Records; and (iv) that certain Fourth Amendment to Declaration dated June 29, 2011 and recorded at Volume 10170 at Page 69 of the Stamford Land Records.

(yyy)       “Renewal Notice” shall have the meaning given to such term in Section 3.2.

(zzz)        “Renewal Term” shall have the meaning given to such term in Section 3.2.

(aaaa)      “Rent” shall mean Fixed Rent and Additional Rent.

(bbbb)     “Rent Commencement Date” shall mean the date that is the earlier of (i) twelve (12) months following the Substantial Completion Date, and (ii) six (6) months following the Occupancy Date.

(cccc)      “Rooftop Equipment” shall have the meaning given to such term in Section 14.2.

(dddd)     “Rules and Regulations” shall have the meaning given to such term in Section 29.1.

(eeee)      “Secured Areas” shall have the meaning given to such term in Section 14.1.

(ffff)        “Security Deposit” shall have the meaning given to such term in Section 34.1.

(gggg)     “Site Assessment” shall have the meaning given to such term in Section 24.2.

(hhhh)     “Site Reviewers” shall have the meaning given to such term in Section 24.2.

(iiii)         “Soft Costs” shall have the meaning given to such term in Section 22.3.

(jjjj)          "Structural Elements” shall mean the roof, exterior structural walls, structural columns, structural support beams, floor slabs and the foundation of (i) the Building, (ii) the Garage, and (iii) any accessory structure housing any utilities or equipment serving the Building.

8

(kkkk)     “Substantial Completion” or “Substantially Complete” shall mean Landlord having (i) completed Landlord’s Work and delivered to Tenant a certificate from Landlord’s independent architect and/or from Landlord’s engineer, as the case may be, stating that Landlord’s Work has been completed substantially in accordance with the Plans and Specifications and is in good working order and condition, excluding Punch List Items (provided that Landlord proceeds to diligently complete the Punch List Items), and (ii) obtained such approvals as may be necessary with respect to the Building in order for Tenant to obtain permits and to construct the Tenant Improvements.

(llll)       “Substantial Completion Date” shall mean the date on which Landlord shall have achieved Substantial Completion with respect to all of Landlord’s Work.

(mmmm)   “Successor” shall have the meaning given such term in Section 12.4.

(nnnn)     “Superior Lease” shall mean any ground or underlying lease encumbering the Property hereafter made by Landlord, and all renewals, amendments and replacements thereof.

(oooo)     “Target Completion Date” shall mean December 1, 2011.

(pppp)     “Taxes” shall mean Property Taxes and Other Taxes.

(qqqq)    “Tenant Improvement Allowance” shall have the meaning given in Section 22.3.

(rrrr)        “Tenant Improvements” shall mean the improvements and additions to the Base Building, to be constructed pursuant to Tenant’s Plans.

(ssss)      “Tenant’s Delay” shall mean any delay that Landlord or any of Landlord’s Representatives may encounter in the performance of Landlord’s Work by reason of an act or omission by Tenant including, without limitation, Changes requested by Tenant in accordance with the provisions of Section 22.8 that cause a delay in the schedule for the construction of Landlord’s Work and without a corresponding Landlord’s Delay, Landlord shall give to Tenant notice of the estimated length of any Tenant’s Delay as promptly as is reasonably practicable after Landlord’s reasonable determination of same, Landlord shall use reasonable efforts to mitigate any Tenant’s Delay (but shall not be required to make use of overtime labor). If Landlord and Tenant dispute the existence of a Tenant’s Delay or the number of days resulting from a Tenant’s Delay, such dispute shall be resolved by the Arbitrator.

(tttt)        "Tenant Parties" shall mean Tenant's subtenants, employees, agents, contractors, Affiliates, invitees (while on the Property) and licensees.

(uuuu)     “Tenant’s Plans” shall have the meaning given to that term in Section 22.2.

9

(vvvv)     “Tenant’s Property” shall mean Tenant’s moveable trade fixtures and moveable partitions, telephone and other equipment, furniture, furnishings, work stations and computer systems, decorations and other items of personal property.

(wwww)   “Tenant’s Proportionate Share” shall mean (x) 17.0579% of those Operating Expenses that are allocated based on common usage by the retail tenants on the first floor and the office tenants on the remaining floors of the Building, and (y) 20.0% for those Operating Expenses that are allocated based on common usage solely by the office tenants in the Building as further provided in Exhibit P, as the same may be modified from time to time. The schedule of expenses annexed hereto as Exhibit P shall serve as Landlord’s estimate of Tenant’s Proportionate Share of (i) those expenses that shall be proportionately and equitably allocated with all other Persons, and (ii) those expenses that shall be proportionately and equitably allocated with all other office tenants, as may be amended as provided in Exhibit P. Such list is not meant to be all inclusive.

(xxxx)     “Tenant’s Statement” shall have the meaning given to such term in subsection 6.2(d).

(yyyy)     “Term” shall mean the Primary Term and the Renewal Term(s), if exercised.

(zzzz)       “Unavoidable Delay” shall mean any delay caused by the other party hereto; governmental restrictions, governmental regulations, order of civil, military or naval authority, or governmental preemption; strikes, labor disputes, lock-outs, shortage of labor or materials; inability to obtain materials or reasonable substitutes therefor by reason of other Unavoidable Delay; failure of any of the Base Building Systems, the cause of which failure is outside of the applicable party’s control; Acts of God, including without limitation fire, earthquake, floods, and explosions; or war, enemy action, civil commotion, riot or insurrection, or other event beyond the reasonable control of the parties. Notwithstanding the foregoing, (i) lack of funds shall not be deemed an Unavoidable Delay, and (ii) the provisions of this Section shall not excuse Tenant from its obligation to pay Rent as and when due.

(ggggg)   “Uninterrupted Power Supply System" or “UPS” shall have the meaning given to such term in Section 11.15.

Section 1.2        Consents. Whenever in this Lease a party’s approval or consent is required, such approval or consent shall not be unreasonably withheld, conditioned or delayed, unless otherwise specified herein to be in such party’s sole discretion or otherwise. If given, such approval or consent shall be given in writing, in the manner required for notices under Article 32 herein. Any reference to a matter that it is "approved" by a party shall include “deemed approved” by such party and any reference to a matter that is “deemed approved” by a party shall include “approved” by such party.

10

ARTICLE 2

Demise; Premises

Section 2.1        Demise; Premises. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the entirety of the fifth (5th) floor (the “Premises”-) in the Building, for the rents, covenants and conditions (including limitations, restrictions and reservations) hereinafter provided. The Premises are shown on the floor plan attached hereto as Exhibit C. The parties agree that for all purposes hereunder the Premises shall be deemed to contain 23,919 rentable square feet and the Building shall contain 140,222 rentable square feet, the non commercial office area of the Building shall be deemed to contain 20,627 rentable square feet, and the commercial office are of the Building shall be deemed to contain 119,595 rentable square feet, determined by the REBNY method of building measurement with a loss factor of 19% (which loss factor does not apply to retail space), Landlord represents that the foregoing rentable square foot area of the Building has been used for all leases in the Building executed to date, and Landlord covenants that during the Term the aggregate percentage of interests of tenants’ proportionate shares (including, without limitation, Tenant’s Proportionate Share) shall not exceed 100%.

Section 2.2        Modification of Property. Landlord hereby reserves the right, without the consent of Tenant, to modify or alter the Land that is subject to this Lease, to convey any portion of the Land, to execute or to amend an REA with respect to any portion of the Property, or to perform any combination thereof; provided, that any such modification, alteration, conveyance, execution or amendment shall not adversely affect Tenant’s use and enjoyment of the Property as provided for in this Lease, increase Tenant’s obligations or Landlord’s rights, decrease Tenant’s rights or Landlord’s obligations, under this Lease by more than a de minimis extent or increase the value of the assessed value of the tax lot comprising the Property other than to a de minimis extent, and at all times the Property shall be a first-class property in comparison to other Comparable Buildings. This Section 2.2 shall be self-operative and no further instrument of modification of this Lease shall be required to effectuate such a modification, alteration, conveyance, execution or amendment. Notwithstanding the foregoing, Tenant, at its expense, shall execute and deliver promptly any agreement that Landlord may reasonably request in confirmation of any such modification, alteration, conveyance or execution.

Section 2.3         Base Building Improvements. Landlord represents and warrants that the Building conforms to all of the Building Specifications in all material respects.

ARTICLE 3

Term

Section 3.1        Primary Term. The Primary Term shall be for a period beginning on the Commencement Date and ending on the Lease Expiration Date, or such earlier date as hereinafter provided.

11

Section 3.2        Renewal Terms.

(a)       Tenant shall have the right, at its option, to renew the Term of this Lease with respect to all, and only all, of the then Premises for two (2) terms of five (5) years each, (each a “Renewal Term”); provided, the parties agree that notwithstanding the characterization of such right as a renewal right the parties intend that such right constitutes a right to extend the Term and that no further writing must be signed by Landlord in order for Tenant to exercise such right and/or for such exercise to be binding on Landlord and Tenant (subject to the terms hereof). A Renewal Term shall commence on the day after the expiration of the prior Term and shall expire on the fifth (5th) anniversary of such commencement date. Each option to renew the Term of this Lease as described above shall be exercisable by Tenant giving notice to Landlord (the “Renewal Notice”) not less than three hundred sixty five (365) days prior to the Lease Expiration Date or the last day of the first Renewal Term, as the case may be, Time shall be of the essence with respect to the date of exercising each option, any principle of law to the contrary notwithstanding, Except for the Fixed Rent and the obligation of Landlord to give a Tenant Improvement Allowance, the terms and conditions of this Lease shall apply to the Renewal Term with the same force and effect as if such Renewal Term had originally been included in the Primary Term of this Lease. All Rent shall commence on the first day of each Renewal Term. The right of Tenant to a Renewal Term shall be conditioned upon the following: (i) no Event of Default shall have occurred and remain uncured (A) as of the date on which the Renewal Notice has been delivered, and (B) on the Lease Expiration Date or the last day of the first Renewal Term, as the case may be; (ii) this Lease shall be in full force and effect as of the Lease Expiration Date or the last day of the first Renewal Term, as the case may be; and (iii) the named Tenant shall not have assigned this Lease, or, at any time during the Primary Term or the first Renewal Term, as the case may be, subleased all or any portion of the Premises, except for subleases or assignments to Affiliates or Successors.

(b)       During each Renewal Term, the Fixed Rent shall be the greater of (i) the Rent payable during the last Lease Year of the prior Term, and (ii) 95% of the fair rental value of the Premises as of the date that is six (6) months prior to the commencement of such Renewal Term (the "Fair Rental Value”), taking into account all relevant factors, including that there will be no break in the rent stream for lease-up time, construction time, cash allowances, free rent, or other lease procurement costs. It is expressly agreed that for purposes of this subsection 3.2(b), the Fixed Rent shall be determined as if the Premises were improved with only Building standard tenant improvements completed as of the date Tenant first occupied the Premises. The Fixed Rent shall increase for each Lease Year of the Renewal Term by such rate as shall be determined to be the fair market rental increase (consistent with the Fair Rental Value) at the time the initial Fixed Rent for a Renewal Term is established. In the event that the parties have not agreed upon the Fair Rental Value of the Premises prior to the date that is six (6) months before the commencement of the applicable Renewal Term, the Fair Rental Value shall be determined by arbitration in Stamford, Connecticut before a single Appraiser as follows:

(i)       Either of Landlord or Tenant shall initiate the arbitration process by giving notice to that effect to the other on or after the date that is six (6) months before the commencement of the applicable Renewal Term, which notice shall include the name and address of the Appraiser proposed by the party giving such notice, Within ten (10) days after the giving of such notice, the party to whom such notice was given shall give notice to the other

12

party either accepting the proposed Appraiser or disputing the proposed Appraiser and requesting the American Arbitration Association (or any successor organization) (the “AAA”) to appoint an impartial Appraiser on the parties' behalf, and both parties shall be bound by any such appointment. If the AAA fails to so appoint an impartial Appraiser, then either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The Appraiser shall subscribe and swear to an oath to determine, fairly and impartially, such dispute.

(ii)       Within seven (7) Business Days after the appointment of the Appraiser, each of Landlord and Tenant shall submit to the Appraiser, with a copy to the other party, its final determination of the Fair Rental Value (each, a “Final Determination”), together with all supporting materials that it desires to have considered by the Appraiser in rendering its determination. If either party shall fail to timely to submit a Final Determination, then the Final Determination of the other party shall be deemed to be the Fair Rental Value. Within seven (7) Business Days after the date that both parties have submitted their respective Final Determination, each of Landlord and Tenant shall thereafter have the right, but not the obligation, to submit rebuttal documentation addressed to the Final Determination of the other party.

(iii)      There shall be no discovery in the arbitration.

(iv)      The Appraiser shall make a determination of Fair Rental Value by selecting either the amount set forth in Landlord’s Final Determination or the amount set forth in Tenant’s Final Determination, whichever the Appraiser determines is closer to the Fair Rental Value of the Premises. The Appraiser may not select any other amount as the Fair Rental Value. The fees and expenses of any arbitration pursuant to this subsection 3.2(b) shall be borne by the Landlord and Tenant equally, but each of Landlord and Tenant shall bear the expense of its own arbitrator, attorneys and experts and the additional expenses of presenting its own proof. The Appraiser shall not have the power to add to, modify or change any of the provisions of this Lease. After a determination has been made of the Fair Rental Value, each of Landlord and Tenant shall execute and deliver an instrument setting forth the Fair Rental Value, but the failure to so execute and deliver any such instrument shall not affect the determination of the Fair Rental Value.

(c)       The determination of the Appraiser shall be binding upon each of Landlord and Tenant and may be entered in any court of competent jurisdiction.

(d)       If the determination of the Fair Rental Value shall not be made on or before the first day of the applicable Renewal Term, then, pending such determination, Tenant shall pay, as Fixed Rent for the applicable Renewal Term, the average of Landlord’s Final Determination and Tenant’s Final Determination. Within thirty (30) days after the determination of the Fair Rental Value, an adjustment required to correct the amounts previously paid on account thereof shall be made by the appropriate party.

Section 3.3         Cancellation Option.

(a)       Tenant may cancel this Lease, effective at midnight on the last day of the sixtieth (60th) month following the Rent Commencement Date (the “Cancellation Date”).

13

provided that; (i) Tenant shall not be in default hereunder beyond any applicable notice and cure period(s), either at the time of giving notice of cancellation or at the Cancellation Date; (ii) Tenant shall have given written notice of cancellation to Landlord at least three hundred sixty five (365) days prior to the Cancellation Date, together with the Cancellation Charge (as hereinafter defined); and (iii) Tenant shall vacate the Premises in compliance with the requirements of this Lease. The cancellation charge (the “Cancellation Charge”) shall equal the sum of (i)$2,071,740,00; and (ii) an amount equal to six (6) times the monthly installment of Additional Rent in respect of Operating Expenses payable for the month immediately preceding the Cancellation Date, provided, however, that Tenant shall have the right to estimate the amounts equaling that portion of the Cancellation Charge in clause (ii) of this sentence if Tenant does not have sufficient information to confirm the amounts thereof (but which amount will be revised by either a reimbursement to Tenant for any overpayment or paid to Landlord for any underpayment). Landlord will provide to Tenant not later than ninety (90) days prior to the Cancellation Date Landlord’s calculation of the Cancellation Charge. Such calculation shall be binding unless Tenant sends to Landlord in reasonable detail the basis upon which Tenant disputes such calculation within ten (10) Business Days following Tenant’s receipt of such calculation from Landlord. If Tenant so timely disputes such calculation, then the parties shall submit such dispute to arbitration in accordance with the procedure set forth in Section 3.2 hereof, except that the arbitrator shall be an accountant reasonably acceptable to both parties. Absent full and timely exercise of the cancellation option in accordance with the initial two sentences of this Section 3.3(a), this Lease shall remain in effect until the Lease Expiration Date (subject to renewal by Tenant in accordance with Section 3.2). Time shall be of the essence with respect to the dates specified herein.

(b)       The cancellation option provided herein shall be personal to Tenant and to any Affiliate or Successor of Tenant, and this option shall not be of further force or effect in the event of any transfer of Tenant’s interest in and to the Premises other than to one or more such Affiliates and/or Successors.

Section 3.4         Short-Term Extension. In addition to Tenant’s options to renew the Term of this Lease pursuant to Section 3.2, Tenant shall have the right, at its option, to extend the Term of this Lease (i.e., the Primary Term or any Renewal Term) for a period of sixty (60) days from the end of the then current Term (the “Short-Term Extension”). The Short-Term Extension, if exercised, shall commence on the expiration of the then current Term and shall expire at the end of the sixtieth (60th) day after such commencement date. Tenant’s option to extend the Term of this Lease for the Short-Term Extension as described above shall be exercisable by Tenant giving notice to Landlord not less than nine (9) months prior to the Primary Term Expiration Date or the last day of the then current Renewal Term, as the case may be. TIME SHALL BE OF THE ESSENCE with respect to the exercise of the option, any principle of law to the contrary notwithstanding. The terms and conditions of this Lease applicable to the then current Term shall apply to the Short-Term Extension with the same force and effect as if the Short-Term Extension had originally been included in the Term of this Lease. The right of Tenant to the Short-Term Extension shall be conditioned upon this Lease being in full force and effect as of the last day of the then current Term.

14

ARTICLE 4

Rent

Section 4.1        Fixed and Additional Rent. Tenant shall pay to Landlord, without notice or demand, in lawful money of the United States of America, at the office of Landlord or at such other place as Landlord may designate, the following:

(a)       Annual fixed rent (the “Fixed Rent”) payable in equal monthly installments, in advance on the first day of each and every calendar month during the Term, commencing on the Rent Commencement Date (provided, that if the Rent Commencement Date is not the first day of a month, then the Fixed Rent for the month in which the Rent Commencement Date occurs shall be prorated and paid on the Rent Commencement Date), as follows:

Lease	Fixed Rent Per		Monthly
Year	Rentable Sq. Ft.	Fixed Rent	Installments

1	$42.75	$1,022,537.25	$85,211.44
2	43.61	1,042,988.00	86,915.67
3	44.48	1,063,847.75	88,653.98
4	45.37	1,085,124.71	90,427.06
5	46.27	1,106,827.20	92,235.60
6	47.20	1,128,963.75	94,080.31
7	48.14	1,151,543.02	95,961.92
8	49.11	1,174,573.88	97,881.16
9	50.09	1,198,065.36	99,838.78
10	51.09	1,222,026.67	101,835.56

(b)       Each item of Additional Rent shall he due thirty (30) days after receipt by Tenant of a bill therefor together with reasonable backup documentation thereof. No Additional Rent in respect of Taxes and Operating Expenses shall be payable prior to the Rent Commencement Date, and from and after the Rent Commencement Date such items shall be payable with respect to the period commencing from and after the Rent Commencement Date. Tenant shall pay for the cost of electricity provided at the Premises from and after the Commencement Date as provided in Section 11.3. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Fixed Rent.

Section 4.2        Late Charge. If Landlord or Tenant shall fail to pay to the other any amount, when the same is due and payable, such unpaid amounts shall bear interest from the date which is five (5) days following the due date thereof to the date of payment at the Default Rate.

Section 4.3         No Set-Offs. There shall be no abatement of, deduction from, counterclaim or set off against Rent, except as otherwise specifically provided in this Lease.

15

ARTICLE 5

Use

Section 5.1         Use. Tenant shall use and occupy the Premises for executive, general and administrative offices for the business of Tenant (which may include a trading floor/area), its Affiliates and Successors and its permitted subtenants, and for ancillary uses thereto that comply with Applicable Laws, and for no other purpose. Subject to Landlord’s approval as set forth in Section 9.3 and in Section 22.2, Tenant may install food pantries, kitchenettes, vending machines and areas where Tenant Parties may consume food; provided. Tenant Parties shall not engage in grease laden cooking or cooking that generates excessive smoke or fumes within the Premises. All goods sold in vending machines within the Premises shall be purchased from Landlord’s cafeteria operator unless, after thirty (30) days written notice to Landlord and an opportunity to cure, said cafeteria operator fails to provide reasonable service, selection and competitive pricing for such goods consistent with that found in Comparable Buildings. Tenant shall not use or occupy or suffer to permit the use or occupancy of the Premises or any part thereof which in Landlord’s reasonable judgment shall adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building or of the Park, or with the proper and economical rendition of any such service or with the use or enjoyment of any part of the Building or of the Park by any other tenant or occupant but notwithstanding anything to the contrary herein, Landlord represents that use of the Premises for any of the purposes described in the first sentence of this Section 5.1 shall not violate the second sentence of this Section 5.1 or the REA.

Section 5.2        Restrictions On Use. Tenant shall not use or occupy, or suffer or permit the Premises or any part thereof to be used in any manner, or suffer or permit anything to be done therein or brought into or kept therein, which would in any way: (a) violate any Applicable Laws; (b) make void or voidable any insurance policy then in force with respect to the Building or the Property including, without limitation, any protective safeguards endorsement or sprinkler credit (provided, that mere executive, general and administrative office use will not be deemed to have made void or voidable any such policy); (c) make unobtainable from reputable insurance companies authorized to do business in the State of Connecticut at standard rates any fire insurance with extended coverage, or liability, elevator, boiler or other insurance required to be furnished by Landlord under the terms of a Mortgage or Superior Lease, if any (provided, that mere executive, general and administrative office use will not be deemed to have made unobtainable any such policy); (d) cause, or be likely to cause, physical damage to the Property or any portion of the Property (other than reasonable wear and tear or as part of Tenant Improvements or Alterations approved by Landlord in accordance with provisions of Article 9 and Article 22); (e) constitute a public or private nuisance; (f) materially or unreasonably impair the appearance or reputation of the Building or materially increase the risk of environmental damage at the Property; (g) result in the Premises being classified as an establishment under the Connecticut Transfer Act, Conn. Gen. Stats. §22a-134 et seq; (h) discharge noxious fumes, vapors or odors into the Building’s air conditioning system or into the Building’s flues or vents or otherwise in such a manner as may cause unreasonable disturbance to the other occupants of the Building or of the Park; or (i) cause noise to escape from the Premises as may cause unreasonable disturbance to the other occupants of the Building or of the Park. The provisions of this Section 5.2, and the application hereof, shall not be deemed to be limited in any way to or

16

by any other provisions of this Lease or any of the Rules and Regulations (provided, that mere executive, general and administrative office use and that Tenant’s operation as provided in this Lease will not be deemed to violate this Section 5.2).

Section 5.3         Certificate of Occupancy. Tenant shall not at any time use or occupy, or suffer or permit the use or occupancy of, the Premises in violation of the certificate of occupancy issued for the Premises or the Building or the applicable zoning ordinances of the City of Stamford, and if any governmental authority shall hereafter contend or declare by notice, violation, order or in any other manner whatsoever that the Premises are being used for a purpose that violates such certificate of occupancy, then Tenant shall promptly discontinue such use or occupancy, or such sufferance of such use or occupancy, of the Premises provided, however, that Landlord represents that Tenant’s use of the Premises as provided in Section 5.1 hereof is within uses expected in the Certificate of Occupancy and Landlord will not seek to limit the Certificate of Occupancy or preclude any use as described in Section 5.1.

Section 5.4         Floor Load. Tenant shall not place a load upon any floor of the Premises that exceeds the floor load per square foot that such floor was designed to carry and which is allowed by Applicable Laws. If Tenant wishes to place any Alterations in the Premises that exceed such floor load and therefore require structural reinforcement to the Premises, then Tenant shall install structural reinforcement in accordance with the provisions of Article 9.

Section 5.5         Signage. Tenant may, subject to Landlord’s approval of plans and specifications therefor, place signs in the Premises, including but not limited to signage in the lobby of any floor of the Premises, any Building lobby directory and on all interior doors within the Premises. Tenant shall not have any right to signage on the Property other than the signage described in this Section 5.5 without Landlord’s prior approval, which approval may be withheld in Landlord’s sole discretion. All signage described in this Section 5.5 shall comply with Applicable Laws, and the signage visible from the exterior of the Premises shall be subject to Landlord’s approval for consistency with the design criteria attached as Exhibit Q (such approval to be granted or denied within ten (10) Business Days after Landlord’s receipt of plans of such proposed signage, failing which it shall be deemed approved).

17

ARTICLE 6

Operating Expenses

Section 6.1         Payments.

(a)       In addition to Fixed Rent, commencing on the Rent Commencement Date, Tenant shall be liable for the payment of Tenant’s Proportionate Shave of the Operating Expenses, as hereinafter defined. Tenant’s Proportionate Share of the Operating Expenses as of the Commencement Date shall be estimated at the rate of $15.00 per rentable square foot of the Premises (resulting in an anticipated annual sum of payable by Tenant of $358,785.00 (i.e., the total rentable square footage of the Premises (23,919) multiplied by $15.00), and a monthly payment of $29,898.75 per month until Landlord notifies Tenant of Tenant’s new estimated payment as hereinafter provided. Notwithstanding anything to the contrary herein, Tenant shall not be liable for an increase of more than three percent (3%) in the aggregate per annum, on a cumulative basis, for all Controllable Expenses, over a baseline expense factor during calendar year 2012 of $6.67 per rentable square foot of the Premises (the “Controllable Expense Cap”). For the purposes hereof “Controllable Expenses” shall mean all Operating Expenses other than (i) utilities, (ii) insurance premiums and (iii) Property Taxes. Any provision of this Lease to the contrary notwithstanding, Tenant shall have no liability for, or obligation to pay, any share of Operating Expenses until, or relating to any period preceding, the Rent Commencement Date. For purposes hereof, "utilities” shall mean water, sewer, gas, electric and fuel oil supplied to the Building and any alternate energy source that might be used during the Term to provide the services Landlord is required to provide under the Lease.

(b)       On or prior to January 1 of each calendar year during the Term, Landlord shall notify Tenant of the projected Operating Expenses for such upcoming calendar year and of Tenant’s new estimated monthly payment, determined by Landlord in its reasonable discretion; provided, however, that if Landlord fails to provide such an estimate, Landlord shall not be in default hereunder and Tenant shall continue to pay Tenant’s Proportionate Share of estimated Operating Expenses based on the latest estimate furnished to Tenant. Notwithstanding anything to the contrary herein, no such estimate shall provide that Tenant’s payment with respect to Controllable Expenses will exceed the Controllable Expense Cap applicable to such upcoming calendar year. All monthly installments of Tenant’s Proportionate Share of the estimated Operating Expenses thereafter due during such calendar year shall be increased or decreased, as the case may be, to reflect one-twelfth (1/12) of the annual amount of the new estimate until a new adjustment becomes effective. In addition, if there is a change in the information on which Landlord based the estimate upon which Tenant is then making its payment of Tenant’s Proportionate Share of the estimated Operating Expenses so that such estimate is no longer accurate, Landlord shall be permitted (but not more than once per Lease Year) to revise such Tenant’s Proportionate Share of the estimated Operating Expenses by notice to Tenant (with reasonable back-up information to support the change), and upon the giving of such notice by Landlord, all monthly installments thereafter due during such calendar year shall be further adjusted to reflect such increase or decrease; provided that the first payment from Tenant to Landlord of such increase shall not be due until thirty (30) days after Tenant has received such notice from Landlord. With respect to the first calendar year, prior to the Rent Commencement Date, Landlord shall notify Tenant of the projected Operating Expenses for the balance of such

18

calendar year and of Tenant’s estimated monthly payment that shall be payable from and after the Rent Commencement Date.

Section 6.2         Landlord’s Statement.

(a)       Within one hundred twenty (120) days after the end of each calendar year during the Term, Landlord shall furnish Tenant with a statement reflecting the actual Operating Expenses for the prior calendar year (“Landlord’s Statement”). Upon receipt of such statement, Tenant may request, and Landlord shall within thirty (30) days provide, reasonable back-up documentation for same. If Tenant’s Proportionate Share of actual Operating Expenses for any prior calendar year shall be greater (resulting in a deficiency) or shall be less (resulting in an excess), than the estimated amount actually paid by Tenant during such calendar year, then: (i) Tenant shall, in case of such a deficiency, pay to Landlord as Additional Rent for such calendar year the amount of the difference, in a lump sum on the later of (x) the due date of the next succeeding monthly installment of Fixed Rent after the date of notice to Tenant or (y) 30 days after such notice of deficiency; or (ii) in case of such an excess, Landlord shall credit to Tenant the amount of the difference against the next due payments of Additional Rent, or in the case of the expiration of the Lease, Landlord shall remit Tenant such difference within thirty (30) days. Any adjustment for the final year of the Term shall survive the expiration thereof. If Landlord shall fail to deliver a Landlord’s Statement for any year (including the final year of the term of this Lease), Tenant may initiate, and the parties shall join in, an arbitration pursuant to Section 3.2 hereof to obtain disclosure of the information that would have been provided if Landlord had sent its Landlord’s Statement. Once Tenant has obtained such information in the arbitration, all of Tenant’s rights set forth in the balance of this Section 6.2 shall be applicable.

(b)       Landlord shall render to Tenant Landlord’s Statement at any time during or after the Term (but in no event later than after the second anniversary of the last day of the calendar year to which such Landlord’s Statement relates). Landlord’s failure to so render Landlord’s Statement with respect to any calendar year, or Landlord’s delay in so rendering Landlord’s Statement beyond the date specified in this subsection 6.2(b). shall preclude Landlord from rendering a Landlord’s Statement with respect to such calendar year, but shall not prejudice Landlord’s right to timely render a Landlord’s Statement with respect to any subsequent year. The obligations of Landlord and Tenant under the provisions of this Article shall survive the expiration or earlier termination of the Term.

(c)       Each Landlord’s Statement shall be conclusive and binding upon Tenant unless, within six (6) months after receipt of such Landlord’s Statement, Tenant shall notify Landlord that it disputes the correctness of Landlord’s Statement, specifying in reasonable detail the respects in which Landlord’s Statement is claimed to be incorrect, but reserving the right to challenge any additional items that may arise during the course of any audit. Tenant’s dispute as to the correctness of Landlord’s Statement may include, without limitation, a dispute as to Landlord’s determination of the appropriate Tenant’s Proportionate Share in respect to the allocated costs of services among tenants within the Building and among users of such services within the Park. Pending the determination of such dispute Tenant shall pay Tenant’s Proportionate Share of the Operating Expenses in accordance with the applicable Landlord’s Statement within twenty (20) days after receipt of such Landlord’s Statement, and such payments shall be without prejudice to Tenant’s position. Tenant (and its consultants) may, upon

19

reasonable prior notice to Landlord, inspect the records of the material reflected on any Landlord’s Statement during the six (6) month period and make copies thereof. Tenant shall maintain the results of any such inspection on a confidential basis except that Tenant may disclose such results to its accountants, attorneys, and other advisors (provided that they agree to maintain the results of any such inspections on a confidential basis), and shall disclose such results to the extent necessary or desirable in any proceeding or otherwise as required by Applicable Laws, Such inspection may be done only by Tenant’s employees or contractors on a time basis, as distinguished from a contingent fee basis.

(d)       Tenant, on or prior to the last day of the six (6) month period described in subsection 6.2(c) above, may send a notice (“Tenant’s Statement”) to Landlord that Tenant disagrees with the applicable Landlord’s Statement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of Tenant’s Proportionate Share of the actual Operating Expenses that Tenant claims is due (subject to increase in the amount of said challenge). Landlord and Tenant shall attempt to settle such disagreement. If they are unable to do so within thirty (30) days following delivery of a Tenant’s Statement, then either party may notify the other that such disagreement shall be determined by a CPA in accordance with this subsection 6.2(d), and promptly thereafter Landlord and Tenant shall jointly designate a certified public accountant (the “CPA”) whose determination made in accordance with this subsection 6.2(d) shall be binding upon the parties. The CPA shall be a member of an independent certified public accounting firm having at least twenty accounting professionals and shall have at least ten (10) years immediately preceding experience performing accounting services for landlords and tenants relating to operating expenses for Comparable Buildings. If Landlord and Tenant shall be unable to agree upon the designation of the CPA within 15 days after receipt of notice from the other party requesting agreement as to the designation of the CPA, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice, then either party shall have the right to request the AAA to designate the CPA. The CPA designated by the AAA shall not have provided services to Landlord or Tenant on any prior occasion. Any determination made by the CPA shall not exceed the amount determined to be due in the first instance by Landlord’s Statement, nor shall such determination be less than the amount claimed to be due by Tenant in Tenant’s Statement (as Tenant’s Statement may be amended by Tenant prior to submission to the CPA based upon Tenant’s review of Landlord’s records), and any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination the CPA shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence, If it shall be determined (by agreement or arbitration) that Landlord overcharged Tenant for its Proportionate Share of the actual Operating Expenses, then Landlord shall credit to Tenant the amount of the difference against the next due payments of Additional Rent, or in the case of the expiration of the Lease, Landlord shall remit Tenant such overpayment within thirty (30) days, In addition, if it shall be determined (by agreement or arbitration) that Landlord overcharged Tenant by five percent (5%) or more of the charges referenced on Landlord’s Statement, but in no case less than $5,000, then Landlord shall be responsible for the fees and expenses of the CPA, and Landlord shall reimburse Tenant, within thirty (30) days thereafter, for all third party fees and expenses incurred by Tenant in connection with its audit of Operating Expenses and such arbitration proceeding and such interest. If it shall be determined that Landlord did not overcharge Tenant to the degree as aforesaid, then Tenant shall be responsible for the fees and expenses of the CPA, and Tenant shall reimburse Landlord.

20

within thirty (30) days thereafter, for all third party fees and expenses incurred by Landlord in connection with Tenant’s audit of the Operating Expenses and such arbitration proceeding.

Section 6.3         Operating Expenses.

(a)       The term “Operating Expenses” shall mean any and all reasonable, out- of-pocket expenses paid or incurred by Landlord (computed on an accrual basis or modified cash basis so long as same is consistently applied) for the operation of the Property, net of any discounts, including, without limitation (but without duplication):

(i)        wages and salaries of all necessary employees up to the level of facilities manager, including concierge, clerical personnel, engaged in the physical operation and maintenance of the Property, including Employer’s Social Security Taxes, and any other taxes that may be levied on such wages and salaries, and any and all fringe benefits provided for such employees;

(ii)       all supplies and material used in the operation and maintenance of the Property; provided, that if and to the extent any of the foregoing are used at or with respect to any other property, then the cost thereof shall only be included in Operating Expenses in the same proportion that such use at or with respect to the Property reasonably bears to the aggregate use thereof at all properties;

(iii)       the cost of supplying HVAC to Common Areas at all times and to tenanted areas of the Building during Business Hours, and the cost of operation of the elevators, as well as the cost of all utilities supplied to the Common Areas;

(iv)      the costs of maintaining, repairing, snow plowing, lining and lighting all appurtenant parking, sidewalk and ingress areas, including traffic controls, and the planting, mowing and maintaining of all planted areas within or appurtenant to the Property;

(v)       the allocable costs of all maintenance and service agreements on equipment used in the operation and maintenance of the Property;

(vi)      insurance premiums for the Property;

(vii)     the costs of repairs, cleaning and maintenance of the Property and appurtenances thereto but excluding any costs for which Landlord is reimbursed;

(viii)    any capital expenses (including any charges and assessments under the REA) which (A) result in a reasonable cost savings reduction of any item of Operating Expenses, as for example, a labor-saving improvement, or (B) are required by Applicable Laws that first become effective on or after the Substantial Completion Date, then the annual amortization (calculated on a straight-line basis over the useful life of the capital item in question, as determined by generally accepted accounting principles consistently applied (“GAAP”)), with interest at the rate of eight percent (8%) per annum on the unamortized cost of such capital item, may be included in Operating Expenses;

21

(ix)      Taxes, provided, however, that if, as an economic incentive to Tenant, any reduction in the Property Taxes assessed against the Property is granted by a governmental agency (including, without limitation, the Stamford Enterprise Zone Real Estate Tax Incentives) the credit for such reduction shall be fully applied against Tenant’s liability for Operating Expenses hereunder and neither Landlord nor any other tenant shall receive the benefit thereof;

(x)       management fees pertaining to operation of the Property (not to exceed three percent (3%) of the aggregate Rent);

(xi)       all charges and assessments under the REA (other than initial construction costs), if applicable, allocable to the Property charges under the REA for restoration of damage by casualty to the extent that insurance proceeds are not received therefor, provided that costs that would have been covered by insurance proceeds if Landlord (or any Landlord Affiliate as the case may be) had maintained the insurance expressly required under this Lease (and in the case of a Landlord Affiliate, under the REA) shall not be permitted Operating Expenses. For avoidance of doubt, the parties agree that any expense associated with the REA which would be an Operating Expense if it were incurred with respect to the Building shall be a permitted Operating Expense allocable to the Property, and any expense associated with the REA which would not be an Operating Expense if it were incurred with respect to the Building shall not be a permitted Operating Expense allocable to the Property;

(xii)      the cost of maintaining and repairing, and of all supplies and materials used in the operation and maintenance of, the Base Building generator serving the Property; and

(xiii)     the cost of services for specialty facilities within the Park, if they exist and are made available to Tenant, including, without limitation, a cafeteria, fitness center, shuttle service or conference facilities.

(b)       Anything herein to the contrary notwithstanding, there shall be excluded from Operating Expenses the following:

(i)        debt service on mortgages, deeds of trust or other monetary encumbrances upon the Property or any part thereof or costs associated with conveyancing;

(ii)       any cost or expense (x) for which Landlord is compensated (or could reasonably claim compensation) through insurance or condemnation awards or would have been compensated if Landlord maintained the insurance expressly required under this Lease or is otherwise compensated by any tenant (including Tenant) of the Property, or (y) which exceeds commercially reasonable deductibles;

(iii)       any fee or expenditure paid to any Person which shall be an Affiliate (as hereinafter defined) of Landlord, in each case in excess of the amount which would be paid in the absence of such relationship;

(iv)      the cost of electricity furnished directly to tenants of the Building;

22

(v)       the cost of supplying utilities or services to other tenants of the Building which Tenant is not entitled to receive or is not entitled to receive without a separate charge and the cost of any item, utility or service for which Tenant or another tenant separately reimburses Landlord or pays the cost thereof directly to third parties (including, without limitation, Overtime HVAC);

(vi)     costs incurred in the removal, encapsulation, replacement with alternative substances or disposal of asbestos or asbestos-containing materials, the costs of removing and remediating any environmental contamination, including Hazardous Materials, and all costs of defending, challenging and complying with any governmental orders requiring the remediation of any environmental contamination, including any Hazardous Materials (provided, periodic monitoring of environmental conditions shall not be excluded);

(vii)     depreciation, interest payments and amortization or rent under leases which represents capital items otherwise excluded under Section 6.3(b)(xxv);

(viii)    rent paid under Superior Leases (other than in the nature of rent consisting of taxes or operating expenses or other “pass-through” escalations);

(ix)       leasehold improvements made for tenants of the Building or any other inducements or concessions provided to tenants (including, without limitation, work allowances, moving costs, free rent, discounted or free services), leasing commissions, advertising, promotion costs, association costs (except REA costs as provided in Section 6.3(a)(xi)) and other fees and expenses, including, without limitation, legal fees, relating to procuring tenants to rent space in the Property or other sales or promotional marketing activity;

(x)        Landlord’s general corporate (e.g., costs relating to Landlord’s parent’s operations generally (including properties other than the Property)) and general overhead expenses and administrative costs, to the extent same are not directly related to the operation of the Property, including wages, salaries and benefits except as provided in Section 6.3(a)(i);

(xi)       repairs due to design errors/omissions and/or faulty construction in connection with Landlord’s Work, or other improvements within two (2) years from Tenant’s occupancy at the Premises;

(xii)      costs, fines, interest or penalties incurred to cure violations of Applicable Laws or because Landlord violated any Applicable Laws or due to the late payment of any Operating Expense, Taxes or charge under the REA;

(xiii)     costs incurred because Landlord or another tenant violated the terms of any lease and costs incurred because Landlord violated any contract affecting the Property;

(xiv)    legal fees, costs and disbursements based upon or resulting from Landlord’s negligence, willful misconduct or other tortious conduct, relating to the negotiation, dispute, settlement or enforcement of any lease provisions (except for enforcing any lease provisions for the benefit of the Building tenants generally), relating to the defense of Landlord’s

23

title to or interest in the Property, or relating to the negotiation and preparation of tenant leases and related documents (including this Lease) or relating to any financing, loans or bonds relating to the Property or the Park or the construction or capital improvement of the infrastructure or components or elements thereof;

(xv)     costs incurred by Landlord to the extent that Landlord is reimbursed by governmental agencies or entities;

(xvi)    other costs and expenses which, under GAAP, would not be considered normal maintenance, repair, or operating costs;

(xvii)   sums excluded from the definition of Taxes;

(xviii)  costs relating to withdrawal liability on unfunded pension obligations;

(xix)    bad debt losses, political and charitable contributions and unlawful payments to third parties;

(xx)      costs of constructing or in any way related to any specialty facility at the Property;

(xxi)     costs and expenses incurred by Landlord in connection with the sale, refinancing or transfer of the Property;

(xxii)   any charges and assessments under the REA, if applicable, allocable to the Property and relating to the initial installation or construction or redevelopment thereof; any charges and assessments under the REA arising from fines imposed on Landlord for failure timely to construct the Building or any other building in the Park and from costs incurred to repurchase any Unit (as defined in the REA); any charges and assessments under the REA resulting from Landlord’s liability under the general indemnity provision of the REA (except if and to the extent that such liability is incurred by Landlord as a result of the acts of Tenant or any Tenant Party); and any charges and assessments under the REA resulting from fees imposed on the sale of the Building or any other building in the Park owned by Landlord.

(xxiii)   costs relating to the initial construction, expansion or redevelopment of the Park;

(xxiv)   repairs necessitated by any construction in the Park or costs or expenses arising from correcting defects or inadequacies in the construction of any portion of the Park to the extent covered by warranties or guaranties;

(xxv)   capital expenses other than those provided in Section 6.3(a)(viii); and

(xxvi)   The cost of overtime or other expenses in curing a Landlord Default or performing work expressly provided in this Lease to be borne at Landlord’s sole expense.

24

Section 6.4         Intentionally omitted.

Section 6.5        Taxes on Tenant’s Property. Tenant shall be solely responsible for the payment of any Taxes pertaining to Tenant’s Property.

ARTICLE 7

Insurance

Section 7.1         Prohibited Acts; Compliance.

(a)       Tenant shall not do anything, or suffer or permit anything to be done in or about the Property which shall (a) subject Landlord to any liability or responsibility for injury to any person or property by reason of any activity being conducted in the Premises; (b) cause any increase in the fire insurance rates applicable to the Building or equipment or other property located therein or cause the noncompliance of the Property with the provisions of any insurance policy including, without limitation, any protective safeguards endorsement; or (c) be prohibited by any license or other permit required or obtained pursuant to this Lease, including the certificate of occupancy for the Building.

(b)       Tenant, at its expense, shall comply with all rules, regulations or requirements of the applicable Board of Fire Underwriters and the applicable Fire Insurance Rating Organization or any similar body, provided that such compliance does not require structural changes to the Premises or changes to Building Systems or changes outside the Premises unless such changes are necessitated or occasioned by Tenant’s particular manner of use or occupancy of or Tenant’s Alterations to the Premises. Landlord shall comply with all such rules, regulations and requirements applicable to the Common Areas.

(c)       Notwithstanding anything to the contrary, herein, Landlord represents that Tenant’s use of the Premises as provided in this Lease shall not violate any of the restrictions contained in this Section 7.1.

Section 7.2         Rate Increases. If by reason of any act, omission or negligence on the part of Tenant, the rate of fire insurance and related coverage on the Property or equipment or other property of Landlord or any other tenant or occupant of the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and all such other tenants or occupants, within thirty (30) days after demand therefor together with reasonable backup documentation, for that part of the premiums for fire insurance and extended coverage paid by Landlord and such other tenants and occupants due to such act, omission or negligence on the part of Tenant.

Section 7.3         Tenant’s Insurance Requirements.

(a)       From and after the Commencement Date, and during the Term, Tenant shall, at its expense, secure and maintain general liability insurance written on a so-called “commercial” general liability form with combined single limit coverage (for personal injury, property damage or death arising out of any one (1) occurrence) in minimum limits of $ 1,000,000 per occurrence, including excess liability coverage, of at least $5,000,000 umbrella coverage, naming Landlord, Mortgagee of which Tenant has been advised and Landlord’s

25

designees as additional insureds under the policy. Tenant shall deliver to Landlord duplicate certificates of such insurance prior to taking occupancy of the Premises and shall deliver new certificates at least ten (10) days prior to the expiration of the existing coverage. Such certificates shall provide that in the event of termination or material change in coverage, Landlord shall be given thirty (30) days’ advance notice (except in the case of non-payment of premium in which case ten (10) days’ advance notice shall be given) in writing sent by certified mail to the notice address of Landlord under Section 34.1 herein. Such insurance shall contain a waiver of the insurer’s right of subrogation against Landlord. Said coverage limit shall be increased if, in Landlord’s reasonable judgment, increased limits are required to protect Landlord and Tenant against claims covered thereby, but not more often than every three (3) years provided such other insurance may be obtained at commercially reasonable rates. If Tenant shall voluntarily carry any liability insurance in an amount greater than required hereunder, such insurance shall comply with the requirements of this Section.

(b)       Tenant shall maintain “special cause of loss property form” insurance covering the Premises and Tenant’s Property within the Premises, with replacement value coverage.

(c)       Tenant shall obtain such other insurance in such amounts as may from time to time be reasonably required by Landlord against other insurable hazards which at the time are commonly insured against, or resulting from a change in local practice in the case of construction or alteration of buildings and/or in the case of premises similarly situated, due regard being given to the type of building, its location, construction, use and occupancy provided such other insurance may be obtained at commercially reasonable rates. When payment is made on any policy including a deductible, Tenant shall pay such deductible amount to the payee of the insurance proceeds at the time the proceeds are paid.

(d)       All insurance required to be maintained by Tenant under this Section and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the State of Connecticut and having Standard & Poor’s Corporation claims paying ability rating of at least “A” and shall be satisfactory to Landlord and Mortgagee. In the event that Tenant’s insurance company’s Standard & Poor’s Corporation claims paying ability rating falls below an “A” rating, unless Landlord and Mortgagee consent to an insurance company with a lower rating, Tenant shall diligently, and in all events within not more than 180 days after becoming aware of the insurance company’s downgrade, acquire all insurance required to be maintained by Tenant hereunder from a new insurance company having Standard & Poor’s Corporation claims paying ability rating of at least "A”; provided however, that at no time shall Tenant permit any insurance policy to lapse. Deductible amounts in excess of $250,000 for insurance required by subsection (a) above shall be subject to Landlord’s and Mortgagee’s prior written approval (such approval, in the case of Landlord, not to be unreasonably withheld, delayed or conditioned). In the event payment is made on any policy where a deductible amount is in effect, Tenant shall pay such deductible amount to the recipient of the insurance proceeds at the time such insurance proceeds are paid to such recipient. Bach policy to be maintained by Tenant shall expressly provide that the policy shall not be canceled or altered without thirty (30) days prior written notice to Landlord and Mortgagee and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and Mortgagee and such period of thirty (30) days shall have expired. All property and casualty

26

insurance shall list Landlord and (so long as Tenant shall have been provided the name and other relevant information) Mortgagee as additional insureds and as “loss payess”, and all other insurance under this Section to be maintained by Tenant shall name Landlord and the Mortgagee as additional insureds, All insurance shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims based on any act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period. Upon the issuance of each such policy to be maintained by Tenant, Tenant shall deliver a certificate thereof (Accord 27 form) to Landlord for retention by Landlord or the Mortgagee. Landlord and/or Mortgagee, shall have the right, upon seasonable notice to Tenant, to inspect, review and make copies of all insurance policies required to be maintained by Tenant at such location where Tenant keeps said policies.

(e)       Landlord acknowledges and agrees that, provided Landlord receives, upon written request to Tenant, endorsements to all policies required to be maintained by Tenant hereunder, Tenant’s compliance with this Section 7.3 shall satisfy any insurance requirement that may be sought to be imposed upon Tenant.

Section 7.4     Waiver of Subrogation.

(a)       Landlord and Tenant each hereby waives its respective right of recovery against the other and each releases the other from any claim arising out of loss, damage or destruction to the Property and contents thereon or therein, to the extent of net insurance proceeds actually received by the releasing party, whether or not such loss, damage or destruction may be attributable to the fault or negligence of either party, or any of its respective partners, agents, invitees, contractors or employees, or any agents, invitees, contractors or employees of any partner or member of Landlord. Each party shall look first to the proceeds of its respective property insurance policy (and to its own funds to the extent it is self-insured) to compensate it for any such loss, damage or destruction.

(b)       Landlord and Tenant shall cause their respective insurers to issue appropriate waiver of subrogation endorsements to all policies and insurance carried in connection with the Property or the contents of either of them. Anything is this Lease to the contrary notwithstanding, Landlord and Tenant shall look first to the proceeds of their respective insurance policies before proceeding against each other in connection with any claim relating to any matter covered by this Lease.

Section 7.5    Landlord’s Insurance Obligations. Landlord, at its cost and expense, shall obtain and maintain in effect as long as this Lease remains in effect, insurance policies providing at least the following coverages:

(a)       general liability insurance, in occurrence form, insuring Landlord against any and all liability for injury to or death of a person or persons, and for damage to or destruction of property, occasioned by or arising out of or in connection with the ownership or management of the Property, and including contractual liability coverage for Landlord’s indemnity obligations under this Lease (other than those contained in Article 24 hereof), to afford protection with a minimum combined single limit of liability of at least $10,000,000, including excess liability coverage;

27

(b)       standard all-risk property and casualty insurance, insuring the Building and all other improvements on the Land against those risks normally encompassed in an all-risk policy, as well as such other risks as a reasonably prudent owner of similar commercial buildings in the locality where the Building is located would normally insure against, such insurance to provide for the payment of full replacement cost in the event of a total destruction of the Building and other improvements; and

(c)       worker’s compensation and similar insurance offering statutory coverage and containing statutory limits and employer’s liability insurance in form and amount deemed reasonable by Landlord in the exercise of its prudent business judgment.

(d)       Landlord shall obtain such other insurance in such commercially reasonable amounts as may from time to time be reasonably required against other insurable hazards which at the time are commonly insured against, or resulting from a change in local practice in the case of construction or alteration of buildings and/or in the case of premises similarly situated, due regard being given to the type of building, its location, construction, use and occupancy.

ARTICLE 8

Compliance with Laws

Section 8.1    Tenant’s Compliance Obligations. Throughout the Term, Tenant shall, with respect to Tenant’s use, occupancy and maintenance of the Premises (other than required physical modifications to the Structural Elements of the Building, which are Landlord’s obligations under Section 8.3, and other than Landlord’s obligation to deliver the Premises, the Building, and the Property in compliance with all Applicable Laws as of the Substantial Completion Date), promptly comply in all material respects and cause the Premises to comply in all material respects with or remove or cure any violation of any and all present and future laws, including, without limitation, the Americans with Disabilities Act of 1990, as the same may be amended from time to time, ordinances (zoning or otherwise), orders, rules, regulations and requirements of all Federal, State, municipal and other governmental bodies having jurisdiction over the Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Premises, or any portion thereof, or exercising authority with respect to the use or manner of use of the Premises, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord or Tenant or shall involve any change in governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the amount of the costs thereof; provided that Tenant shall not be required to comply and/or cause the Premises or any other portions of the Building to comply with or incur any costs with respect thereto for any Applicable Laws that require structural Alterations to the Premises or changes to the Building Systems or alterations outside the Premises unless such changes are necessitated by (i) Tenant’s particular manner of use of the Premises other than as commercial office use, or (ii) with respect to the bathrooms within the Premises and all Tenant Improvements and Alterations, changes in

28

Applicable Laws first becoming effective on or after the Substantial Completion Date (provided that, in each case, Tenant may use its own contractors in satisfying the foregoing compliance requirements). Tenant, at its sole cost and expense, shall comply in all material respects with all agreements, contracts, easements, restrictions, reservations or covenants, if any, presently encumbering the Premises, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing, by Tenant, and with the REA, if applicable. Tenant shall also comply in all material respects with, observe and perform in all material respects all provisions and requirements of all policies of insurance maintained by Tenant with respect to the Premises under the terms of Article 7 and shall comply in all material respects with all development permits issued by governmental authorities issued in connection with Tenant Improvements and Alterations. The laws, ordinances, rules, regulations and requirements referred to in this Section are collectively referred to as “Applicable Laws”. The foregoing notwithstanding, Tenant shall not perform any repairs or Alterations to the Base Building Systems within the Premises and required pursuant to any Applicable Laws, but shall reimburse Landlord for the reasonable out-of-pocket costs for any such work performed by Landlord provided, however, that such payment shall not be due until thirty (30) days after Landlord provides notice to Tenant of the completion of such work and the cost thereof together with reasonable back-up documentation for same, Tenant shall have the right to dispute such costs in the same manner as provided under Section 6.2 hereof. Landlord shall apportion any such costs among all affected tenants based upon each such tenants’ respective interest.

Section 8.2    Permitted Contests. Tenant shall not be required to (a) comply with any Applicable Law, or (b) discontinue a particular use permitted hereunder, so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the sale, forfeiture or loss of the Premises, or any part thereof, by foreclosure or otherwise, or the Rent, or any portion thereof; (ii) any interference with the use or occupancy of the Premises or any part thereof; and (iii) any interference with the payment of Rent, or any portion thereof. While any such proceedings are pending, Landlord shall not have the right to pay, remove or cause to be discharged any assessment, levy, fee, rent or charge thereby being contested. Each such contest shall be promptly prosecuted by Tenant to a final conclusion, Tenant shall pay, and save Landlord and the Mortgagee harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final settlement, compromise or determination of such contest, fully pay and discharge (or cause to be paid and discharged) the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interests, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof; provided, however, that nothing herein contained shall be construed to require Tenant to pay or discharge any lien, encumbrance or other charge created by any act or failure to act of Landlord or the payment of which by Tenant is not otherwise required hereunder, or to perform any act which Tenant is not otherwise required to perform hereunder, No such contest by Tenant may subject Landlord or the Mortgagee to the imminent risk of any civil or criminal liability. Tenant shall either complete the contest prior to the date of termination of this Lease, or, if continuing thereafter, supply Landlord with a bond or other form of security reasonably acceptable to Landlord to secure any contested amount together with any interest and costs, including without

29

limitation reasonable attorneys’ fees and expenses, that may be incurred in the final settlement, compromise or determination of such contest. Tenant’s obligations under this Section 8.2 shall survive the expiration or earlier termination of this Lease.

Section 8.3     Landlord’s Compliance Obligations. Landlord, at its expense (but without affecting Landlord’s right to recoupment in accordance with Article 6), shall comply with all Applicable Laws, the REA, if applicable, the Permitted Encumbrances and insurance requirements applicable to (a) Landlord, as landlord or owner of the Property, (b) the Common Areas and Base Building Systems and the Park (to the extent affecting the Property), and (c) those requiring physical modification or other Alterations to the Structural Elements of the Building, excluding Rooftop Equipment, subject to Landlord’s right to contest the applicability or legality thereof, provided, however, that if any such compliance as to clause (c) shall be required because of the negligence or willful act of Tenant or any of the Tenant Parties or any Alterations to the Premises made by Tenant, Landlord shall comply with same at Tenant’s reasonable expense, payable as Additional Rent. In addition, Landlord, at its expense without contribution from Tenant, shall be obligated to cure any non-compliance of the Property with Applicable Laws, the REA, the Permitted Encumbrances, and insurance requirements that exist on the Substantial Completion Date.

ARTICLE 9

Alterations and Improvements

Section 9.1     Restrictions.

(a)       Except as hereinafter provided, Tenant shall make no Alterations in or to the Premises of any nature without Landlord’s prior written consent which consent shall not be unreasonably withheld, conditioned or delayed. Subject to the provisions of this Article, Tenant, at its expense and without Landlord’s prior consent, may make Alterations which are non- structural in or to the interior of the Premises, provided that such Alterations: (i) do not adversely affect utility services or Base Building Systems; (ii) do not adversely affect the value or utility of the Building; (iii) do not affect the certificate of occupancy for the Building or the Premises or the insurance coverage for the Building or the Premises; (iv) if applicable, comply with the requirements of the REA; (vi) comply with Applicable Laws; and (vii) cost less than $25,000 per Alteration (provided, Landlord’s approval of IT wiring, painting, and furniture repair and installation shall not be required by reason of cost if Landlord’s approval would not otherwise be required).

(b)       Except as hereinafter provided, all Alterations (other than those that constitute Tenant’s Property), whether temporary or permanent in character, made in or to the Premises by Tenant shall become part of the Premises and Landlord’s property. Termination of this Lease shall not affect the obligations of Tenant pursuant to this Section to be performed after such termination. Tenant shall not be required to remove any of Landlord’s Work completed pursuant to Section 22.1 herein, nor shall Tenant be required to remove any of the Tenant Improvements made pursuant to Article 22 herein or any subsequent Alterations pursuant to this Section, unless such Tenant Improvements or Alteration is a Nonstandard Improvement and Landlord shall have given notice to Tenant, at the time of approval of such Tenant Improvements

30

or Alterations, as to which of such Tenant Improvements or Alterations shall be removed by Tenant at the expiration or earlier termination of this Lease.

(c)       Fox all Alterations requiring Landlord’s consent, Tenant shall use contractors first approved in writing by Landlord, which approval may be withheld by Landlord in Landlord’s sole discretion. If Landlord fails to respond to a request for approval of a contractor within ten (10) days after submittal of such request by Tenant, Landlord’s consent shall be deemed given. At Tenant’s request, Landlord shall provide Tenant with a list of approved, independent contractors.

Section 9.2    Permits; Mechanic’s Liens. Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates or copies of all such permits, approvals and certificates to Landlord. Tenant shall cause Tenant’s contractors and subcontractors to carry such workers’ compensation, general liability, personal and property damage insurance as Landlord may reasonably require. As permitted by law, Tenant shall obtain and deliver to Landlord written and unconditional waivers of mechanic’s, laborer’s or materialman’s liens upon the Property, for all work, labor and services performed to date and all materials furnished to date in connection with such work, signed by the general contractor or applicable subcontractors involved in such work, Notwithstanding the foregoing, if any mechanic’s, laborer’s or materialman’s lien is filed against the Property or any part thereof, for work claimed to have been done for, or materials furnished to, Tenant, Tenant within sixty (60) days after notice from Landlord to Tenant of the filing will cause it to be discharged by payment, deposit, bond, order of court of competent jurisdiction or otherwise, at Tenant’s expense. If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event, Landlord shall be entitled, if Landlord so elects, to compel the prosecution of any action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Default Rate from the respective dates of Landlord’s making of the payments and incurring of the costs and expenses, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days following written demand.

Section 9.3     Review of Tenant’s Plans.

(a)       All Alterations proposed by Tenant and requiring Landlord’s consent shall be made at Tenant’s sole cost and expense as follows:

(i)       Tenant shall submit to Landlord 100% complete and final plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by the licensed architect(s) and engineer(s), shall comply with all Applicable Laws and the REA, shall not adversely affect the Structural Elements and shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the Premises.

31

(ii)       With respect to Alterations for which Landlord’s approval is required, within ten (10) Business Days after receipt of the final, complete plans and specifications therefor (which plans shall be accompanied with a notice stating in bold face all-capitals 12-point type “FAILURE OF LANDLORD TO DISAPPROVE THESE PLANS AND SPECIFICATIONS WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT SHALL BE DEEMED APPROVAL”), Landlord shall notify Tenant in writing whether Landlord approves or disapproves such plans and specifications, and Landlord shall describe the reasons for any such disapproval. If Landlord fails to so notify Tenant within such ten (10) Business Day period, then Landlord shall be deemed to have approved such plans and specifications. Tenant may submit to Landlord revised plans and specifications for Landlord’s prior written approval, and within five (5) Business Days after receipt of the complete revised plans and specifications therefor, Landlord shall notify Tenant in writing whether Landlord approves or disapproves such revised plans and specifications, and Landlord shall describe the reasons for any such disapproval. If Landlord fails to so notify Tenant within such five (5) Business Day period, then Landlord shall be deemed to have approved such revised plans and specifications. Landlord shall approve plans and specifications in accordance with the provisions of this Section 9.3(a)(ii) if (x) the work to be done would not, in Landlord’s reasonable judgment, adversely affect the value, character, rentability or usefulness of the Premises or any part thereof, or (y) the work to be done shall be required by any Applicable Law. Tenant shall pay all reasonable out-of-pocket costs incurred by Landlord to hire third-party licensed architect(s) and/or engineer(s) to review such plans and specifications and any revisions thereto where such review is required due to specialty Alterations or for Alterations affecting the Base Building or the Base Building Systems (which costs shall not exceed $5,000,00 in the aggregate with respect to any Alteration for which Landlord’s approval is sought), which payment shall be due thirty (30) days after Landlord’s delivery of an invoice together with reasonable backup documentation therefor.

(iii)       All material changes in the plans and specifications required to be approved by Landlord shall be subject to Landlord’s prior written approval (to be governed by the preceding provisions hereof), and changes not requiring Landlord’s approval shall be provided to Landlord prior to commencement of the construction described therein. For the purpose of this subsection a “material change” shall be one which (x) exceeds $10,000, and/or (y) adversely affects the Structural Elements, the roof or the Base Building Systems. If Tenant wishes to make a change in approved plans and specifications, Tenant shall have its architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord. For modifications requiring Landlord’s approval, Landlord shall notify Tenant in writing within five (5) Business Days whether Landlord approves or disapproves such change; and, if Landlord disapproves such change, Landlord shall describe the reasons for disapproval. If Landlord fails to so notify Tenant within such five (5) Business Day period, then Landlord shall be deemed to have approved such change. Tenant may submit to Landlord revised plans and specifications for such change for Landlord’s written approval in accordance with the procedure for delivery of revised plans per (ii) above. After Landlord’s written approval or deemed approval of such change, such change shall become part of the plans and specifications approved or deemed approved by Landlord.

(iv)       Tenant shall obtain and comply with all building permits and other government permits and approvals required in connection with the work, and shall comply with

32

the REA, if applicable. Landlord agrees that, if Landlord or a Landlord’s Representative is involved in the administration of the REA, any approval or deemed approval of the work by Landlord shall include approval or deemed approval that the work is in compliance with the REA, if applicable. Tenant shall, through Tenant’s contractor, perform the work in a good and workmanlike manner in accordance with the plans and specifications prepared as set forth above. Tenant shall pay, as Additional Rent, the entire cost of all work performed by Landlord, if any, (including the cost of all utilities, permits, fees, taxes, and property, worker’s compensation and liability insurance premiums in connection therewith), required to make the Alterations; provided, however, Landlord shall advise Tenant of the estimate of such costs at the time Landlord approves the plans so that Tenant can determine whether or not to make such Alteration requiring such work by Landlord. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expenses incurred by Tenant on account of any plans and specifications, contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work, whether or not Landlord had approved (or is deemed to have approved) the plans and specifications. Within 60 days after completion of any such work, Tenant shall deliver to Landlord one (1) set of as built plans and a CAD drawing of the as-built plans if the work involves Base Building Systems or adds or modifies wall designs, and otherwise shall deliver to Landlord one (1) set of updated design drawings (marked to show changes) plus shop drawings.

(v)       No Event of Default shall have occurred and be continuing prior to commencement of any such Alterations.

(b)       All of Tenant’s Alterations shall be performed in a manner so as not to unreasonably interfere with other tenants, occupants or contractors, if any, in the Building or the Park. At all times during the progress of Alterations, Tenant shall permit Landlord, its architect and other representatives of Landlord access to the Premises in accordance with the provisions of Section 25.3 for the purpose of inspecting same, verifying substantial conformance of Alterations with Tenant’s Plans and otherwise viewing the progress of Tenant’s work upon reasonable prior notice to Tenant at no cost to Tenant and provided that such entry by Landlord shall not delay completion of Tenant’s Alterations.

(c)       The provisions of this Article 9 shall not apply to Tenant’s Improvements which shall be governed by Section 22.2 of this Lease.

ARTICLE 10

Repairs

Section 10.1   Tenant's Obligations. Tenant shall maintain and take good care of the Premises and the fixtures, equipment and appurtenances in the Premises, subject to ordinary wear and tear and damage by fire or casualty, at Tenant’s expense, and shall make all repairs and replacements as and when needed to preserve the Premises in good working order and condition, reasonable wear and tear and damage by fire or casualty excepted, except that Tenant shall not be required to make (a) any repairs or replacements to the Structural Elements of the Premises; (b) any repairs to or replacements of the Base Building Systems serving the Premises; or (c) any repairs or replacements resulting from the negligence (subject to the waiver of subrogation

33

provisions contained in Article 7) or willful misconduct of Landlord or any of Landlord’s Representatives. Subject to the provisions of Section 25.3 below, the parties shall arrange an annual inspection by Landlord’s representatives to review compliance with Tenant’s obligations hereunder.

Section 10.2   Landlord’s Obligations.

(a)       Landlord, at its expense (but subject to recoupment to the extent permitted in Article 6 herein), shall keep and maintain the Common Areas, the Structural Elements and the Base Building Systems (other than the areas of the Premises that Tenant is obligated to keep and maintain in accordance with the provisions of Section 10.1 above) in good working order, condition and repair, as a first class office building, consistent with the standards of Comparable Buildings and shall make all repairs and replacements (if necessary), structural and otherwise, interior and exterior, as and when needed in or about the Building, except for (i) those repairs for which Tenant is responsible pursuant to any other provision of this Lease, including but not limited to Section 10.1 above; (ii) repairs to Tenant’s Property; and (iii) repairs to other leased premises which are the obligation of the tenant thereof (Landlord being obligated to enforce such obligation to the extent the same affects the Premises or Tenant’s rights hereunder); provided, however, that Landlord shall have no obligation or liability for repairs in the Premises until receipt of notice from Tenant specifying the repairs required, except in the case of emergencies where the notice may be by telephone (or otherwise orally by a duly authorized officer), thereafter promptly followed by a written notice, Additionally, Landlord shall enforce its rights under the REA to require that the Park be kept and maintained in good working order, condition and repair. Notwithstanding the foregoing, if Landlord fails to enforce its rights under the REA as provided herein within thirty (30) days after demand by Tenant that Landlord do so, Tenant shall have the right (either on its own or with other tenants) to exercise such rights or to take other measures to cause the party required under the REA to keep and maintain the Park in the condition required herein, All reasonable costs incurred by Tenant shall be reimbursed to Tenant by Landlord within thirty (30) days following demand (with reasonable back-up).

(b)       Tenant shall reimburse Landlord, as Additional Rent, for the reasonable cost of the following: (i) any repairs or replacements necessitated or occasioned by the negligence or willful misconduct (subject to the waiver of subrogation provisions contained in Article 7) of Tenant or any of the Tenant Parties, or (ii) any repairs or replacements necessitated or occasioned by or resulting from Alterations to the Premises made by Tenant; or (iii) any repairs made to the Base Building Systems necessitated or occasioned by the negligence or willful misconduct of Tenant or any of Tenant’s Representatives; provided, however, that, notwithstanding anything to the contrary herein, Tenant shall not be liable in any way for any repair or replacement required due to a fire or other casualty that was or should have been covered by the insurance to be maintained by Landlord under this Lease for which subrogation has been waived.

ARTICLE 11

Utilities and Services

Section 11.1    HVAC; Elevators.

34

(a)       Landlord shall furnish and distribute to the Premises at no additional cost to Tenant other than as provided in Article 6 hereof and this Section 11.1, heated, cooled and outside air in accordance with the specifications annexed hereto as Exhibit I (collectively “HVAC”) on a year round basis on Business Days during Business Hours (other than Building Holidays). If Tenant shall require HVAC service at any other time (“Overtime”), Landlord shall furnish Overtime HVAC on any day upon advance notice from Tenant, given between the hours of 9:00 A.M. and 3:00 P.M. on such day if such day is a Business Day or during such hours on or before the immediately preceding Business Day if such day is not a Business Day, and Tenant shall pay to Landlord Additional Rent for such services at a rate equal to Landlord’s cost of providing HVAC to the Premises during such Overtime, from time to time. For the first Lease Year, the charge for Overtime HVAC shall be $150.00 per hour per Building floor, subject to reasonable increase from time to time (but not more frequently than once annually) based on increases in Landlord’s costs of supplying same and shall advise Tenant of any such increases from time to time, which increases (i) shall not exceed $5,00 within any five (5) year period during the Term, and (ii) shall not first occur until after the third Lease Year.

(b)       Landlord shall maintain in good condition and repair all passenger and freight elevators and the Building’s loading dock. Tenant shall have 24-hours per day non-exclusive use of the Building passenger and freight elevators and the Building’s loading dock. Tenant shall pay for Landlord’s actual cost of Tenant’s use of freight elevators during Overtime. Notwithstanding the foregoing, Landlord shall provide to Tenant (at no additional cost to Tenant) adequate freight elevator and loading dock time and accessibility to accommodate Tenant’s move-in and construction of the Tenant Improvements.

Section 11.2    Cleaning. Landlord shall cause the Premises to be cleaned at no additional cost to Tenant other than as provided in Article 6 hereof and this Section 11.2, including the exterior and the interior of the windows thereof (subject to Tenant maintaining reasonable access to such windows) in accordance with the cleaning specifications attached hereto as Exhibit G. Tenant shall pay to Landlord as Additional Rent Landlord’s extra charges from its cleaning contractor for any special or unusual cleaning work in the Premises requested by Tenant other than those listed on Exhibit G, including, without limitation, the cleaning of any portions of the Premises used for the storage, preparation, service or consumption of food or beverage except for the mopping of floors and cleaning of tables and countertops in the kitchenette/pantry located in the Premises.

Section 11.3   Electricity.

(a)       Landlord shall furnish, at Landlord’s cost and expense, all taps, disconnects, transformers and panels, permanently installed in an electrical closet in or convenient to the Premises. Landlord shall furnish to Tenant and, subject to Section 11.3(c), maintain in use and effect, through the transmission facilities initially installed by Landlord in the Building at Landlord’s Cost, alternating electrical energy in the amount not less than six (6) watts (demand load) per usable square foot of the Premises (exclusive of HVAC). As part of the Tenant Improvements, Landlord shall install one or more checkmeters, as required, to measure electricity consumption in the Premises, at Tenant’s sole cost and expense (but to be deducted from the Tenant Improvement Allowance), Commencing on the Commencement Date, Tenant shall pay for electricity monthly, based on the consumption shown on the checkmeter(s)

35

multiplied by the rate for the Building, with no markup fox Landlord-Subject to the capacity of the Building Systems and the electric energy requirements of Landlord and the other tenants of the Building or to satisfactory arrangements to add capacity at Tenant’s expense, Landlord shall provide any electric energy requested by Tenant in excess of such six (6) watts (demand load) per usable square foot of the Premises at Tenant’s expense. Landlord shall cooperate with Tenant to address Tenant’s power requirements (including, without limitation, any request for additional power Tenant desires to make to the utility company).

(b)       Tenant’s use of electrical energy in the Premises shall not exceed the capacity of the feeders or wiring installations then serving the Premises. In the event that, in Landlord’s reasonable judgment. Tenant’s electrical requirements exceed the capacity previously provided to Tenant and necessitate installation of an additional riser, risers, or other proper and necessary equipment. Landlord shall so notify Tenant of same. Within thirty (30) days after receipt of such notice, Tenant shall either cease such use of additional electricity or agree to install necessary additional electrical capacity at Tenant’s sole cost, subject to Landlord’s prior reasonable approval of plans therefor, Tenant shall not, without prior reasonable consent of Landlord in each instance (using the procedures per Section 9.3(a)(ii) hereof) make or perform, or permit the making or performing of, any alteration to wiring installations or other electrical facilities in or serving the Premises or any additions to the electrical fixtures in the Premises.

(c)       Landlord, at any time, at Landlord’s option, and upon no less than sixty (60) days’ prior notice to Tenant and provided Landlord is required to do so by Applicable Law or is doing so for all office tenants in the Building, may discontinue the furnishing of electrical energy to the Premises, and, in such case, Tenant shall promptly contract directly for the supplying of such electrical energy with the applicable public utility and Landlord shall permit its wires, risers, conduits, feeders and switchboards, to the extent available, suitable and safely capable (provided that Landlord shall remain obligated to maintain such wires, risers, conduits, feeders and switchboards pursuant to Section 10.2(a) and Section 11.3(b)), to be used for the purpose of supplying such electrical energy; provided, however, Tenant, at Tenant’s cost and expense, shall furnish and install at a location in the Building mutually approved and maintain and keep in repair any necessary metering equipment used in connection with measuring Tenant’s consumption of electrical energy so supplied to Tenant by said public utility. In no event shall Landlord cease to furnish electricity until Tenant is receiving the same on a direct basis.

(d)       Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense that Tenant may sustain or incur if, during the Term, either the quantity or character of electrical energy is changed or is no longer available or suitable for Tenant's requirements; provided, that such change or lack of availability does not result from Landlord’s negligence (subject to the waiver of subrogation provisions of Article 7) or willful misconduct or Landlord’s failure to timely pay for service. Landlord shall in no way be liable for any failure, inadequacy or defect in the character or supply of electrical energy furnished to the Premises except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect resulting from Landlord’s negligence (subject to the waiver of subrogation provisions of Article 7) or willful misconduct. In order that Landlord may at all times have all necessary information that it requires in order to maintain and protect its equipment, Tenant shall not make any material alteration or material addition to the electrical equipment and/or appliances in the

36

Premises without the prior written consent of Landlord in each instance (which consent shall not be unreasonably withheld, conditioned or delayed and deemed given if no response is provided within five (5) Business Days) and shall promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances. Tenant shall advise Landlord as to any material change in the periods of use of Tenant’s lighting fixtures, equipment and business machines.

(e)       Tenant, at Tenant’s expense, shall purchase and install all replacement bulbs (including, but not limited to, incandescent and fluorescent) and ballasts used in the Premises.

Section 11.4     Water. Landlord shall supply reasonably adequate quantities of hot and cold water to a point or points on the floor on which the Premises are located for ordinary lavatory, cleaning, kitchenette/pantry and drinking purposes, If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory, cleaning, kitchenette/pantry and drinking, Landlord may install a water meter and thereby measure Tenant’s consumption of water for ail purposes. Tenant shall pay to Landlord the cost of any such meter and its installation, and Tenant, at Tenant’s sole cost and expense, shall maintain any such meter and any such installation equipment in good working order and repair. Tenant shall pay for water consumed as shown on said meter and sewer charges thereon, as Additional Rent with no Landlord mark-up for such consumption but subject to reasonable third party monitoring costs.

Section 11.5    Parking.

(a)       Landlord, at its expense (but without affecting Landlord’s right to recoupment to the extent provided in Article 6 herein), shall maintain the Garage and parking areas, to be used by Tenant or any Tenant Parties in common with other tenants of the Building. Landlord shall supply Tenant with up to 72 parking spaces, of which 48 spaces shall be in the Garage, and 4 of said spaces within the Garage shall be reserved and marked with Tenant’s name for the exclusive use of Tenant and Tenant’s invitees located in the area shown on Exhibit J. If additional parking spaces in excess of 48 spaces are requested by Tenant, such additional spaces shall be within five hundred (500’) feet of the Building located in the area shown on Exhibit K, and Tenant shall pay, commencing on the date such spaces are provided to Tenant, as Additional Rent, the sum of $95.00 per month per space for the parking provided in excess of 48 parking spaces (“Excess Parking Requirements”); provided, that such additional spaces shall be located in the Garage until such time as Landlord shall require the use of such spaces for other users at the Building. At Tenant’s option and sole expense, Landlord shall make available to Tenant valet parking. If the Premises shall increase or decrease, the number of spaces in the Garage and other locations described above shall be proportionally adjusted, Until such time as Landlord reasonably determines that all of the parking spaces in the Garage are needed by occupants and invitees of the Building, Tenant shall be permitted to use such spaces for its Excess Parking Requirements.

(b)       Tenant acknowledges that all parking areas may be used by visitors to the Park during evening hours and on weekends.

37

(c)       Notwithstanding Section 28 of the Rules and Regulations attached hereto as Exhibit H, Landlord permits overnight parking during customary business travel by Tenant’s employees, upon prior notice to Landlord.

Section 11.6     Building Communications. Tenant’s wireless communications and local area network shall not unreasonably interfere with that of services provided by Landlord nor shall it unreasonably interfere with communications of other tenants in the Building or Park, and Landlord shall require in leases with other tenants of the Building that their wireless communications and local area networks not unreasonably interfere with communications of Tenant. Landlord shall have the right to resolve disputes of wireless communications between tenants of the Building or within the Park by establishing criteria as part of the Rules and Regulations promulgated in accordance with the provisions of Article 29 for all tenants to adhere regarding the use of the 802.xx frequency band or other such wireless band communications within the Building or Park.

Section 11.7     Interruption of Services. Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, and Tenant acknowledges that any one (1) or more such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by Unavoidable Delay. Any common law or statute to the contrary notwithstanding, any such interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant’s obligations under this Lease, except as expressly provided in this Lease. Landlord shall, however, exercise reasonable diligence, in a manner consistent with the standards of owners of Comparable Buildings, to restore any service so interrupted promptly, which may include the use of overtime labor. Notwithstanding the foregoing, if: (i) any Essential Service (as defined in the following sentence) is discontinued to the Premises for more than five (5) consecutive Business Days following notice thereof from Tenant to Landlord; and (ii) such discontinuance materially interferes with Tenant’s ability to conduct its business in or from the Premises, then the Rent shall thereupon abate commencing on the sixth (6th) consecutive Business Day, based upon the portion of the Premises so affected or the impact on Tenant’s conduct of its business in and from the Premises until such discontinuance is remedied. “Essential Service” means any of the following: heating or air-conditioning (as seasonally required), office electricity, elevator, water or plumbing or anything that prevents Tenant from accessing the Premises. The abatement provided for in this subsection shall not apply to any discontinuance of an Essential Service caused by casualty or condemnation. During any such abatement, Tenant may (but shall not be obligated to) exercise Tenant’s self-help rights in accordance with the provisions of Section 19.2 to remedy the interruption giving rise to such abatement.

Section 11.8    Access and Security. Tenant shall have 24-hour, 7-day-per-week, 365-day-per-year access to the Premises, Garage and other parking areas. Access shall be controlled by electronic card and/or on-duty personnel. From and after the Occupancy Date, security shall at all times meet or exceed the specifications set forth on Exhibit L annexed hereto. The actual cost of such security shall be an Operating Expense as provided in Article 6. Any additional security desired by Tenant shall be at Tenant’s sole cost and expense; provided, Tenant shall

38

provide Landlord with keys and/or electronic card access such that Landlord shall at all times have access to the Premises.

Section 11.9     Shuttle Bus. Commencing no later than the Occupancy Date, Landlord shall provide shuttle bus service at the Park to and from the Stamford Train Station, the Building and the other properties within the Park. Subject to Unavoidable Delay, the frequency of such service will conform to the provisions of Exhibit M. The actual cost of such service shall be an Operating Expense as provided in Article 6. Landlord, at all times, shall ensure that the shuttle bus service is operating and maintained in compliance with all Applicable Laws and with all appropriate insurance in force.

Section 11.10   Shaft Space. Landlord shall provide to Tenant, at Landlord’s expense, unobstructed vertical and horizontal shaft space from the basement to the roof of the Building for telecommunications and HVAC needs. Such areas shall be designated in Tenant’s Plans. Landlord shall have the right to install secured conduit(s) in the riser space for Tenant’s exclusive use. Access to such riser space shall be at no cost to Tenant and shall be unimpeded during the Term, including any extension thereof. If requested by Tenant, Landlord shall provide dedicated raceways for telecommunications lines from the Building's main telephone room to the Premises at no additional cost to Tenant, Tenant acknowledges that the remaining portion of such vertical open sleeves may be used by Landlord and other tenants of the Building; provided that any such use does not interfere with Tenant’s use.

Section 11.11    Amenities.

(a)       Landlord shall ensure that, commencing on the Occupancy Date, Tenant Parties may use the fitness center located within space at One Commons Park, at the same rates as those charged to occupants of said building; provided, if Landlord or an Affiliate of Landlord shall make available a fitness center within the Building or within either Unit S-1, S-3 or S-4 of the Park for use by Tenant Parties, then Tenant Parties shall, at Landlord’s option, have no further right to use the fitness center at One Commons Park, If provided, Tenant Parties may use such alternate fitness center at no separate or additional charge, provided, a portion of the cost of such fitness center shall be an Operating Expense as provided in Article 6. The alternate fitness center shall have amenities and equipment of the same quality as those provided at the original fitness center, and the size of the alternate fitness center shall not be smaller than the original fitness center unless access and availability are materially unchanged.

(b)       Commencing on the occupancy Date, Tenant parties may make use of the cafeteria located within Unit S-1 on each Business Day of the Term, The cafeteria shall be operated to a standard commensurate with Comparable Buildings. A portion of the cost of operation of the cafeteria shall be an Operating Expense as provided in Article 6.

Section 11.12    Fire Alarm System Tie-In. Landlord shall provide a tie-in from the Premises to the Building fire alarm system, which system shall be maintained and managed by Landlord.

Section 11.13     Generator and UPS.

39

(a)       Landlord shall keep and maintain a generator on the Property (the “Building Generator”) that produces sufficient electric energy to fully power the Building life safety systems in the event of a loss of electric energy from the electric utility in accordance with Applicable Laws. Landlord shall conduct tests of the Building Generator on a weekly basis to ensure that it is operating properly.

(b)       In addition to the Building Generator and any other generator that may exist on the Property, Tenant may install, at any time and at no additional charge payable to Landlord, and thereafter access and maintain, repair, replace, use and operate a diesel generator, associated fuel tank, wiring and all necessary ancillary equipment thereto (including a reasonably sufficient amount of riser space as available running from the locations of such systems to the Premises for purposes of connecting such systems to the Premises, as available) for Tenant’s business operations within the Building (“Tenant Generator”), on the Property, subject to compliance with Applicable Laws, in the Building’s generator room as shown on Exhibit C-1 (the “Generator Room”) or in such other location reasonably designated by Landlord, in accordance with Article 9 or Article 22, as applicable, and so as to not materially adversely affect any tenant or occupant of the Building and the character of the Building and further subject to Tenant paying for all costs and expenses for such installation, access and maintenance. The Tenant Generator shall be located in the Generator Room provided that it is 150 KW and is installed as part of the Tenant Improvements, The Tenant Generator shall be appropriately screened or otherwise enclosed in a manner reasonably acceptable to Landlord, Tenant shall indemnify and hold harmless Landlord from any liability, cost or damage resulting from third party claims for property damage, bodily injury or death to the extent arising from the installation, maintenance, operation or removal of the Tenant Generator (subject to the waiver of subrogation provisions of Article 7); provided, however, that with respect to any Hazardous Substances Article 24 shall control. Tenant may remove but shall not be required to remove any such Tenant Generator (or the fuel oil tank or other equipment attendant thereto) at the expiration or sooner termination of this Lease unless Landlord gives Tenant notice that Tenant is required to remove the Tenant Generator at the time it approves the plans and specifications of the Tenant Generator. Tenant shall have the right to conduct weekly testing and regular preventative maintenance of the Tenant Generator and Landlord shall reasonably cooperate with Tenant to do the same.

(c)       In addition to the Building Generator and any other generator that may exist on the Property (including, without limitation, the Tenant Generator), Tenant may install, at any time and at no additional charge payable to Landlord, and thereafter access and maintain one (1) UPS system, associated wiring and all necessary ancillary equipment thereto (including a reasonably sufficient amount of riser space as available running from the locations of such systems to the Premises for purpose of connecting such systems to the Premises) for Tenant’s business operations within the Building ("Uninterrupted Power Supply System" or “UPS"), within the Premises, subject to compliance with Applicable Laws, in accordance with Article 9, and so as to not materially adversely affect any tenant or occupant of the Building and the character of the Building and further subject to Tenant paying for all costs and expenses for such installation, access and maintenance. Tenant shall indemnify and hold harmless Landlord from any liability, cost or damage resulting from the installation, maintenance, operation or removal of the UPS; provided, however, that with respect to any Hazardous Substances Article 24 shall control. Tenant may remove but shall not be required to remove any such UPS at the expiration

40

or sooner termination of this Lease unless Landlord gives Tenant notice that Tenant is required to remove the UPS at the time it approves the plans and specifications of the UPS. Tenant shall have the right to conduct weekly testing of the UPS and Landlord shall reasonably cooperate with Tenant to do the same.

Section 11.14    Other Services. Notwithstanding anything in this Lease to the contrary, if Tenant desires to obtain any service that Landlord does not provide to Tenant, then Tenant may contract directly with any provider of such service (including, without limitation, telecommunications, data, food and beverage, and furniture vendors).

Section 11.15     Lighting Fixture. Tenant shall provide Landlord with access to areas of the Premises upon reasonable advance notice in order for Landlord, at Landlord’s expense (but without affecting Landlord’s right to recoupment to the extent provided in Article 6), to operate and maintain certain installed architectural lighting fixtures located at the northeast corner of the Building. Tenant agrees not to construct any improvements that will block or diminish the light from said architectural lighting fixtures, Nothing in this Section 11.17 shall permit Landlord to take back space from Tenant (other than de minimis areas for limited periods of time, Such architectural lighting fixtures shall not be on Tenant’s electrical meter.

ARTICLE 12

Assignment and Subleasing

Section 12.1       Rights and Obligations of Tenant.

(a)       Tenant may not mortgage, pledge or otherwise encumber its interest in this Lease or in any sublease of the Premises or any part thereof or the rentals payable thereunder, Any such mortgage, pledge or encumbrance, made in violation of this Section 12.1 shall be void. Provided that no Event of Default has occurred and is continuing, and, unless such consent is not required in accordance with the provisions of Section 12.4, with Landlord’s prior written consent, Tenant may sublease the Premises or any portion thereof, or Tenant may assign Tenant’s interest in this Lease; provided, that any such sublease or assignment shall expressly be subject and subordinate to the provisions of this Lease and no such sublease shall permit the subtenant thereunder to pay rent in advance for a period of more than one (1) month, and provided, further, that no such sublease or assignment shall affect or reduce any obligations of Tenant or any rights of Landlord hereunder. All obligations of the then current Tenant hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, to the same extent as though no assignment or sublease had been made. If Tenant assigns its interest in this Lease, the assignee shall, in an instrument delivered to Landlord at the time of such assignment, and in form and substance reasonably acceptable to Landlord, expressly assume all the obligations of Tenant hereunder accruing on and after the effective date of the assignment. Tenant shall, within ten (10) days after the execution of any such sublease or assignment, deliver an executed copy thereof to Landlord. No subtenant may further sublease any part of the Premises or assign its interest in the sublease without complying with the terms of this Article 12 as if such subtenant were the Tenant under this Lease. Tenant may list the Premises with a broker, but neither Tenant nor any broker or agent of Tenant shall publicly advertise the availability of the Premises without Landlord’s prior written consent to the text of

41

such offer and of any brochures, flyers or similar marketing materials, which consent shall not be unreasonably withheld and shall be deemed given if Landlord does not provide Tenant with written objection thereto together with the reasons therefor within three (3) Business Days following Landlord’s receipt of such materials, nor shall Tenant nor any broker or agent of Tenant market the Premises to other occupants or tenants of the Park if Landlord or any Affiliate of Landlord has comparable space available for a comparable term within those buildings in the Park designated as S-1, S-2, S-3 or S-5. Any such public offer shall not specify a rental lower than the then fair market value of the Premises. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord (unless such consent is not required in accordance with the provisions of Section 12.4) and any such assignment without the prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease, provided, that a merger, consolidation or similar reorganization of Tenant where Tenant’s obligations are assumed by the successor entity by operation of law shall not be deemed to be a prohibited assignment hereunder.

(b)       No assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease (which shall continue as the obligations of a principal and not of a guarantor or surety) or alter the primary liability of Tenant to pay all Rent and to perform all obligations to be paid and performed by Tenant. The acceptance of Rent by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision of this Lease. If any assignee, subtenant or successor of Tenant defaults in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor.

(c)       Tenant shall, within thirty (30) days after receipt of invoices therefor, reimburse Landlord for reasonable, third-party costs incurred by Landlord, including without limitation attorneys’ fees in investigating the proposed subtenant or assignee; reviewing the proposed assignment or sublease; and negotiating the form of Landlord’s consent; provided such costs shall not exceed $2,500 for any transaction. In addition, Tenant shall pay to Landlord as Additional Rent, within ten (10) days after receipt of payments from a subtenant or assignee, 50% of any "profit” on a subletting or assignment, i.e., the excess of consideration of any type received by Tenant from the subtenant or assignee (other than as a result of the sale of Tenant’s Property, which is expressly excluded), over (in the case of a sublease only) a pro rata portion of the Rent payable by Tenant hereunder, in any event reduced by Tenant’s commercially reasonable third-party costs of effecting the assignment or sublease, including without limitation free rent, marketing costs, work allowances, brokerage and attorneys’ fees and the cost of necessary alterations to the Premises, but excluding lease take-over and comparable costs, The foregoing notwithstanding, Tenant shall not be obligated to pay to Landlord any "profit" with respect to any transaction not requiring Landlord’s consent.

Section 12.2      Recapture; Consent. If Tenant desires to assign this Lease or to sublease all or substantially all of the Premises in the aggregate for the balance of the Term, Tenant shall first give notice to Landlord of its intent to do so and, if available, the proposed terms of such assignment or subletting (except as otherwise provided in Section 12.4), and Landlord shall have the right, by notice to Tenant within thirty (30) days after receipt of Tenant’s notice, to terminate

42

this Lease, If Tenant desires to sublease greater than twenty five percent (25%) of the Premises in the aggregate for the balance of the Term, Tenant shall first give notice to Landlord as aforesaid, and Landlord shall have the right to terminate this Lease with respect to the portion of the Premises proposed to be subleased, as of the intended effective date of the proposed sublease, Landlord agrees that, if requested by Tenant, it shall execute and deliver to Tenant a confidentiality agreement reasonably satisfactory to Tenant limiting disclosure of such information to such Persons who have a need to know such information in such form as is reasonably acceptable to Tenant, If Landlord exercises its right to terminate this Lease with respect to such portion of the Premises, then (i) the Fixed Rent and Tenant’s Proportionate Share shall be proportionately reduced, and an adjustment shall be made for amounts, if any, paid in advance and applicable to the portion of the Premises no longer leased by Tenant; and (ii) the number of reserved and unreserved parking spaces available for Tenant’s use pursuant to Section 11.6 herein shall be proportionately reduced, as reasonably designated by Landlord but in no event less than 3 spaces for 1,000 square feet of the Premises, If Landlord elects not to so terminate this Lease, then Landlord shall not unreasonably withhold, delay or condition its consent to the proposed subletting or assignment; provided, if such assignment or sublease is permitted in accordance with Section 12.4, then no consent of Landlord shall be required and Landlord shall have no right to recapture. In the event that Landlord elects to withhold its consent to an assignment or sublease, it shall notify Tenant in writing with an explanation, in reasonable detail, as to the reason(s) for such withholding, If Landlord shall not respond within ten (10) Business Days after receiving any such request from Tenant (including reasonable information about the proposed assignee’s or sublessee’s business reputation and financial condition and the statement in bold print as follows: “FAILURE TO RESPOND TO THIS REQUEST WITHIN TEN BUSINESS DAYS FROM RECEIPT SHALL CONSTITUTE APPROVAL OF THE PROPOSED ASSIGNMENT OR SUBLEASE”), then Landlord shall be deemed to have approved the proposed assignment or sublease. If Landlord shall refuse to approve a proposed assignment or sublease, it shall state its reasons therefor in reasonable detail.

Section 12.3      Assignment of Rents. Tenant hereby assigns to Landlord all security deposits and rents due or to become due from any subtenant, effective as of the date of the happening of an Event of Default under the provisions of this Lease, Thereupon, Landlord shall apply any net amount collected by it from subtenants to the Rent due under this Lease. No collection of Rent by Landlord from an assignee of this Lease or from a subtenant shall constitute a waiver of any of the provisions of this Article or an acceptance of the assignee or subtenant as a tenant or a release of Tenant from performance by Tenant of its obligations under this Lease, Tenant shall not directly or indirectly collect or accept any payment of subrent under any sublease (exclusive of a security deposit not intended to be applied as prepaid rent) more than one (1) month in advance of the date when the same shall become due, Each sublease shall require the subtenant to attorn to Landlord, at Landlord's request, in the event Tenant shall default under this Lease, If an Event of Default exists under this Lease, LandIord shall have the right to require subtenants to make their rent payments directly to Landlord.

Section 12.4      Transfer to Successor or Affiliate. Notwithstanding anything to the contrary set forth herein and provided (a) no Event of Default shall have occurred and be continuing and (b) the transfer is for a legitimate business purpose and not for the purpose of avoidance of the requirement of Landlord’s consent, Tenant may, without landlord’s consent, assign this Lease or sublet all or any portion of the Premises to a Successor or Affiliate of

43

Tenant, provided that Tenant shall deliver notice thereof to Landlord within ten (10) Business Days’ following the consummation of such assignment or sublease, which notice shall include an executed counterpart of the assignment or sublease (which, in the case of an assignment, shall provide that the assignee assumes directly for the benefit of Landlord all of Tenant’s obligation under this Lease thereafter accruing and in the case of a sublease, provides that same is subject and subordinate to this Lease in all respects). If thereafter the assignee or subtenant shall no longer be an Affiliate of Tenant, that shall be deemed a new assignment or sublease, as the case may be, subject to this Section, An “Affiliate” of a party shall be an entity controlled by, controlling or under common control with such party, A “Successor” of Tenant shall mean an entity succeeding to substantially all of the business assets of Tenant, whether by purchase, statutory merger or otherwise, which intends to carry on the business of Tenant, Each Successor, for the purposes of this Section 12.4, shall have a net worth at least equal to that of Tenant immediately prior to the merger or other transaction, Net worth shall be determined based upon the most recent financial statements of Tenant and the Successor, which statements shall not be for the period concluding earlier than five (5) months immediately preceding the date the statements are submitted to Landlord, Such sublease or assignment shall not release Tenant from its obligations hereunder, as specified in subsection 12.1(b) herein.

Section 12.5      Occupancy Thresholds. With respect to any provision in this Lease requiring that Tenant occupy a certain amount of space (whether expressed as a percentage of the Premises or Building, as a number of rentable square feet or otherwise), Tenant shall be deemed to occupy any space that is occupied by an Affiliate or Successor.

ARTICLE 13

Subordination and Attornment

Section 13.1      Subordination: Nondisturbance Agreement.

(a)       Provided that (i) any trustee, mortgagee or holder of a Mortgage (a “Mortgagee”) shall execute and deliver to Tenant an agreement reasonably acceptable to Tenant to the effect that, if there shall be a foreclosure of its Mortgage, such Mortgagee will not make Tenant a party defendant to such foreclosure, evict Tenant, disturb Tenant’s possession under this Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Mortgagee on the same terms and conditions as are contained in this Lease, subject to the provisions hereinafter set forth, provided no Event of Default shall have occurred and be continuing hereunder; or (ii) a lessor under a Superior Lease (a “Lessor”) shall execute and deliver to Tenant an agreement reasonably acceptable to Tenant to the effect that if its Superior Lease shall terminate or be terminated for any reason, Lessor will not evict Tenant, disturb Tenant’s possession under the Lease, or terminate or disturb Tenant’s leasehold estate or rights hereunder, and will recognize Tenant as the direct tenant of such Lessor on the same terms and conditions as are contained in this Lease (subject to the provisions hereinafter set forth), provided no Event of Default shall have occurred and be continuing (any such agreement, or any agreement of similar import, from a Mortgagee or a Lessor, as the case may be, being hereinafter referred to as a “Nondisturbance Agreement”), this Lease shall be subject and subordinate to such Superior Lease and/or to such Mortgage, This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make

44

the interest of any Lessor or Mortgagee superior to the interest of Tenant hereunder. Tenant, however, at its expense, shall execute and deliver promptly the Nondisturbance Agreement. If the date of expiration of any Superior Lease shall be the same day as the Lease Expiration Date, the Term shall end and expire 12 hours prior to the expiration of the Superior Lease (subject, however, to any valid exercise of a renewal right in accordance with Section 3.2). Landlord represents that there is currently no Superior Lease and that currently the only Mortgagee is JP Morgan Chase Bank, NA. Landlord shall cause the current Mortgagee to provide a commercially reasonable Nondisturbance Agreement for execution by Tenant and Mortgagee. If Landlord shall fail to do so within thirty (30) days immediately succeeding the date of this Lease and if thereafter Landlord fails to so provide such a Nondisturbance Agreement to Tenant within five (5) Business Days following Landlord’s receipt of a subsequent notice from Tenant stating that Landlord has failed to so provide such a Nondisturbance Agreement to Tenant within the time prescribed by this Lease, then Tenant may cancel this Lease without penalty.

(b)       Any Nondisturbance Agreement may be made on the condition that neither the Mortgagee nor the Lessor, as the case may be, shall be:

(i)       liable for any act or omission of any prior landlord (including, without limitation, the then defaulting Landlord), except for a continuing act or omission by the Landlord, Mortgagee or Lessor; or

(ii)       except for offsets expressly provided for herein, subject to any defense or offsets which Tenant may have against any prior landlord (including, without limitation, the then defaulting Landlord); or

(iii)       bound by any payment of Rent which Tenant may have made to any prior landlord (including, without limitation, the then defaulting Landlord) more than 30 days in advance of the date upon which such payment was due (except as specifically provided in this Lease including, without limitation, Taxes); or

(iv)       bound by any obligation to make any payment to or on behalf of Tenant, except as specifically provided in this Lease (including, without limitation, the Tenant Improvement Allowance); or

(v)       bound by any obligation to perform any work or to make improvements to the Premises, except for (x) repairs and maintenance pursuant to the provisions of Article 10 herein, the need for which repairs and maintenance is either of a continuing nature or first arises after the date upon which such Lessor, or Mortgagee shall be entitled to possession of the Premises: (y) repairs to the Premises or any part thereof as a result of damage by fire or other casualty pursuant to Article 15 herein, but only to the extent that such repairs can be reasonably made from the net proceeds of any insurance actually made available to such Lessor or Mortgagee; and (z) repairs to the Premises as a result of a partial condemnation pursuant to Article 16 herein, but only to the extent that such repairs can be reasonably made from the net proceeds of any award made available to such Lessor or Mortgagee; or

45

(vi)          bound by any amendment or modification of this Lease made without its consent, after the Lessor ox Mortgagor shall have given to Tenant in writing a notice address.

(c)         Landlord has executed an REA, a true and complete copy of which has been delivered to Tenant, This Lease shall be subject and subordinate to the REA but not to any amendments of any component or element thereof unless such amendment shall not decrease Tenant’s rights, increase its obligations or impair its ability to use and enjoy the premises as contemplated hereunder, in each case other than to a de minimis extent. This clause shall be self-operative and no further instrument of subordination shall be required from Tenant to make the REA superior to the interest of Tenant hereunder, Tenant, however, at Tenant’s expense, shall execute and deliver promptly any agreement that Landlord may provide to Tenant and reasonably request in confirmation of such subordination. Landlord acknowledges and agrees that it will not take any action or fail to take any action with respect to its obligations under the REA. Tenant acknowledges and agrees that it and the Tenant Parties will not do anything to violate any of the terms of the REA; provided, however, that this obligation shall only be applicable, as to any subsequent amendment to the REA, once Tenant receives a copy of such amendment otherwise in conformance with the terms of this Lease.

Section 13.2        Attornment. If at any time prior to the expiration of the Term, any Superior Lease shall terminate or be terminated for any reason or any Mortgagee comes into possession of the Property or the estate created by any Superior Lease by receiver or otherwise, Tenant agrees, at the election and upon demand of any owner of the Property, or of the Lessor, or of any Mortgagee in possession of the Property, to attorn, from time to time, to any such owner, Lessor or Mortgagee or any person acquiring the interest of Landlord as a result of any such termination, or as a result of a foreclosure of the Mortgage or the granting of a deed in lieu of foreclosure, then upon the executory terms and conditions of this Lease, subject to the provisions of Section 13.1 herein, for the remainder of the Term, provided that such owner, Lessor or Mortgagee, as the case may be, or receiver caused to be appointed by any of the foregoing, shall then be entitled to possession of the Premises, The provisions of this Section shall inure to the benefit of any such owner, Lessor or Mortgagee, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of any Superior Lease, and shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, Lessor or Mortgagee, shall execute, at Tenant’s expense, from time to time, instruments provided by Landlord, in recordable form, in confirmation of the foregoing provisions of this Section, reasonably satisfactory to Tenant and to any such owner, Lessor or Mortgagee, acknowledging such attornment and setting forth the terms and conditions of its tenancy, Nothing contained in this Section, shall be construed to impair any right otherwise exercisable by any such owner, Lessor or Mortgagee.

Section 13.3        Lease Modification. Tenant shall execute and deliver to Landlord within a reasonable period of time any modifications of this Lease reasonably satisfactory to Tenant required or requested (a) by the holder or potential holder of a Mortgage, and (b) by Landlord to conform to the REA, if applicable; provided, that no such modification shall adversely affect Tenant’s rights or obligations hereunder, including without limitation, such modifications shall not affect the Term or amount of Rent payable hereunder.

46

ARTICLE 14

Landlord’s Right of Entry; Roof Rights; Etc.

Section 14.1        Right of Entry. Landlord and its designees shall have the right to enter the Premises (other than the Secured Areas) (a) at any time during Business Hours and upon reasonable prior notice in order to perform its obligations or to exercise any right or remedy reserved to it in or under this Lease, and (b) for any other commercially reasonable reason on two (2) Business Days advance notice (or in the event of an emergency, at any time without prior notice to Tenant, in which event Landlord shall give Tenant notice of such emergency access as promptly as reasonably practicable thereafter) and to inspect the same, post notices of non-responsibility, post notices required by Applicable Laws, exhibit the Premises to prospective purchasers and mortgagees, and examine Tenant’s maintenance and service contracts pertaining to Tenant’s use of the Premises under the terms of this Lease, insurance policies, certificates of occupancy and other documents, records and permits in Tenant’s possession with respect to the Premises, all of which shall be customary and adequate and reasonably satisfactory to Landlord and to perform Site Assessments; provided, that, in all cases, Landlord uses commercially reasonable efforts to minimize interference with the use and occupancy of the Premises, and that Landlord and its designees are accompanied by a designated representative of Tenant (Tenant agreeing that it shall make such representative reasonably available), Except as otherwise expressly provided in this Lease, and except as arising from Landlord’s negligence (subject to the waiver of subrogation provisions of Article 7) or willful misconduct, Landlord shall not be liable for inconvenience, annoyance, disturbance, or other damage to Tenant by reason of making such entry on the Premises or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever. Notwithstanding any of the foregoing, Landlord acknowledges that Tenant may, from time to time, have certain security or confidentiality requirements such that portions of the Premises which may include, without limitation, technology rooms and primary computer equipment rooms (“Secured Areas”) shall be locked and/or inaccessible to persons unauthorized by Tenant and such Secured Areas will not be made available to Landlord except in the case of an emergency.

Section 14.2        Rooftop Equipment. Tenant shall have the non-exclusive right to install, access and maintain one satellite dish and Supplemental HVAC equipment (collectively, the “Rooftop Equipment”) on the roof of the Building subject to compliance with Applicable Laws, in accordance with the provisions of Article 9 and further subject to Tenant paying for all costs and expenses for such installation, access and maintenance. Tenant shall take all actions necessary to prevent any such installations from unreasonably interfering with the Rooftop Equipment of any other tenant or occupant of the Building and from adversely affecting applicable warranties with respect to the roof, and shall indemnify and hold harmless LandIord from any liability, cost or damage resulting from the installation, maintenance, operation or removal of the Rooftop Equipment, Upon Landlord’s request not less than three (3) months prior to the Lease Expiration Date or the end of the final Renewal Term, if exercised, or within thirty (30) days after an earlier termination of this Lease, as the case may be, Tenant at its expense shall remove the designated Rooftop Equipment prior to the termination of this Lease and restore any damage to the Premises resulting from such removal The location of the Rooftop Equipment shall be selected by Tenant and reasonably acceptable to Landlord, subject

47

to Tenant’s rights hereunder. Tenant shall have the right to use, as available (to the extent such needs exceed the need in Tenant’s Plans as per Section 11.10) and at no cost, a sufficient amount of riser space running from the roof to the Premises for purposes of connecting the Rooftop Equipment to the Premises.

Section 14.3        Supplemental HVAC.

(a)         Tenant may install, access and maintain supplemental HVAC for the Premises (“Supplemental HVAC”). subject to compliance with Applicable Laws, in accordance with the provisions of Article 9 and further subject to Tenant paying for all costs and expenses for such installation, access and maintenance, Tenant shall indemnify and hold harmless Landlord from any liability, cost or damage resulting from the installation, maintenance, operation or removal of the Supplemental HVAC; provided, however, that with respect to any Hazardous Substances Article 24 shall control. Upon Landlord’s request not less than three (3) months prior to the Lease Expiration Date or the end of the final Renewal Term, if exercised, or within 30 days after an earlier termination of this Lease, as the case may be, Tenant at its expense shall remove the designated Supplemental HVAC as aforesaid following early termination) and repair any damage to the Premises resulting from such removal.

(b)         At Tenant’s request, Landlord shall furnish condenser water for the operation of the Supplemental HVAC and Tenant shall have the right to connect to the Building’s condenser water system and to draw condenser water therefrom; provided, in no event shall Tenant have the right to draw in excess of 15 tons in the aggregate (the “Committed Tonnage”) from the distribution points at any one time, The condenser water shall have an entering water temperature of 87° F and a leaving water temperature of 97° F, and a flow of three (3) gallons per minute per ton. Landlord shall install, at Tenant’s cost and expense, a checkmeter to monitor Tenant’s condensed water consumption, and Tenant shall pay to Landlord as Additional Rent the reasonably determined incremental out-of-pocket cost to Landlord of providing such condensed water to Tenant, The current cost charged by Landlord for providing such condensed water is $325/ton/year, payable monthly in advance, If Tenant shall require condenser water for the Supplemental HVAC in excess of the Committed Tonnage and Landlord determines, in Landlord’s reasonable determination, that such additional condenser water is available or can readily be made available, Landlord shall make such additional condenser water available to Tenant at Tenant’s sole cost, including without limitation the cost of any necessary improvements made by Landlord to furnish such additional condenser water to Tenant.

ARTICLE 15

Casualty

Section 15.1        Restoration; Abatement.

(a)         If the Building or the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give reasonably prompt notice thereof to Landlord, and upon such notice Landlord shall proceed with reasonable diligence to repair or cause to be repaired any and all damage to the Base Building and to the Base Building Systems and all Tenant Improvements and Alterations (to the extent Landlord receives the insurance proceeds therefor

48

under Section 7.3) to return same to substantially the same condition as prior to such casualty, Landlord’s restoration obligation shall be subject to Applicable Laws, and Landlord shall have no obligation to repair, replace or restore any Tenant’s Property.

(b)         Rent shall abate in the proportion that the Premises shall have been rendered untenantable, or, if damage affects major systems or more than twenty five percent (25%) of the Premises or access so that the entire Premises is untenantable and is not used by Tenant, fully abate, such abatement to be from the date of such casualty until such repairs which are required to be performed by Landlord are substantially repaired, restored or rebuilt and reasonable access to the Premises restored, and a certificate of occupancy for the Premises is issued; provided, Tenant shall be solely responsible thereafter for the repair, replacement and restoration of Tenant’s Property and the abatement period shall terminate notwithstanding the lack of a certificate of occupancy if the sole reason that it has not been issued is due to the incomplete repair, replacement or restoration of Tenant’s Property.

Section 15.2        Tenant’s Right of Termination.

(a)         Within sixty (60) days after notice to Landlord of any damage described in Section 15.1 herein, Landlord shall deliver to Tenant a statement setting forth Landlord’s good faith estimate (the “Estimate”) as to the time required to repair such damage, exclusive of time required to perform Long Lead Work, If the estimated time period exceeds twelve (12) months from the date of the Estimate, Tenant may elect to terminate this Lease by notice to Landlord not later than thirty (30) days following receipt of the Estimate, If Tenant makes such election, the Term shall expire upon the thirtieth (30th) day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 21 (provided, that such obligation shall be subject to Tenant being reasonably and safely able to access the Premises for purposes of complying with such obligations in light of the casualty) and any prepaid portion of Rent shall be abated as of such date of damage or destruction and shall be refunded by Landlord to Tenant. If Tenant shall not have elected to terminate this Lease pursuant to this Article (or is not entitled to terminate this Lease pursuant to this Article), the damage (including the damage to the Tenant Improvements and Alterations provided that Landlord receives the proceeds of Tenant’s insurance covering such Tenant Improvements and Alterations) shall be diligently repaired by Landlord, as set forth in this Article provided, that (i) if Landlord fails to substantially complete the repair on or prior to the thirtieth (30th) day after the expiration of the repair period set forth in the Estimate, then Tenant may (but shall not be obligated to) exercise Tenant’s self-help rights in accordance with the provisions of Section 19.2 to perform such repair for Landlord’s account, or (ii) if Landlord fails to substantially complete the repair on or prior to the sixtieth (60th) day after the expiration of the repair period set forth in the Estimate, then Tenant may (but shall not be obligated to) terminate this Lease by notice to Landlord; provided, Tenant may not terminate this Lease if on such sixtieth (60th) day Landlord has substantially completed such repairs and is diligently pursuing completion thereof and Tenant’s use of the Premises is not materially impaired thereby.

(b)         Notwithstanding the foregoing, if such damage occurs during the last two (2) Lease Years of the Term and if the estimated time period set forth in the Estimate delivered pursuant to subsection (a) above exceeds one hundred eighty (180) days from the date of the Estimate (exclusive of time required to perform Long Lead Work), then Tenant may give notice

49

to Landlord of its intention to terminate this Lease, and if Tenant makes such election, the Term shall expire upon the 30th day after notice of such election is given by Tenant, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the provisions of Article 21 below (provided, that such obligation shall be subject to Tenant being reasonably and safely able to access the Premises for purposes of complying with such obligations in light of the casualty), and any prepaid portion of Rent shall be abated as of such date of damage or destruction and shall be refunded by Landlord to Tenant.

Section 15.3        Landlord’s Right of Termination. If more than fifty percent (50%) of the Building shall be damaged by fire or other casualty, then Landlord may, at its option, terminate this Lease by giving Tenant thirty (30) days’ notice of such termination, which notice shall be given within ninety (90) days after the date Tenant gives Landlord notice of such damage, In the event that such notice of termination shall be given, (a) this Lease shall terminate as of the date thirty (30) days after the giving of the notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date (except that Tenant shall have no obligation to restore the Premises in accordance with the provisions of Article 21); (b) Rent shall be apportioned as of the date of damage or destruction; and (c) any prepaid portion of Rent shall be abated as of the date of damage or destruction and shall be refunded by Landlord to Tenant, If, at any time during the ninety (90) day period and prior to Landlord giving Tenant the aforesaid notice of termination or commencing the repair and restoration pursuant to Section 15.2, the holder of a Mortgage takes possession of the Building through foreclosure or otherwise, such holder or person shall have a further period of thirty (30) days from the date of so taking possession to terminate this Lease, under the same terms and conditions as set forth in this Section, by thirty (30) days’ written notice of termination, If such notice shall be given, this Lease shall terminate as of the date provided in such notice of termination (whether or not the Term shall have commenced) with the same effect as if that were the Expiration Date (except that Tenant shall have no obligation to restore the Premises in accordance with the provisions of Article 21), and Rent shall be abated as of the date of damage or destruction, and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant. Landlord shall have no right to terminate this Lease under this Article 15 unless it is simultaneously terminating all other leases in the Building and completely closing the Building to any occupants during the restoration.

Section 15.4        Liability. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage by fire or other casualty or the repair thereof, Landlord will not carry insurance of any kind on Tenant’s Property or Tenant’s Alterations, If Landlord shall be delayed from substantially completing the repairs or restoration due to any act or omission of Tenant or any of the Tenant Parties, then such repairs or restoration shall be deemed substantially complete on the date when the repairs or restoration would have been substantially complete but for such delay, and the expiration of the Rent abatement shall not be postponed by reason of such delay.

Section 15.5        Cooperation. Landlord and Tenant shall cooperate with each other in providing information to any insurance company insuring any loss or damage occurring at the Property and shall not interfere with the other’s collection of insurance proceeds.

50

Section 15.6        Willful Misconduct. Nothing herein contained shall relieve either party from any liability to the other caused by such party’s willful misconduct or criminally liable acts in connection with any damage to the Premises or the Property by fire or other casualty.

Section 15.7        Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Property or any part thereof by fire or other casualty, and any law providing for such contingency in the absence of such express agreement, now or hereafter enacted, shall have no application in such case.

Section 15.8        Outstanding Mortgage. Notwithstanding anything in this Lease to the contrary, for any time period during which the Mortgage is outstanding, the net proceeds of any insurance that is recovered shall be applied in the manner set forth in the Mortgage and in the Nondisturbance Agreement.

ARTICLE 16

Eminent Domain

Section 16.1        Termination Rights.

(a)         If the whole of the Premises, or such part thereof as will render the remainder untenantable shall be acquired or condemned for any public or quasi-public use or purpose, this Lease shall end as of the date of the vesting of title in the condemning authority (either through court order or by voluntary conveyance by Landlord in lieu of condemnation) with the same effect as if said date were the Expiration Date. If only a part the Premises shall be so acquired or condemned, then, except as otherwise provided in this Article, this Lease and the Term shall continue in force and effect, but from and after the date of the vesting of title, the Fixed Rent shall be an amount which bears the same ratio to the Fixed Rent payable immediately prior to such condemnation pursuant to this Lease as rentable square footage of the untaken portion of the Premises bears to the rentable square footage of the entire Premises immediately before the taking, and any Additional Rent payable or credits receivable pursuant to Article 6, and the amount of the Security Deposit set forth in Section 34.1 shall be adjusted proportionately to reflect the diminution of the Premises.

(b)         If more than 25% of the Building and a material part of the Land shall be so acquired or condemned, then: (i) Landlord, at its option, may give to Tenant, within sixty (60) days following the date upon which Landlord shall have received notice of vesting of title, ninety (90) days’ notice of termination of this Lease; and (ii) if the part of the Building so acquired or condemned shall contain more than ten (10%) percent of the total area of the Premises immediately prior to such acquisition or condemnation, Tenant no longer has reasonable means of access to the Premises or associated parking or its ability to use the Premises for its business has been materially impaired, then Tenant, at its option, may give to Landlord, within sixty (60) days following the date upon which Tenant shall have received notice of vesting of title, ninety (90) days’ notice of termination of this Lease, In the event any such ninety (90) day notice of termination is given by Landlord or Tenant, this Lease shall terminate upon the expiration of said ninety (90) days with the same effect as if that were the Expiration Date (except that Tenant shall have no obligation to restore

51

the Premises in accordance with the provisions of Article 21). If a part of the Premises shall be so acquired or condemned, and this Lease shall not be terminated pursuant to the provisions of this Section, Landlord, at its expense (but subject to recoupment from the proceeds of any award), shall restore that part of the Premises not so acquired or condemned (together with all of the services and amenities to which Tenant is otherwise entitled under the Lease, to the extent reasonably practicable) to a self-contained rental unit and substantially the same condition as prior thereto, excluding Tenant’s Property, and Rent applicable to the portion of the Premises so acquired or taken shall abate from and after such acquisition or taking (with any prepaid portion of Rent applicable thereto being credited against the next Rent payable hereunder). In the event of any termination of this Lease pursuant to the provisions of this Section, the Rent shall be apportioned as of the date of such termination and any prepaid portion of Rent for any period after such date shall be refunded by Landlord to Tenant.

Section 16.2        The Award. In the event of any such acquisition or condemnation of all or any part of the Property, Landlord shall be entitled to receive the entire award for any such acquisition or condemnation. Tenant shall have no claim against Landlord or the condemning authority for the value of any unexpired portion of the Term, and Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to any such award. Tenant shall (at no expense or liability) execute any and all further documents that may be required in order to facilitate the collection thereof by Landlord. Nothing contained in this Section shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for any moving expenses and for the value of any Tenant’s Property (in excess of Landlord’s contribution thereto).

Section 16.3        Temporary Taking. If all or any part of the Premises shall be condemned or taken for any public or quasi-public use or purpose on a temporary basis during the Term, this Lease shall be and remain unaffected by such condemnation or taking and Tenant shall continue to be responsible for all of its obligations hereunder and shall continue to pay the Rent in full, In the event of any such condemnation or taking, Tenant shall be entitled to appear, claim, prove and receive the entire award unless the period of temporary use or occupancy extends beyond the Expiration Date, in which event Landlord shall be entitled to appear, claim, prove and receive the entire award as represents the cost of restoration of the Premises and the balance of any such award shall be apportioned between Landlord and Tenant as of the Expiration Date provided further, however, if the temporary taking is for substantially the balance of the Term, Tenant shall have the right to terminate this Lease. At the termination of such public or quasi-public occupancy prior to the Expiration Date, Tenant shall, at its expense, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking (reasonable wear and tear excepted); provided, however, that Tenant shall have no obligation to expend any sum in excess of the condemnation proceeds received by Tenant under this Section to restore the Premises in accordance with this Section. Notwithstanding the preceding provisions of this Section, any lump sum award received by Tenant as compensation for temporary use and occupancy of the Premises shall be delivered forthwith to Landlord to be held by Landlord in trust for the making of payments by Tenant as provided in this Lease.

Section 16.4        Outstanding Mortgage. Notwithstanding anything in this Lease to the contrary, for any time period during which the Mortgage is outstanding, any condemnation

52

proceeds awarded in accordance with Sections 16.1 or 16.2 herein shall be applied in the manner set forth in the Mortgage.

ARTICLE 17

Default

Section 17.1        Events of Default. Each of the following events shall be an “Event of Default” hereunder:

(a)         if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant’s Property; or

(b)         if, within ninety (90) days after the commencement of any such proceeding against Tenant, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment of any trustee, receiver or liquidator of Tenant, or of all or a substantial part of Tenant’s property, without the consent or acquiescence of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant’s property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied and the same shall not be discharged within ninety (90) days; or

(c)         if Tenant shall default in the payment when due of any installment of Fixed Rent or in the payment when due of any Additional Rent, and such default shall continue for a period of ten (10) Business Days after notice to Tenant; or

(d)         if Tenant shall default in the observance or performance of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed (other than the covenants for the payment of Rent) and Tenant shall fail to remedy such default within thirty (30) days after notice by Landlord to Tenant of such default, or if such default is of such a nature that it cannot with due diligence be completely remedied within said period of thirty (30) days and Tenant shall not commence within said period of thirty (30) days, or shall not thereafter diligently prosecute to completion remedy of such default; or

(e)           if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as is expressly permitted under Article 12 herein;

then in any of said events Landlord may give to Tenant notice of intention to end the Term, and, in the event such notice is given, this Lease (whether or not the Term shall have commenced) shall terminate with the same effect as if that day were the Expiration Date, and all rights of Tenant under this Lease shall expire and terminate and Tenant shall immediately quit and

53

surrender the Premises but Tenant shall remain liable for all of its obligations hereunder and for damages as provided in Article 18 herein.

Section 17.2        Use and Occupancy Payments. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding of the types referred to in Section 18.1 herein shall be deemed paid as compensation for the use and occupation of the Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Article 18 herein.

ARTICLE 18

Re-entry by Landlord; Remedies

Section 18.1        Re-entry. If this Lease and the Term shall terminate as provided in Article 17:

(a)         Landlord and Landlord’s agents may at any time after the date upon which this Lease shall terminate, re-enter the Premises or any part thereof, without notice, either by summary proceeding or by any other applicable lawful action or proceeding, and may repossess the Premises and dispossess Tenant and any other persons from the Premises and remove any and all of its or their property and effects from the Premises, and in no event shall re-entry be deemed an acceptance of surrender of this Lease; and

(b)         Landlord may relet the whole or any part or parts of the Premises from time to time either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods reasonably required under then existing market conditions, as Landlord, in its sole discretion, may reasonably determine, Landlord, at its option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Premises as necessary to restore the Premises to first class office space in good condition in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, Tenant shall be liable for the amount of all expenses reasonably incurred by Landlord in connection with such repairs, replacements, alterations, additions, improvements, decorations and other physical changes made by Landlord to restore the Premises to good condition first class office space and the costs of such reletting, including without limitation reasonable brokerage (pro-rated to cover the unexpired portion of the Term) and legal expenses but only to the extent Landlord does not recoup such costs by the reletting.

Section 18.2        Tenant’s Waivers. Tenant waives any rights to (a) redeem the Premises, (b) re-enter or repossess the Premises, or (c) restore the operation of this Lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after this Lease shall have been terminated and any re-entry by Landlord, or after the expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall, be by operation of law or pursuant to the provisions of this Lease, The words “re-enter”, "re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

54

Section 18.3        Injunction. In the event of any breach or threatened breach by either party or any persons claiming through or under either party of any of the agreements, terms, covenants or conditions contained in this Lease, the other party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise; provided however, that in no event shall Tenant be entitled to enjoin Landlord from any actions which are required pursuant to the terms of a Mortgage.

Section 18.4        Remedies. If this Lease and the Term shall terminate as provided in Article 17 herein, or by or under any summary proceeding or any other lawful action or proceeding, or if Landlord shall re-enter the Premises as provided in this Article, or by or under any summary proceeding or any other lawful action or proceeding, then, in any of said events;

(a)         Tenant shall pay to Landlord all Rent to the date upon which this Lease and the Term shall have terminated.

(b)         Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due at the time of such termination or re-entry, or at Landlord’s option, against any damages payable by Tenant.

(c)         Tenant shall be liable for and shall pay to Landlord any deficiency between (i) the Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Operating Expenses to increase by 3% per annum over the Operating Expenses payable for the year immediately preceding such termination or re-entry), and (ii) the net amount, if any, of rents (“Net Rent”) collected under any reletting effected pursuant to the provisions of subsection 18.1(b) herein for any part of such period (first deducting from the rents collected under any such reletting all of Landlord’s reasonable expenses in connection with the termination of this Lease and Landlord’s re-entry upon the Premises and in connection with such reletting that were not otherwise reimbursed by Tenant to Landlord in accordance with the provisions of subsection 18.1(b), including but not limited to all reasonable repossession costs, brokerage commissions, alteration costs, attorneys’ fees and other expenses of preparing the Premises for such reletting.

(d)         Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Fixed Rent, Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise, and no suit to collect the amount of the deficiency for any month shall prejudice Landlord’s right to collect the deficiency for any subsequent month by a similar proceeding, Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time at its election;

(e)         Whether or not Landlord shall have collected any monthly deficiencies as aforesaid, Landlord shall, at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term following the last deficiency collected (conclusively presuming the Operating Expenses to increase by 3% per annum over the

55

Operating Expenses payable for the year immediately preceding such termination or re-entry) exceeds the then fair rental value of the Premises for the same period, both discounted to present worth at 8% per annum, Each party shall be entitled to have an expert testify before such court, commission or tribunal as to its determination of the fair rental value for the part or the whole of the Premises so relet during the term of the reletting and the decision made by the judge of such court, commission or tribunal shall be binding upon the parties. Notwithstanding anything to the contrary that may be contained in this Lease, Landlord shall use commercially reasonable efforts to re-let the Premises and mitigate its damages in connection with an Event of Default or other breach or termination of this Lease, but Landlord will not be required to give priority to releasing the Premises over other vacant space in the Park, if applicable, or over other vacant space owned by Landlord or an Affiliate of Landlord in Fairfield County, Connecticut.

(f)          In no event (i) shall Tenant be entitled to receive any excess of the Net Rent collected over the sums payable by Tenant to Landlord hereunder, or (ii) shall Tenant be entitled in any suit for the collection of damages pursuant to this Section to a credit in respect of any Net Rent from a reletting, except to the extent that such Net Rent is actually received by Landlord, If the Premises or any part thereof should be relet in combination with other space, then equitable apportionment on a rentable square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

Section 18.5        Covenants.

(a)         If this Lease be terminated as provided in Article 17 herein or by or under any summary proceeding or any other lawful action or proceeding, or if Landlord shall re-enter the Premises, notwithstanding anything to the contrary contained in this Lease:

(i)          The Premises shall be, upon such earlier termination or re-entry, in the same condition as that in which the Tenant has agreed to surrender them to Landlord at the expiration of the Term hereof;

(ii)         Tenant, on or before the occurrence of any Event of Default, shall have performed every covenant imposed on it pursuant to this Lease for the making of any improvement, alteration or betterment to the Premises, or for restoring or rebuilding any part hereof; and

(iii)        For the breach of either subdivision (i) or (ii) of this subsection, or both, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for damages therefor, the then cost of performing such covenant, plus interest thereon at the Default Rate for the period between the occurrence of any event of default and the time when any such work or act, the cost of which is computed, should have been performed under the other provisions of this Lease had such Event of Default not occurred.

(b)         Each and every covenant contained in this Section shall be deemed separate and independent, and not dependent on other provisions of this Lease. It is understood that the consideration for the covenants in this Section is the making of this Lease, and the damages for failure to perform the same shall be deemed to be in addition to and separate and

56

independent of the damages accruing by reason of default in observing any other covenant contained in this Lease.

Section 18.6        Cumulative Remedies. Except as expressly otherwise provided in this Lease, each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right and remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by any party of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity by statute or otherwise.

Section 18.7        Attorneys’ Fees. In addition to all other remedies, the prevailing party shall be entitled to reimbursement upon demand of all reasonable attorneys’ fees incurred by the prevailing party in connection with any default by the other party, together with other costs of collection and interest, commencing upon the occurrence of an Event of Default, or Landlord Event of Default, on the amount recovered, at the Default Rate.

Section 18.8        Landlord Event of Default. Landlord shall be deemed to have committed an event of default (“Landlord Event of Default”) in the event Landlord shall violate or fail to perform any of the conditions, covenants or agreements herein made by Landlord and such default shall continue for 30 days after notice from Tenant; provided, however, that if the nature of such default is such that Landlord can cure the default, but not within 30 days, then the Landlord Event of Default shall be suspended so long as Landlord commences to cure such default within 30 days and thereafter diligently and continuously prosecutes the curing of the default.

Section 18.9        Waiver. Notwithstanding anything to the contrary contained herein, with the exception of any claim Landlord may have against Tenant pursuant to the provisions of Section 21.3 as a result of a holdover by Tenant, in no event shall either patty be liable to the other for special, indirect, punitive or consequential damages with respect to any default or other matter arising under this Lease or the transactions contemplated hereunder.

ARTICLE 19

Curing Defaults

Section 19.1        Cure of Tenant Defaults. If Tenant shall fail to comply with any of its obligations under this Lease, Landlord may, without thereby waiving such default, perform the same for the account, and at the expense, of Tenant, without notice in a case of emergency (except such notice as is reasonable under the circumstances, which may be notice after the fact) and in any other case if such failure continues after ten (10) days from the date of the giving by Landlord to Tenant of notice of Landlord’s intention so to do, or such lesser period of notice in the event that a condition might constitute a default under a Mortgage or Superior Lease, in which event Landlord shall so specify in its notice, providing relevant detail, Bills for any expense incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever,

57

including reasonable attorneys’ fees, involved in collecting or endeavoring to collect Fixed Rent or Additional Rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law together with reasonable backup documentation may be sent by Landlord to Tenant monthly or immediately, and shall be due and payable as Additional Rent, Any such bills shall be payable with interest at the Default Rate from the date Landlord incurs the charge or expense to the date of payment by Tenant to Landlord, Tenant’s obligations under this Section 19.1 shall survive the Expiration Date or sooner termination of the Term.

Section 19.2        Cure of Landlord Defaults. If Landlord shall fail to comply with any of its obligations under this Lease, Tenant may, without thereby waiving such default, provide notice to Landlord of Landlord’s failure to so comply, with reasonable specificity as to the manner in which Landlord has failed to comply with its obligations under this Lease, stating in bold-face all-capitals 12-point type “LANDLORD HAS DEFAULTED IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THE LEASE, IF LANDLORD FAILS TO CURE SUCH DEFAULT ON OR BEFORE THIRTY (30) DAYS AFTER THE GIVING OF THIS NOTICE TENANT SHALL HAVE THE RIGHT TO AVAIL ITSELF OF SELF-HELP.” If Landlord shall fail to cure such default within thirty (30) days after receipt of such notice, then Tenant may perform the same for the account, and at the expense, of Landlord, without further notice. Bills for any expense incurred by Tenant in connection with any such performance by it for the account of Landlord together with reasonable backup documentation may be sent by Tenant to Landlord not more often than monthly, and each such bill shall be due and payable with 30 days after the giving thereof. Each such bill shall be payable with interest at the Default Rate from the date Tenant delivers notice that it has incurred the charge or expense to the date of payment by Landlord to Tenant. Landlord’s obligations under this Section 19.2 shall survive the Expiration Date or sooner termination of the Term.

ARTICLE 20

Non-Liability and Indemnification

Section 20.1        Indemnification By Tenant. Subject to the waiver of subrogation provisions contained in Article 7 and except as expressly set forth to the contrary in this Lease, from and after the Substantial Completion Date Tenant shall indemnify and save Landlord and Landlord’s Representatives harmless of and from ail loss, cost, liability, claim, damage and expense, including, without limitation, reasonable attorneys’ fees, penalties and fines incurred by Landlord in connection with third party claims arising from: (a) the use or occupancy of the Premises by Tenant or anyone claiming under Tenant in violation of Tenant’s obligations under this Lease, and (b) any acts, omissions, or negligence of Tenant or any of the Tenant Parties, in or about the Premises, the Building or the Property, either prior to or during the Term, including any acts, omissions or negligence in making or performing of any Tenant’s Alterations but, in all cases, excluding (from the indemnity provision) loss, cost, liability, claim, damage or expense caused by the negligence or willful misconduct of Landlord or any of Landlord’s Representatives, This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof, but

58

except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Landlord under policies owned by Landlord or such injured party with respect to such damage or injury are insufficient to satisfy same, Any Building employees to whom any personal property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agents with respect to such personal property, and neither Landlord nor Landlord’s Representatives shall be liable for any loss of or damage to any such property by theft or otherwise.

Section 20.2        Constructive Eviction. Except as expressly set forth to the contrary in this Lease, neither (a) the performance by Landlord, Tenant or others of any decorations, construction, repairs, Alterations, additions or improvements in, to or on the Building, Land or the Premises, nor (b) any damage to the Premises or to Tenant’s Property, nor any injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (c) any temporary covering or bricking up of any windows of the Premises required for Landlord to perform any maintenance or repairs or as required by Applicable Laws, nor (d) the interruption or cessation of any services to the Premises, nor (e) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (a) through (e) shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant of any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord’s Representatives.

Section 20.3        Indemnification By Landlord. Subject to the waiver of subrogation provisions contained in Article 7 and except as expressly set forth to the contrary in this Lease, from and after the date hereof, Landlord shall indemnify and save Tenant and the Tenant Parties harmless of and from all loss, cost, liability, claim, damage and expense, including, without limitation, reasonable attorneys’ fees, penalties and fines incurred by them in connection with or arising from (a) any acts, omissions, or negligence of Landlord or any Landlord’s Parties, in or about the Premises, the Building, the Property or the Park either prior to or during the Term, including, without limitation any acts, omissions or negligence in making or performing of Landlord’s Work, and (b) any excavation or access arising under Section 30.1. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Tenant under policies owned by Tenant or such injured party with respect to such damage or injury are insufficient to satisfy same.

Section 20.4        Defense of Actions. If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against pursuant to the terms of this Lease, then, upon demand by the indemnified party, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party’s name, if necessary, by such attorneys as the indemnified party shall reasonably approve. Attorneys for the indemnifying party’s insurer are hereby deemed approved for purposes of this Section. The indemnified party shall not settle

59

or compromise any claim, action or proceeding without the indemnifying party’s approval (which approval shall not be unreasonably withheld, conditioned or delayed).

Section 20.5        Payments. All payments pursuant to this Article shall be paid within thirty (30) days following rendition of bills or statements therefor together with reasonable backup documentation thereof, The provisions of this Article shall survive the Expiration Date or sooner termination of the Term.

ARTICLE 21

Surrender

Section 21.1        Condition of Premises. On the Expiration Date or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Premises, Tenant shall, at its expense, quit and surrender the Premises, including all Tenant Improvements and Alterations but with the exception of all Nonstandard Improvements designated by Landlord in writing upon approval of the plans and specifications therefor in accordance with Subsection 9.1(b) and Subsection 22.2(b) (which shall be the only Tenant Improvements and Alterations which Tenant shall be obligated to remove upon the Expiration Date, Tenant being obligated to repair any damage resulting from such removal, any earlier termination of this Lease or otherwise) to Landlord broom clean, in as good order, condition and repair, except with respect to Landlord’s obligations pursuant to the provisions of this Lease and except for ordinary wear, tear and damage by fire or other insured casualty or condemnation, together with all improvements which have been made upon the Premises (except as otherwise provided for in this Lease, including but not limited to Article 9 herein), Tenant shall remove from the Premises and the Building all of Tenant’s Property and all personal property and personal effects of all persons claiming through or under Tenant, and shall pay the cost of repairing all damage to the Property occasioned by such removal.

Section 21.2        Waiver. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under any Applicable Law (other than a compulsory counterclaim) in connection with any holdover summary proceedings which Landlord may institute to enforce the provisions of this Article.

Section 21.3        Holdover By Tenant. If the Premises are not surrendered within thirty (30) days following the termination of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant founded on such delay, The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises on the Expiration Date, or earlier termination date will exceed the amount of the monthly installments of the Rent theretofore payable hereunder, and will be impossible to accurately measure, Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord on the Expiration Date, or earlier termination date, a tenancy at sufferance is created and in addition to any other rights and remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord on account of use and occupancy of the Premises for each month and for each portion of any month during which Tenant holds over in the Premises, a sum equal to 150% of the Rent which was payable under this Lease during the last month of the Term. Nothing

60

herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration or earlier termination of this Lease or to limit in any manner Landlord’s right to regain possession of the Premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date, or earlier termination date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section.

Section 21.4        Survival. Tenant’s obligations under this Article shall survive the Expiration Date or sooner termination of this Lease.

ARTICLE 22

Landlord’s Work

Section 22.1        Landlord’s Work.

(a)         Landlord shall, at its sole cost and expense, cause to be constructed and completed the Landlord’s Work in accordance with the Plans and Specifications. Landlord shall construct the Landlord’s Work in a first-class workmanlike manner and in accordance with all Applicable Laws, Landlord shall apply for and obtain, at its sole cost and expense, all permits, licenses and certificates necessary for the performance of the Landlord’s Work. It shall be Landlord’s obligation to construct the Landlord’s Work in accordance with Applicable Laws, and Tenant shall not be deemed to release Landlord of this obligation by approving the Plans and Specifications or by occupying its space or commencing its construction therein. Landlord agrees to cure and/or remove of record any violations filed against or existing as to the Landlord’s Work, Tenant acknowledges that, as of the date hereof, Tenant has reviewed and approved the Plans and Specifications, Subject to Section 22.8, neither party may change the Plans and Specifications, unless approved in writing (or deemed approved) by the other party in accordance with the procedures set forth in this Lease.

(b)         Landlord shall cause Landlord’s Work to be Substantially Completed by the Target Completion Date.

(c)         Prior to the Substantial Completion Date, Landlord shall grant reasonable periodic access to the Premises upon reasonable advance notice to Landlord, to Tenant and to Tenant’s design and construction professionals for the purpose of confirming that Landlord’s Work is in substantial compliance with the Plans and Specifications. Landlord shall provide to Tenant and its design and construction professionals a copy of the Plans and Specifications, permits relating to Landlord’s Work, approvals, certificates of occupancy and other such information relating to the Building and the Property as Tenant or any such professional may reasonably request from time to time. Landlord will keep Tenant reasonably advised as to the progress of Landlord’s Work and whether Landlord anticipates any delays in the Target Completion Date.

Section 22.2        Construction of Tenant Improvements.

(a)         Tenant shall, at Tenant’s expense, submit to Landlord final and 100% complete dimensioned and detailed plans and drawings of partition layouts (including openings).

61

ceiling and lighting layouts, colors, mechanical and electrical circuitry plans and any and all other information as may be reasonably necessary to complete the construction of the Tenant Improvements (such plans are collectively referred to herein as “Tenant’s Plans”). Tenant shall submit Tenant’s Plans to Landlord in form, quality and quantity acceptable for the purposes of filing for a building permit with the Building Department of the City of Stamford, and such plans shall be signed and sealed by an architect licensed in the State of Connecticut, Tenant’s Plans shall comply with Applicable Laws, Tenant shall be permitted to file progress prints of such plans and specifications for all or any portion of the Tenant Improvements for Landlord’s review.

(b)         Within ten (10) Business Days after receipt of the complete Tenant’s Plans (which plans shall be accompanied with a notice stating in bold face all-capitals 12-point type “FAILURE OF LANDLORD TO DISAPPROVE THESE PLANS AND SPECIFICATIONS WITHIN TEN (10) BUSINESS DAYS AFTER RECEIPT SHALL BE DEEMED APPROVAL”), Landlord shall notify Tenant in writing whether Landlord approves or disapproves the Tenant’s Plans, and Landlord shall describe the reasons for any such disapproval. If Landlord fails to so notify Tenant within such ten (10) Business Day period, then Landlord shall be deemed to have approved the Tenant’s Plans. Tenant may submit to Landlord revised Tenant’s Plans for Landlord’s prior written approval, and within five (5) Business Days after receipt of the complete revised Tenant’s Plans, Landlord shall notify Tenant in writing whether Landlord approves or disapproves such revised Tenant’s Plans, and Landlord shall describe the reasons for any such disapproval, If Landlord fails to so notify Tenant within such five (5) Business Day period, then Landlord shall be deemed to have approved such revised Tenant’s Plans, This procedure shall be repeated until Tenant’s Plans are finally approved (or deemed approved) by Landlord. If Landlord shall have approved any progress prints pursuant to subsection 22.2(a), Landlord shall not disapprove any Tenant’s Plans on the basis of any matters in such plans that are substantially in conformity with those matters previously approved by Landlord in the progress prints, Tenant’s Plans shall comply with and conform to the plans and specifications of the Building and comply with all the rules, regulations and/or other requirements of any governmental department having jurisdiction over the construction of the Building. Tenant shall prepare Tenant’s Plans in accordance with pre-existing conditions and field measurements. Landlord’s review of Tenant’s Plans is solely to protect the interests of Landlord in the Building, and Landlord shall be neither the guarantor of, nor responsible for, the correctness or accuracy of Tenant’s Plans or the compliance of Tenant’s Plans with Applicable Laws. At the time of, and in conjunction with, Landlord’s approval of Tenant’s Plans pursuant to this subsection, Landlord shall give notice to Tenant as to which parts of the Tenant Improvements shall constitute Nonstandard Improvements and, therefore, must be removed by Tenant at the expiration or earlier termination of this Lease. (As to any of Tenant’s Plans deemed approved by Landlord, Landlord must provide such notice before the date such Tenant’s Plans are deemed so approved.) If Tenant does not provide Landlord with notice that Tenant disputes such determination of which parts of the Tenant Improvements constitute Nonstandard Improvements within ten (10) Business Days of Tenant’s receipt of Landlord’s notice, then Landlord’s determination shall be conclusive. If Tenant shall provide such notice and the parties are unable to agree as to which parts of the Tenant Improvements constitute Nonstandard Improvements, then the determination as to the Tenant Improvements in dispute shall be made by the Arbitrator.

62

(c)         Upon Landlord providing access on the Substantial Completion Date to Tenant to the entire Premises to commence Tenant Improvements (including access through Common Areas), Tenant shall, at its sole cost, risk and expense, cause to be constructed and completed Tenant Improvements, Tenant shall, only after having obtained Landlord’s written approval (or deemed approval) of the Tenant’s Plans as provided in Section 22.2(b), and at its sole cost and expense, be responsible for obtaining all governmental permits as shall be required for the completion of Tenant Improvements, or, if Landlord or Tenant shall deem the same reasonably advisable (or the applicable governmental authority shall so require), Landlord may procure such permits and Tenant shall pay for same. Landlord shall reasonably and timely cooperate with Tenant in connection with obtaining necessary permits for the Tenant Improvements and other Alterations, Tenant shall reimburse Landlord, within thirty (30) days after demand therefor (together with reasonable backup documentation), for all reasonable and actual out of pocket, third party costs and expenses reasonably incurred by Landlord in connection with Landlord’s cooperation in obtaining such permits and changes, Any entry by Tenant in or on the Premises shall be at Tenant’s sole risk and, upon request of Landlord, Tenant shall pay for insurance in amounts that satisfy the requirements of the Lease.

(d)         Tenant’s general contractor, construction manager and subcontractors shall be subject to Landlord’s prior written approval as provided in Article 9, the decision on which approval shall not be unreasonably conditioned or delayed, but may be withheld by Landlord in Landlord’s sole discretion, Landlord shall be provided the right to submit a proposal to perform the Tenant Improvements. Tenant shall not be required to use contractors designated by Landlord, except for work which affects the Base Building Systems or the Structural Elements.

(e)         In the event Tenant or Tenant’s contractor shall enter upon the Premises for the purpose of performing Tenant Improvements, in accordance with this Lease, Tenant shall, in accordance with Section 20.1, indemnify and save Landlord (and Landlord’s employees, contractors, agents and Mortgagees) free and harmless from and against any and all claims to the extent arising from or out of any entry thereon or the performance of said work and from and against any and all claims to the extent arising from or claimed to arise from any act or neglect of Tenant or Tenant’s Representatives or to the extent arising from any failure to act, or to the extent arising from any other reason whatsoever arising out of said entry or such work.

(f)          Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant Improvements which shall be issued by any public authority having or asserting jurisdiction, Landlord does not consent to be liable for any improvements or alterations made to the Premises by Tenant, its employees, agents or contractors, Tenant shall, in accordance with Section 20.1, defend, indemnify, and harmless Landlord against any and all mechanics and other liens in connection with Tenant Improvements, including but not limited to the liens of any conditional sale of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Premises and against all costs, counsel fees, fines, expenses and liabilities reasonably incurred in connection with any such lien, conditional sale or chattel mortgage or any action or proceeding brought thereon, Landlord shall not be obligated to pay for any materials or labor ordered by Tenant.

63

(g)         Tenant, at its expense, shall procure the satisfaction or discharge, by bonding, payment, deposit, court order or otherwise, of all such mechanics and other liens within 60 days after notice to Tenant from Landlord of the filing of such lien against the Property, If Tenant shall fail to cause such lien to be discharged within the period aforesaid, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord and all reasonable, out-of- pocket costs and expenses incurred by Landlord, in connection therewith shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord within thirty (30) days following written demand.

(h)         Landlord shall not be entitled to a fee for supervision or overhead expenses in connection with the Tenant Improvements, Tenant shall be responsible for all reasonable third party costs, not to exceed $10,000.00 in the aggregate, incurred by Landlord for the performance of review of the Tenant Improvements by third party professionals.

Section 22.3        Tenant Improvement Allowance.

(a)         Landlord shall pay up to $1,195,950.00 (the “Tenant Improvement Allowance”) toward the Hard Costs (subject to the following provisions of this Section 22.3) incurred by Tenant in connection with construction of the Tenant Improvements, “Hard Costs” shall mean the costs of labor and materials incurred for the installation of fixtures, improvements and appurtenances attached to or built into the Premises in connection with Tenant Improvements, excluding any Tenant’s Property, Anything herein to the contrary notwithstanding, at Tenant’s request Landlord shall disburse to Tenant up to 20% of the Tenant Improvement Allowance for costs relating to Tenant’s design services incurred in the relocation to the Premises, including architectural and engineering fees, permit fees and other consultant’s fees (“Soft Costs”).

(b)         Within thirty (30) days after receipt of a request for disbursement from Tenant in accordance with this Section 22.3 (but not more frequently than monthly and not in excess of the amounts then payable (as certified by Tenant’s licensed architect), Landlord shall disburse from time to time a portion of the Tenant Improvement Allowance to Tenant for Hard Costs and for Soft Costs (as limited above) actually paid or incurred by Tenant to contractors, subcontractors, materialmen and suppliers with respect to the portion of Tenant Improvements theretofore completed or services performed or supplies furnished in connection therewith or for the permitted use thereof, and for which the disbursement is requested and which have not been the subject of a previous disbursement.

(c)         Landlord's obligation to make disbursements from the Tenant Improvement Allowance shall be subject to Landlord’s receipt of: a request for such disbursement from Tenant signed by an authorized officer; copies of invoices or other evidence reasonably satisfactory to Landlord of the Hard Costs and the Soft Costs actually paid or to be paid by Tenant; a certificate of Tenant’s independent licensed architect stating, in his opinion, that the portion of Tenant Improvements theretofore completed and for which the disbursement of Hard Costs is requested was performed in a good and workman manner and substantially in accordance with the Tenant’s Plans, as approved by Landlord (provided, Tenant’s submission to

64

Landlord of a properly prepared and executed Form G702/703 shall satisfy the requirements of such certificate); and no lien on account of work done for or materials furnished to Tenant or any of its contractors or subcontractors shall have been filed against any part of the Property and not have been paid or bonded and, in either event, discharged of record. In addition, at Landlord’s request, Tenant will provide to Landlord as part of the aforesaid documentation partial lien waivers from all subcontractors and materialmen involved in Tenant Improvements and any other work covering prior payments by Landlord hereunder. In the event that Landlord fails to pay the Tenant Improvement Allowance in accordance with this Section, and without limiting any other rights that may be available to Tenant at law or equity, Tenant may set off such unpaid amounts against the Rents and any other payment obligations of Tenant under this Lease first becoming due and payable until the unpaid balance of the Tenant Improvement Allowance, plus interest thereon at the Default Rate, is reduced to zero.

(d)         Tenant and Landlord shall share the tax depreciation from each component of the Tenant Improvements in the proportion that the amount of the cost of Tenant Improvements paid for by Tenant and Landlord, respectively, bears to the total cost of all Tenant Improvements.

Section 22.4        Delayed Completion.

(a)         Landlord shall diligently attempt to cause Landlord’s Work to be Substantially Completed on or before the Target Completion Date. Notwithstanding anything to the contrary, if, but only to the extent that, any Tenant’s Delay causes a delay in the Landlord’s Work, then the Target Completion Date and the Substantial Completion Date shall be deemed to be the date(s) when the Target Completion Date and the Substantial Completion Date, as the case may be, would have occurred but for such Tenant’s Delay. Any delay claimed by Landlord shall be substantiated in writing and accompanied by a statement as to the number of days of Tenant’s Delay, which notice of delay shall be delivered within five (5) Business Days after the extent of the Tenant’s Delay is reasonably ascertainable, If Landlord and Tenant dispute the existence of a Tenant’s Delay or the number of days resulting from a Tenant’s Delay, such dispute shall be resolved by the Arbitrator.

(b)         If Landlord fails to Substantially Complete Landlord’s Work (i) on or prior to the sixtieth (60th) day after the Target Completion Date, then Tenant may (but shall not be obligated to) exercise Tenant’s self-help rights in accordance with the provisions of Section 19.2 to perform Landlord’s Work for Landlord’s account, or (ii) on or prior to the one hundred twentieth (120th) day after the Target Completion Date, then Tenant may (but shall not be obligated to) terminate this Lease by notice to Landlord.

Section 22.5        Performance of Landlord’s Work. Landlord shall, through its construction manager or its Affiliate, proceed with construction of Landlord's Work in accordance with the Plans and Specifications. Landlord shall procure or cause its construction manager or Affiliate to procure and keep in effect throughout construction of Landlord’s Work, builder’s risk insurance in such amounts and with such carriers as Landlord deems necessary or desirable, Landlord’s Work shall comply with the requirements of all Applicable Laws and the REA as of the Substantial Completion Date.

65

Section 22.6        Labor Harmony. Tenant shall not be required to use union laborers for Tenant Improvements or any other work performed at any time during the Term; but until Landlord has completed Landlord’s Work, Tenant shall not use any contractors, workers, labor, material or equipment at the Premises who, or which, in Landlord’s reasonable, judgment, has disturbed or may disturb harmony with any trade engaged in performing any work, labor or service for Landlord, In the event Tenant’s contractors, workers, labor, material or equipment shall violate the provisions of this Section 22.6, then Landlord shall have the right to cause Tenant to cease the use thereof.

Section 22.7        Punch List Items. Landlord shall give Tenant five (5) Business Days prior notice of the date Landlord anticipates to be the Substantial Completion Date (the “Pre-Completion Notice”) and the Substantial Completion shall in no event have occurred unless Tenant has received such 5-Business Day prior notice. Within five (5) days following its receipt of the Pre-Completion Notice, Tenant shall inspect or cause to be inspected Landlord’s Work for material compliance with the Plans and Specifications, and Tenant and Landlord shall agree that Substantial Completion has occurred and upon the Punch List Items. If Tenant and Landlord shall fail to reach agreement either that Substantial Completion has occurred or on the Punch List Items within five (5) Business Days following the end of the five (5) day period after Tenant’s receipt of the Pre-Completion Notice, the disagreement shall be resolved by the Arbitrator. Promptly thereafter, Landlord shall undertake and diligently complete all Punch List Items within sixty (60) days, except for such Punch List Items that cannot with due diligence be completed within said period of sixty (60) days in which case Landlord shall undertake and diligently prosecute to completion such Punch List Items. After Tenant re-inspects the same, or causes the same to be re-inspected, Landlord shall continue to remedy any further defective or incomplete items until Landlord has completed all Punch List Items in accordance with the Plans and Specifications.

Section 22.8        Change Orders; Cost of Changes. Tenant may, without invalidating this Lease, order changes in the Landlord’s Work (“Changes”) in accordance with this Section 22.8. All Changes initiated for any portion of the Landlord’s Work shall be authorized by change orders signed by Landlord and Tenant (“Change Orders”), which shall be in the form annexed hereto as Exhibit E. If Tenant wishes to make a Change to the Landlord’s Work, then Tenant shall notify Landlord in writing of the requested Change. All Changes shall be subject to Landlord’s reasonable approval. Within five (5) Business Days after such request, or as soon thereafter as possible, Landlord shall either approve or disapprove the Change, and any rejection shall be accompanied by a statement in reasonable detail of the reasons therefor. If Landlord approves the Change, then Landlord shall issue a Change Order executed by Landlord, which shall specify Landlord’s good faith statement of the increased net costs of implementing the Change (a “Change Increase”) and the amount of Tenant Delay which Landlord in good faith anticipates shall result therefrom. Within five (5) Business Days after receipt of the Change Order executed by Landlord, Tenant shall either accept the Change Order by delivering an executed copy thereof to Landlord, or reject the Change Order, in which case the Change shall not be made, Within fifteen (15) days after Tenant executes the Change Order, Tenant shall deliver to Landlord the full payment of the Change Increase. If the Change Increase shall be a negative number (resulting from the actual savings in the cost of Landlord’s Work derived from Tenant’s Changes exceeding the actual increased costs, if any, arising from Tenant’s Changes), then Landlord shall remit Tenant such difference within thirty (30) days after completion of the

66

Change Order. If Tenant fails to deliver the executed Change Order to Landlord within such five (5) Business Day period, the Change shall not be made. If Tenant executes the Change Order. Landlord shall duly prosecute the Change in accordance with the requirements of the Change Order. Tenant shall also pay any reasonable out-of-pocket expenses of Landlord payable to third parties (including the construction manager or Landlord’s Affiliate) incurred in connection with any proposed Change requested by Tenant which is not implemented. Tenant understands that Landlord shall not be obligated to stop any portion of construction while a Change proposed by Tenant is under consideration, unless Tenant requests such work stoppage in writing. Any delay resulting from a work stoppage requested for a Change by Tenant or any delay actually caused by reason of a Change Order relating to a Change requested by Tenant shall be deemed a Tenant’s Delay. Landlord shall review and reasonably provide Landlord’s consent to Changes requested by Tenant including those that consist of (a) specialty construction features that are customarily found in Comparable Buildings that do not adversely affect areas outside of the Premises, (b) increases to the electric energy capacity provided to the Premises in excess of six (6) watts (demand load) per usable square foot of the Premises, or (c) structural reinforcements to increase floor loading capacities in certain areas identified by Tenant. Any dispute between Landlord and Tenant with respect to Changes or a Change Order hereunder (including whether a delay resulted) shall be resolved by the Arbitrator.

Section 22.9        Site Representatives. Tenant and Landlord shall each designate in writing one or more representatives to act on its behalf in dealings with the other party in matters relating to Landlord’s Work. Each of the representatives shall: (a) be qualified to give authorizations, render decisions and take such other action as shall be required at such meetings; and (b) be authorized to approve Changes. Each party shall be bound by any consents or approvals given by such designated representatives. Except as hereinafter provided, either party may, at any time, change its designated representatives by giving a minimum of three (3) Business Days’ notice of a change of designation. The designated representatives shall exert their good faith efforts to render decisions and take actions in a timely manner so as to avoid unreasonable delay in the other party’s work and actions with respect to Landlord’s Work. Tenant hereby designates Beth Genova (Granoff Architects) as its designated representative. Landlord hereby designates Carl R. Kuehner as its designated representative. Neither Landlord nor Tenant shall change or add any designated representatives without notice to the other.

Section 22.10        Certificate of Occupancy. Landlord represents that it has obtained a temporary certificate of occupancy for the core and shell of the Building. Tenant shall diligently obtain, and shall deliver to Landlord a permanent certificate of occupancy for the Premises prior to the expiration of the temporary certificate of occupancy, as the same may be extended; it being agreed that Landlord shall renew the temporary certificate of occupancy as it relates to Landlord’s Work prior to the expiration thereof so that it shall remain in full force and effect at all times prior to Landlord obtaining the permanent certificate of occupancy for the Building.

Section 22.11        Field Changes. Landlord shall have the right to make non-material changes to Landlord’s Work based upon field conditions, provided that Landlord shall give Tenant prompt notice thereof.

Section 22.12        Warranty. If, on or before the second anniversary of the Substantial Completion Date (or the completion date of a Punch List Item, as applicable), any of Landlord’s

67

Work is found not to be in accordance with the Plans and Specifications or is otherwise defective, and Tenant gives notice of same to Landlord (multiple notices from time to time within the period specified above being permitted), then Landlord shall correct the defective work promptly after receipt of the specific notice, anything in Article 10 herein to the contrary notwithstanding. Time shall be of essence in giving notice to Landlord of any defect in Landlord’s Work. Anything herein to the contrary notwithstanding, Landlord shall not be responsible for defects in Landlord’s Work to the extent caused by the negligence or willful act of Tenant or any of the Tenant Parties.

Section 22.13        No Changes by Landlord to Landlord’s Work. Notwithstanding anything to the contrary contained herein, but subject to Section 22.11, Landlord shall not materially amend, modify or otherwise change Landlord’s Work without Tenant’s written consent; it being acknowledged that Tenant is relying on Landlord’s performance of Landlord’s Work as a material inducement to Tenant entering into this Lease.

ARTICLE 23

Expansion Rights

Section 23.1        Right of First Offer.

(a)         Subject to the prior rights of (x) McKinsey & Company, Inc, United States and (y) X.L. Global Services, Inc., throughout the Term of this Lease, if any office space in the Building (i) has not been fully leased, or (ii) all of the rentable contiguous office space in the Building (i.e. the fourth and sixth floors of the Building) shall have been leased, and if Landlord believes in good faith that any portion of such space (“First Offer Space”) is or will become available, Landlord shall offer to lease the First Offer Space to Tenant, as set forth in a notice to Tenant which identifies the First Offer Space (“First Offer Notice”), and the terms and conditions upon which such space is available.

(b)         Tenant shall have a period of ten (10) Business Days after receipt of the First Offer Notice to give to Landlord notice that Tenant (i) accepts Landlord’s offer, or (ii) rejects Landlord’s offer, Time shall be of the essence with respect to Tenant’s notice, and Tenant’s failure to give any such notice within the ten (10) Business Day period shall be deemed a rejection of Landlord’s offer, any principles of law or equity to the contrary notwithstanding. A First Offer Notice may only be accepted in whole, not in part. Within thirty (30) days after Tenant’s acceptance of Landlord’s offer, the parties shall execute an amendment to this Lease for the First Offer Space, or a separate lease, and in either case, in mutually acceptable form and each party shall pay their respective costs.

(c)         If Tenants rejects, or is deemed to have rejected, Landlord’s offer, Landlord shall be free to lease such First Offer Space to any party upon substantially the same terms and conditions as set forth in the First Offer Notice. If Landlord shall fail to lease the First Offer Space to any party within six (6) months after the First Offer Notice and on substantially such terms, Landlord shall provide Tenant with a subsequent First Offer Notice prior to leasing the First Offer Space to any other party.

68

(d)         Anything herein to the contrary notwithstanding, Landlord shall not be obligated to give a First Offer Notice, Tenant shall have no right to exercise its option to lease the First Offer Space, and any attempted exercise shall be void and of no effect, if: (i) the named Tenant has assigned this Lease other than to an Affiliate or Successor or has at any time subleased more than 50% of the Premises to any party in a transaction where Landlord’s consent was required under Article 12 herein; or (ii) Tenant shall be in default beyond all notice and cure periods hereunder and such default shall not have been cured at the time that Landlord would otherwise be obligated to give the First Offer Notice or, if such default beyond all notice and cure periods occurs after Tenant’s attempted exercise of its option, or at the time of the proposed commencement of the lease of the First Offer Space. Landlord shall be obligated to give a First Offer Notice, but Tenant shall have no right to exercise its option to lease the First Offer Space, and any attempted exercise shall be void and of no effect, if: (x) the First Offer Notice is provided later than the last day of the eighth (8th) Lease Year of the Primary Term and Tenant does not, simultaneously with its acceptance of Landlord’s offer, bind itself to extend the Term to include the first Renewal Term; or (y) the First Offer Notice is provided later than the last day of the third (3rd) Lease Year of the first Renewal Term and Tenant does not, simultaneously with its acceptance of Landlord’s offer, bind itself to extend the Term to include the second Renewal Term; or (z) the First Offer Notice is provided during the second Renewal Term and Tenant does not, simultaneously with its acceptance of Landlord’s offer, bind itself to extend the Term to include a minimum of ten (10) years from the date Landlord’s offer is accepted with respect to the First Offer Space.

(e)         If Tenant rejects, or is deemed to have rejected, Landlord’s offer under the First Offer Notice, Tenant shall, within five (5) days after demand therefor by Landlord, give notice to Landlord that Tenant has declined to exercise such right.

(f)          This Section shall not preclude Landlord from extending a lease for an existing tenant or entering into a new lease with an existing tenant for the same space.

(g)         If Tenant accepts Landlord’s offer under the First Offer Notice, the Lease shall remain unmodified with the exception that (i) if the First Offer Space is equal to one full floor (or more) in the Building the Lease Expiration Date shall be amended to that date that is the later of (a) the Lease Expiration Date as initially determined, and (b) the last day of the seventh (7th) Lease Year as calculated from the rent commencement date of the First Offer Space (and if this clause (b) is applicable, the Lease Expiration Date for the existing Premises shall be deemed extended to the same dates, with the Fixed Rent being payable in accordance with Section 4.1 and increased thereafter at the rate of 2.0% per year); (ii) the provisions of Section 3.3 shall be waived by Tenant and of no further force and effect; and (iii) the Lease shall be amended to provide for cross default in the, event Tenant shall default under either the Lease or the lease of the First Offer Space.

ARTICLE 24

Environmental Obligations.

Section 24.1        Landlord’s Environmental Indemnification.

69

(a)         On the Substantial Completion Date, the Property shall be free of Hazardous Materials, except Hazardous Materials that are: (i) present at the Property in compliance with Environmental Laws including, without limitation, Hazardous Materials ordinarily used in a first-class office building; (ii) the subject of any ongoing remediation and/or monitoring program as approved by the Connecticut Department of Environmental Protection or a “licensed environmental professional” within the meaning of Connecticut General Statutes §22a-134 ef seq., or (iii) present at the Property as a result of Tenant’s actions but in no event shall any Hazardous Materials exist in the Premises as of the Commencement Date other than in minor quantities typical for office needs. Landlord shall indemnify Tenant and the Tenant Parties and hold Tenant and the Tenant Parties harmless with respect to all liabilities, costs and expenses (including reasonable attorneys’ fees) arising from (A) the presence of Hazardous Materials on the Property or the Premises other than as permitted hereunder, and (B) any violation of Environmental Laws with respect to the Property at any time during the Tern, provided that the condition described in clause (A) or (B) was (i) not caused by Tenant or any Tenant Party or by any other tenant at the Property, or (ii) caused by Landlord’s failure to comply with its obligation to cause the Property to be free of Hazardous Materials on the Substantial Completion Date as described in the first sentence of this subsection 24.1(a), Landlord shall remediate any condition for which Landlord is providing indemnification under this Section in accordance with all applicable requirements of Environmental Laws. Tenant shall not be liable for the presence of any Hazardous Materials on the Property or the Premises or the violation of any Environmental Law with regard to the Property or the Premises that is caused by Landlord or any of Landlord’s Representatives or that existed at the Premises as of the Substantial Completion Date, except with respect to any condition caused by, but only to the extent caused by, the actions or inactions of Tenant or the Tenant Parties, including actions or inactions that exacerbate any environmental condition present on the Premises prior to the date of execution of this Lease, In addition to the foregoing indemnification, Landlord hereby agrees to indemnify, protect, defend, save and hold Tenant and the Tenant Parties harmless from and against all debts, duties, obligations, liabilities, suits, claims, demands, causes of action, fees, damages, losses, costs and expenses (including, without limitation, reasonable legal expenses and attorneys’ fees with respect to the same) (“Losses”), in any way relating to, connected with or arising out of any environmental condition relating to the time period prior to the Substantial Completion Date, including, without limitation, any debts, duties, obligations, liabilities, suits, claims, demands, causes of action, damages, losses, costs and expenses in any way relating to, connected with or arising out of the foregoing. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Landlord may have to Tenant at common law, under all Applicable Laws or otherwise, and shall survive, with respect to liability that accrues during the Term of this Lease, without limit of time.

(b)         Landlord shall notify Tenant, promptly upon Landlord’s learning thereof, of any:

(i)         notice of violation to Landlord or awareness by Landlord of a condition which might reasonably result in a notice of violation of any applicable Environmental Law with respect to the Property; and

70

(ii)         release of Hazardous Materials on the Property or presence of Hazardous Materials on the Property in violation of Environmental Laws, except such releases or presence caused by Tenant or any of the Tenant Parties.

(c)         Notwithstanding anything to the contrary contained in this Lease, in the event any Hazardous Materials are discovered at the Property except as permitted by subsection 24.1(a) (other than Hazardous Materials brought onto the Property by Tenant or the Tenant Parties and violations of Environmental Laws arising from Tenant’s performance of the Tenant Improvements) or any violation of Environmental Laws exists with respect to the Property, prior to the date Tenant completes the Tenant Improvements and takes initial occupancy of the Premises for the conduct of its business, then (i) Landlord, at Landlord’s cost and expense, shall remove such Hazardous Materials and/or cure such violation in compliance with Applicable Laws (any such work being “Landlord Cure Work”) so that Tenant shall be permitted to perform the Tenant Improvements (including, without limitation, obtain any building permits or other governmental approvals or signoffs with respect thereto) and to occupy the Premises for the use permitted under this Lease and (ii) if Tenant is actually delayed in completing the Tenant Improvements and/or taking occupancy of the Premises in the condition required on the Occupancy Date due to (x) the existence of such Hazardous Materials to the extent not permitted by subsection 24.1(a) or violation(s) of Environmental Laws, or (y) the performance of the Landlord Cure Work the following shall apply (each day that Tenant is prevented from using or occupying the Premises due to the provisions herein is referred to herein as the “Environmental Delay Period”): (a) if the Environmental Delay Period shall consist of sixty (60) or fewer days, then Tenant shall be entitled to a Rent abatement equal to one (1) day for each day of the Environmental Delay Period; and (b) if the Environmental Delay Period shall consist of more than sixty (60) days, then (in addition to the abatement described in clause (a) of this Section for the initial sixty (60) day period) Tenant shall be entitled to a Rent abatement equal to one and one half (1.5) days for each day of the Environmental Delay Period after the sixtieth (60th) day.

Section 24.2        Tenant’s Environmental Indemnification.

(a)         Tenant shall, with respect to any environmental issue first occurring on and after the Substantial Completion Date to the extent caused by Tenant or any Tenant Party (or in the case of any violation of Environmental Laws to the extent caused by the acts or omissions of Tenant or the Tenant Parties, at any time), (i) comply, and cause the Premises to comply, with all Environmental Laws applicable to the Premises (including the making of all submissions to governmental authorities required by Environmental Laws and the carrying out of any remediation program specified by such authority); (ii) prohibit the use of the Premises for the generation, manufacture, refinement, production, or processing of any Hazardous Material or for the storage, handling, transfer or transportation of any Hazardous Material (other than in connection with the operation, business and maintenances of the Premises and in commercially reasonable quantities as a consumer thereof and in compliance with Environmental Laws); (iii) not install or permit the installation on the Premises of any surface impoundments, underground storage tanks, PCB-containing transformers or asbestos-containing materials; and (iv) cause any Tenant Improvements and Alterations to be done in a way so as to not expose in an unsafe manner the persons working in or visiting the Premises to Hazardous Materials, and in connection with any such Tenant Improvements and Alterations shall remove any Hazardous Materials present upon the Premises

71

which were introduced by Tenant or the Tenant Parties and which are not in compliance with Environmental Laws or which present a danger to persons working in or visiting the Premises.

(b)         Tenant shall protect, defend, indemnify and hold harmless Landlord, its direct and indirect members, partners, shareholders, beneficiaries, managers, Mortgagees, directors, officers, Landlord’s Representatives, and any successors and assigns from and against any and all liability, including all foreseeable and all unforeseeable damages including but not limited to attorneys’ and consultants’ fees, fines, penalties and civil or criminal damages, and including loss of value, directly or indirectly arising out of the use, generation, storage, treatment, release, threatened release, discharge, spill, presence or disposal of Hazardous Materials from, on, at, to or under the Premises during the Term and first occurring on and after the Commencement Date, including without limitation, the cost of any required or necessary repair, response action, remediation, investigation, cleanup or detoxification and the preparation of any closure or other required plans, to the extent caused by Tenant or any Tenant Party. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Tenant may have to Landlord at common law, under all Applicable Laws or otherwise, and shall survive, with respect to liability that accrues during the Term of this Lease, without limit of time. The representations, warranties and covenants made and the indemnities stated in this Lease are not personal to Landlord, and the benefits under this Lease shall be automatically assigned to subsequent parties in interest to the chain of title to the Property and Mortgagees, which subsequent parties in interest may proceed directly against Tenant to recover pursuant to this Lease.

(c)         Landlord shall have the right to cause to be performed by site reviewers (the “Site Reviewers”) environmental site investigations and assessments on the Premises not more than once every twelve (12) months, unless Landlord has reasonable cause to believe there are Hazardous Materials present therein in violation of Applicable Laws (each, a “Site Assessment”) for the purpose of determining whether there exists on the Premises any environmental condition which may result in any liability, cost or expense to Landlord or any other owner or occupier of the Premises. Each such Site Assessment may include both above and below ground testing for environmental damage or the presence of Hazardous Materials on the Premises and such other tests on the Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Site Reviewers. Tenant shall supply to the Site Reviewers such historical and operational information regarding the use of Hazardous Materials in the Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments (to the extent in Tenant’s possession or control) and shall make reasonably available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. Provided that such Site Assessment confirms the existence of a material violation of Environmental Laws with respect to the Premises for which Tenant is responsible within thirty (30) days after demand by Landlord together with reasonable backup documentation therefor; in all other events such costs shall be payable by Landlord. Landlord, promptly after the completion thereof and written request by Tenant and payment by Tenant to the extent required as aforesaid, shall deliver to Tenant copies of such Site Assessments.

(d)         Tenant shall notify Landlord, promptly upon Tenant’s learning thereof, of any:

72

(i)         notice or claim to the effect that Tenant or any other Person is or may be liable to any Person as a result of the release or threatened release of any Hazardous Material into the environment from the Premises;

(ii)         notice that Tenant or any other Person is subject to investigation by any governmental authority evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Material into the environment from the Premises;

(iii)         notice that the Premises are subject to an environmental lien;

(iv)         notice of violation to Tenant or awareness by Tenant of a condition which might reasonably result in a notice of violation of any applicable Environmental Law that could have a material adverse effect upon the Property or the value of the Property; or

(v)         release of Hazardous Materials on the Property or presence of Hazardous Materials on the Property in violation of Environmental Laws.

Section 24.3        Environmental Condition of the Property.

(a)         Landlord’s Compliance with the Connecticut Transfer Act. Tenant acknowledges that it is aware of the presence of certain Hazardous Materials in soil and groundwater at the Property. Landlord, pursuant to a Form III filing filed with the Connecticut Department of Environmental Protection (“CTDEP”) is responsible for investigating, remediating and monitoring such Hazardous Materials in compliance with Connecticut’s Remediation Standard Regulations, Conn, Adm, Regs, 22a-133k-l et seq. (“RSRs”). The documents identified in Exhibit S collectively constitute the Landlord’s Remedial Action Plan (“RAP”) for the Property, and Tenant hereby consents to the Landlord’s performance of all actions set forth in the RAP and Tenant shall not undertake any actions that adversely affect Landlord’s ability to implement the RAP but Landlord represents that the construction of Landlord’s Work and Tenant’s Initial Improvements and use of the Premises, including for the purposes intended by Tenant as permitted in this Lease, shall not affect Landlord’s ability to implement the RAP. Tenant further consents to all other actions that Landlord may determine are required to comply with the RSRs, provided that such actions do not interfere with Tenant’s use, occupancy and enjoyment of the Premises other than to a de minimis extent.

(b)         Tenant’s Compliance with Environmental Land Use Restrictions and Obligation not to Damage or Destroy Site Remediation Equipment.

(i)         Pursuant to Landlord’s obligation to comply with the RSRs as set forth in subsection 24.3(a), Landlord has installed certain equipment and monitoring wells on the Property (“Remediation Equipment”). Tenant shall not damage or destroy the Remediation Equipment, and to the extent that Tenant does damage or destroy such Remediation Equipment, Tenant shall promptly upon receipt of an invoice from Landlord, pay to Landlord, all actual, third-party costs, fees and expenses incurred by Landlord to repair or replace such Remediation Equipment.

(ii)         Pursuant to the terms of the RAP, and as otherwise may be required to comply with the RSRs, Landlord may record on the Stamford Land Records certain

73

environmental land use restrictions (“ELURs”) on the Property as permitted by the RSRs, provided, however, that no ELUR may interfere with Tenant’s use, occupancy and enjoyment of the Premises other than to a de minimis extent. The RAP currently contemplates that an ELUR will be filed which restricts the ability to conduct activities that would damage an engineered control on the Property, Each ELUR shall be considered a Permitted Encumbrance and Tenant agrees to comply with all of the terms and conditions of the ELUR from and after the date that it is recorded on the Stamford Land Records and a copy thereof is provided to Tenant. In addition to the foregoing, Tenant covenants and agrees, on behalf of itself and its successors and assigns, that it will, in connection with the recording of an ELUR, agree to execute, at its expense, and deliver promptly any agreement that Landlord may provide to Tenant on term otherwise reasonably acceptable to Tenant in order to subordinate its interests in this Lease to the terms and conditions of the ELUR. Furthermore, Tenant shall require that any subtenant, assignee or successor agree in writing to be bound by the terms of this Article 24 in the same manner, and to the same extent, as Tenant.

ARTICLE 25

Access; Change in Facilities

Section 25.1        Changes in Facilities. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, but subject to the provisions of Section 14.1, to make such immaterial changes in or to the Building and the fixtures and equipment of the Building, a well as in the entrances, passageways, halls, doors, doorways, corridors, elevators, escalators stairs, toilets and other Common Areas as it may deem reasonably necessary or desirable provided, that any such change does not (i) unreasonably or for an unreasonably long period interfere with Tenant’s access to the Premises or the use of the Premises by Tenant, (ii) reduce Tenant’s rights or increase its obligations, (iii) diminish the Building and Property’s status and appearance as a first-class office building, (iv) change the layout, configuration or usefulness of the Common Areas (except to a de minimis extent), and (v) diminish the capabilities of the Base Building Systems.

Section 25.2        Installation. Tenant shall permit Landlord, to install, use and maintain pipes, ducts and conduits within or through the demising walls of the Premises, or through the walls, columns and ceilings therein; provided, that the installation work shall be performed at such times and by such methods as will not reduce the usable office space in the Premises unreasonably interfere with Tenant’s use and occupancy of the Premises or adversely change the appearance thereof; and provided further, that all such installations shall be made behind the finished walls, ceilings or floors in the Premises and shall be routed around any sensitive areas as may be reasonably designated by Tenant (for example, but without limitation, to avoid placing water pipes above sensitive electronic equipment).

Section 25.3        Access. Landlord or Landlord’s agents shall have the right to enter the Premises during Business Hours, upon reasonable prior notice to Tenant to exhibit the Premises to a prospective tenant or others (a) during the last twelve (12) months of the Term; and (b) at any time during the Term if an Event of Default has occurred and is continuing. Landlord’s access to the Premises shall at all times be in the company of a Tenant representative which Tenant shall make reasonably available.

74

Section 25.4        Name; Management. Landlord shall have the right to name the Building and to change such name from time to time. It is the intent of the named Landlord that its Affiliate, BLT Management, LLC, shall manage the Building, subject to change by Landlord from time to time, provided that at all times the Building shall be managed in a first-class manner consistent with the standard for Comparable Buildings.

Section 25.5        Constructive Eviction. Except as otherwise expressly set forth in this Lease, the proper exercise of any right reserved to Landlord in this Article shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord or Landlord’s agents, or upon the holder of a Mortgage.

ARTICLE 26

Inability to Perform

Section 26.1        Unavoidable Delay. Except where otherwise expressly provided herein, this Lease and the obligation of Landlord and Tenant to perform all of the covenants and agreements hereunder on the part of either patty to be performed (including, without limitation, Tenant’s obligation to pay Rent hereunder) shall in no way be affected, impaired or excused because Landlord or Tenant, as the case may be, due to Unavoidable Delay, is: (a) unable to fulfill any of its obligations under this Lease expressly or impliedly to be performed by such party; or (b) unable to supply or delayed in supplying any service expressly or impliedly to be supplied; or (c) unable to make or delay in making any repairs, replacements, additions, alterations or decorations; or (d) unable to supply or delayed in supplying any equipment or fixtures. Landlord and Tenant shall in each instance exercise reasonable diligence to effect performance when and as soon as possible; provided, however, that neither party shall be under any obligation to pay overtime labor rates. Notwithstanding the foregoing, (i) lack of funds shall not be deemed a cause beyond either party’s reasonable control; and (ii) the provisions of this Section shall not excuse Tenant from its obligation to pay Rent except as expressly provided in this Lease.

ARTICLE 27

Waivers

Section 27.1        Counterclaims. In the event Landlord commences any summary proceeding or other action for possession of the Premises, Tenant shall not interpose any counterclaim in any such proceeding (unless Tenant would waive such counterclaim by failing to interpose the same in such proceeding).

Section 27.2        Trial by Jury. To the extent permitted by Applicable Laws, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant’s use or occupancy of the Premises, any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

75

Section 27.3        No Waiver. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the agreements, terms, covenants, conditions or obligations of this Lease, or to exercise any right, remedy or election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission whether of a similar nature or otherwise.

Section 27.4        Specific Examples. The following specific provisions of this Section shall not be deemed to limit the generality of the foregoing provisions of this Article:

(a)         No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord, No delivery of keys shall operate as a termination of this Lease or a surrender of the Premises.

(b)         The receipt or acceptance by Landlord of Rent with knowledge of breach by Tenant of any term, covenant or condition of this Lease shall not be deemed a waiver of such breach.

(c)         No payment by Tenant or receipt by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

Section 27.5        Survival. The provisions of this Article shall survive the expiration or any sooner termination of this Lease.

ARTICLE 28

Quiet Enjoyment

Section 28.1        Covenant. So long as this Lease shall be in full force and effect, Tenant shall and may peaceably and quietly have, hold, occupy and enjoy the Premises during the Term without hindrance or molestation by or from anyone claiming by, through or under Landlord, subject to the other terms of this Lease.

ARTICLE 29

Rules and Regulations

Section 29.1        Compliance. Tenant and the Tenant Parties shall observe and comply with, and shall not permit violation of, the Rules and Regulations annexed hereto as Exhibit H, and of the REA, and such reasonable changes thereto (whether by modification, elimination or addition) and such other reasonable rules and regulations applicable to the Park as Landlord hereafter may make and communicate by thirty (30) days’ prior notice to Tenant (collectively.

76

“Rules and Regulations”). No change in the Rules and Regulations may adversely affect Tenant’s rights and obligations under this Lease except to a de minimis extent.

Section 29.2        Enforcement. The manner of enforcement or the failure of Landlord to enforce the REA or any of the Rules and Regulations against Tenant and/or any other tenant or occupant in the Building or any other entity subject to the REA or the Rules and Regulations shall not be deemed a waiver of the REA or of any such Rules and Regulations, and Landlord shall not be liable to Tenant for violation of the same by any other such tenant, occupant or entity and their respective employees, agents, visitors or licensees, except that Landlord shall not enforce the REA or any Rule or Regulation against Tenant which Landlord shall not then be enforcing (or attempting in good faith to enforce) against all other such tenants in the Building and entities subject to the REA or the Rules and Regulations and in all events Landlord shall enforce the same on a non-discriminatory basis.

ARTICLE 30

Shoring; Nature of Accidents

Section 30.1        Access to the Premises. If an excavation or other substructure shall be undertaken or authorized upon land adjacent to the Building or in subsurface space, Tenant, without liability on the part of Landlord therefor (except if due to the negligence, act or omission (where there is a duty to act) of Landlord or Landlord’s Representatives), shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall use reasonable efforts to have such entry accomplished during reasonable hours and within a reasonable time in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord’s request. The said license to enter shall not constitute an actual or constructive eviction, in whole or in part, or, except as otherwise expressly set forth in this Lease, entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or Landlord’s agents, Landlord shall exercise its rights under this Section in a manner that will not unreasonably interfere with Tenant’s use of the Premises or Tenant’s operation in the Premises.

Section 30.2        Notice. Tenant shall give prompt notice to Landlord of; (a) any material accident in or about the Premises of which Tenant has notice; (b) any fire in the Premises of which Tenant has notice; (c) any and all damages to or defects in the Premises of which Tenant has notice including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible or which constitutes Landlord’s property; and (d) all damage to or defects in any parts or appurtenances of the Base Building Systems located in or passing through the Premises of which Tenant has notice.

Section 30.3        Window Cleaning. Tenant will not require, permit, suffer or allow the cleaning of any window in the Premises from the outside without Landlord’s prior written consent and unless the equipment and safety devices required by law, ordinance, rules and

77

regulations are provided and used. Tenant shall indemnify Landlord and Landlord’s Representative for all losses, damages or fines suffered by them as a result of the Tenant requiring, permitting, suffering or allowing any window in the Premises to be cleaned from the outside by Tenant’s contractor or in violation of the requirements of the aforesaid laws, ordinances, regulations and rules.

ARTICLE 31

Brokerage

Section 31.1        Representation; Payment. Landlord and Tenant each represent to the other that in the negotiation of this Lease it has not dealt with any real estate broker other than Cushman and Wakefield of Connecticut, Inc. as procuring broker and Prime Real Estate, LLC as listing broker (“Brokers”). Each party shall indemnify the other and hold it harmless from any and all losses, damages and expenses arising out of any inaccuracy or alleged inaccuracy of the above representation, including court costs and reasonable attorneys’ fees, Landlord shall pay Brokers pursuant to a separate commission agreement and hereby agrees to indemnify and hold harmless Tenant for any claims for commissions or other sums, and any losses, damages and expenses, including court costs and reasonable attorneys’ fees, arising from claims made by Brokers. Landlord shall have no liability for brokerage commissions arising out of a sublease or assignment by Tenant, and Tenant shall indemnify Landlord and hold it harmless from any and all liability for brokerage commissions arising out of any such sublease or assignment.

ARTICLE 32

Notices

Section 32.1        Notices. Notices, statements, demands, or other communications required or permitted to be given, rendered or made by either party to the other pursuant to this Lease or pursuant to any Applicable Law, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, when received by certified mail with return receipt or overnight courier delivery with receipt of delivery, or delivery refused, addressed to the other parties, as follows:

If to Landlord:

Two Harbor Point Square, LLC

100 Washington Boulevard, Suite 200

Stamford, CT 06902

Attn: Paul J. Kuehner

and to:

Two Harbor Point Square, LLC

100 Washington Boulevard, Suite 200

Stamford, CT 06902

Attn: David Fite Waters, Esq.

78

If to Tenant prior to the Occupancy Date:

Structured Portfolio Management, L.L.C.

2187 Atlantic Street

Stamford, CT 06902

Attn: Ward McGraw, Chief Financial Officer

with a copy to:

Diserio Martin O’Connor & Castiglioni, LLP

One Atlantic Street

Stamford, CT 06901

Attention: William A, Durkin, Esq.

Upon the Occupancy Date, Tenant’s address for notices shall be at the Premises, to the attention of Ward McGraw, Chief Financial Officer, with a copy to (x) Tenant at the second address listed above, and (y) Tenant’s outside counsel as listed above.

Any party listed in this Section may, by notices as aforesaid, designate a different address for addresses for notices, statements, demands or other communications intended for it.

ARTICLE 33

Estoppel Certificate; Financial Data; Notice of Lease

Section 33.1        Estoppel.

(a)         At any time and from time to time, Tenant shall, within ten (10) Business Days after notice by Landlord or a Mortgagee, execute, and deliver to Landlord and/or such Mortgagee a certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (ii) the Rent Commencement Date, the Commencement Date, the Lease Expiration Date and the date, if any, to which all Rent and other sums payable hereunder have been paid; (iii) the amount of Fixed Rent currently payable monthly, (iv) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (v) to Tenant’s knowledge that Landlord is not in default under this Lease, except as to defaults specified in such certificate; and (vi) such other matters as may be reasonably requested by Landlord or any current or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any current or prospective purchaser or mortgage lender of the Premises or any part thereof.

(b)         At any time and from time to time, Landlord shall, within ten (10) Business Days after notice by Tenant, execute, and deliver to Tenant and/or such third parties as Tenant may specify in such notice, a certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (ii) the Rent

79

Commencement Date, the Commencement Date, the Lease Expiration Date and the date, if any, to which all Rent and other sums payable hereunder have been paid; (iii) the amount of Fixed Rent currently payable monthly, (iv) that no notice has been received by Landlord of any default by Landlord hereunder which has not been cured, except as to defaults specified in such certificate; (v) to Landlord’s knowledge that Tenant is not in default under this Lease, except as to defaults specified in such certificate; and (vi) such other matters as may be reasonably requested by Tenant, any prospective assignee of this Lease, or other party then dealing with Tenant. Any such certificate may be relied upon by Tenant, any prospective assignee of this Lease, or other party then dealing with Tenant.

Section 33.2        Financial Data. If Tenant is not a publicly traded entity, Tenant shall deliver to Landlord and any Mortgagee, within thirty (30) days after written request therefor from Landlord, provided that (i) such request from Landlord is based upon or related to a financial event of Landlord wherein it is necessary or desirable for Landlord to obtain such financial information in conjunction with a financing or sale of the Property, and (ii) Landlord executes and delivers to Tenant a confidentiality agreement reasonably satisfactory to Tenant limiting disclosure of such information to such Persons who have a need to know such information in such form as is reasonably acceptable to Tenant, the following information: (a) an audited balance sheet of Tenant and its consolidated subsidiaries, if any, for the immediately preceding fiscal year, (b) an audited statement of profits and losses of Tenant and its consolidated subsidiaries for such year, and (c) an audited statement of cash flows of Tenant and its consolidated subsidiaries, if any, setting forth in each case, in comparative form, the corresponding figures for the immediately preceding fiscal year in reasonable detail and scope and certified by independent certified public accountants of recognized standing selected by Tenant.

Section 33.3        Notice of Lease. At Tenant’s request, Landlord shall execute, acknowledge and exchange with Tenant a statutory Notice of Lease with respect to this Lease sufficient for recording in the form attached as Exhibit N and which Tenant may record in the Stamford Land Records. Such Notice shall not in any circumstance be deemed to change or otherwise affect any of the terms, covenants and conditions of this Lease.

ARTICLE 34

Security Deposit

Section 34.1        Security Deposit.

(a)         Tenant has deposited with Landlord the amount of $500,000.00 (the (“Security Deposit”), the receipt whereof (if by check, subject to collection), is hereby acknowledged. The Security Deposit shall be held as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the prior consent of Landlord in each instance, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

80

(b)         If any Rent or any other charges or sums payable by Tenant to Landlord shall be overdue and unpaid beyond any applicable notice and grace period, then Landlord may, at its option, and without prejudice to any other remedy that Landlord may have on account thereof, appropriate and apply the Security Deposit or so much thereof (i) as may be reasonably necessary to compensate Landlord toward the payment of Rent or other sums due from Tenant, or (ii) towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant which Landlord is entitled to receive under this Lease, or (iii) towards any third-party expenses which are the responsibility of Tenant under this Lease. In such event, Tenant shall, within twenty (20) days after Landlord gives to Tenant notice thereof together with reasonable backup documentation thereof, restore the Security Deposit to the original amount deposited. The Security Deposit, or any balance remaining after any permissible deductions, shall be returned in full to Tenant within thirty (30) days after the date of the termination of this Lease and the surrender of the Premises by Tenant in compliance with the provisions of this Lease.

(c)         In the event any bankruptcy, insolvency, reorganization or other creditor- debtor proceedings shall be instituted by or against Tenant, or it successors or assigns, if any, the Security Deposit shall be deemed to be applied first to the payment of any Rent and/or other charges due Landlord for all periods prior to the institution of such proceedings and the balance, if any, of the Security Deposit may be retained by Landlord in partial liquidation of Landlord’s damages.

(d)         Landlord shall cause the delivery of the Security Deposit to the purchaser of Landlord’s interest in the Building if such interest be sold or transferred, and thereupon (provided such transferee assumes same in writing) Landlord shall be discharged and released from all further liability with respect to the Security Deposit or the return thereof to Tenant. Tenant shall look solely to the new landlord for the return of the Security Deposit to the extent so transferred, and this provision shall also apply to any subsequent transferees. No holder of a mortgage or deed of trust or lessor under a ground or underlying lease to which this Lease is or may be superior or subordinate shall be responsible for the Security Deposit, unless such mortgagee or holder of such deed of trust or lessor shall have actually received the Security Deposit.

(e)         The. Security Deposit shall not be commingled with any other monies whatsoever.

Section 34.2        Alternative Security. Tenant shall have the right at any time to substitute an unconditional irrevocable letter of credit, substantially in the form annexed hereto as Exhibit O or such other form as is reasonably acceptable to Landlord (“Letter of Credit”), as the Security Deposit, in an amount equal to the required security at the time of such substitution. The Letter of Credit shall be issued by a lending institution with an office for presentation of the Letter of Credit in the New York metropolitan area, reasonably satisfactory to Landlord. In the event that Tenant elects to issue the Letter of Credit, the Letter of Credit shall either (a) expire on the date which is sixty (60) days after the Lease Expiration Date (the “LC Date”), (b) be automatically self-renewing until the LC Date, or (c) if the Letter of Credit expires prior to the LC Date and is not self-renewing, provide the Landlord with a sixty (60) day period to draw on the Letter of Credit following notice to Landlord that the Letter of Credit will not be renewed.

81

Upon the occurrence of an Event of Default, Landlord shall be entitled to use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Fixed Rent, Additional Rent, or any other sum as to which Tenant is in default of (and may draw on the entire Letter of Credit for such purposes), or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this Lease, including, without limitation, any damages or deficiency in reletting the Premises accrued before or after any summary proceedings or other re-entry by Landlord, In the event of a transfer of Landlord’s interest in the Property, Landlord shall have the right to transfer the Letter of Credit to the transferee, without cost to Landlord, provided that the transferee has agreed in writing to assume all of Landlord’s obligations under this Article 34, and Tenant shall thereafter be bound to transferee under the terms of the Letter of Credit. Tenant shall be solely responsible for payment of any and all costs and expenses associated with the transfer of the Letter of Credit. This provision shall apply to every transfer or assignment made of the Letter of Credit to a new landlord or to a Mortgagee. The Letter of Credit shall not be assigned or encumbered by Tenant and any attempted assignment or encumbrance by Tenant shall be void.

ARTICLE 35

Miscellaneous

Section 35.1        Miscellaneous Provisions.

(a)         This Lease and all of the covenants and provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and the heirs, personal representatives, successors and permitted assigns of the parties.

(b)         The titles and headings appearing in this Lease are for reference only and shall not be considered a part of this Lease or in any way to modify, amend or affect the provisions thereof.

(c)         This Lease contains the complete agreement of the parties with reference to the leasing of the Premises, and may not be amended except by an instrument in wilting signed by Landlord and Tenant.

(d)         Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

(e)         This Lease may be executed in one or more counterparts, and may be signed by each party on a seperate counterpart, each of which, taken together, shall be an original, and all of which shall constitute one and same instrument.

(f)          Except as otherwise expressly provided in this Lease, (i) term “Landlord” as used in this Lease shall mean only the owner or owners of the Premises at the time in question, (ii) in the event of any transfer of such title or interest, Landlord named in this Lease (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability with respect to Landlord’s obligations thereafter to be performed hereunder, and (iii) the obligations contained in this Lease to be performed by

82

Landlord shall, subject as aforesaid, be binding on Landlord’s successors and assigns, only during their respective periods of ownership.

(g)         This Lease shall be governed by, and construed in accordance with, the laws of the State of Connecticut.

LANDLORD AND TENANT HEREBY SUBMIT TO EXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF CONNECTICUT AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CONNECTICUT (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF SUCH PERSON’S OBLIGATIONS HEREUNDER AND WAIVE ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS OF TENANT OR LANDLORD. WITH RESPECT TO A SUIT COMMENCED IN A COURT LOCATED IN THE STATE OF CONNECTICUT, LANDLORD AND TENANT HEREBY WAIVE AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE (i) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION; (ii) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM; OR (iii) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER LANDLORD AND TENANT OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED UPON LANDLORD AND TENANT AT THE ADDRESS FOR NOTICE TO SUCH PERSON IN THIS LEASE. TENANT AND LANDLORD EACH HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATED TO THIS LEASE.

(h)         Any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Property (including, without limitation, (A) all rent or other consideration received by Landlord in respect of its estate in the Property, (B) the proceeds of a sale, financing or refinancing of the Property, Landlord’s estate or interest therein, and (C) any insurance proceeds or condemnation awards relating to any portion of the estate or the Property; provided, that for each of clauses (A), (B) and (C) above in this Section 35.1, such rent, consideration and proceeds shall only be included if and to the extent that same are in the possession and control of Landlord and have not been distributed or disbursed to any other Person) and not against any other assets, properties or funds of (i) Landlord or any manager, director, officer, shareholder, general partner, limited partner, or direct or indirect partners, employee or agent of Landlord or its managers (or any legal representative, heir, estate, successor or assign of any thereof); (ii) any predecessor Person of Landlord or its managers, either directly or through Landlord or its predecessor Person of Landlord or its general partners; and (iii) any other Person, Notwithstanding the foregoing, Tenant does not waive its right to make any claim of fraudulent conveyance. The right of Tenant to enforce any claim against rent

83

received by Landlord shall not, except to the extent expressly provided in this Lease, include the right of Tenant to set off the Rent due from Tenant to Landlord or the right to abate the Rent due from Tenant to Landlord.

(i)          Without the written approval of Landlord and Tenant, no Person other than Landlord (including its direct and indirect partners), the Mortgagee (but only if Mortgagee shall assume the rights and obligations of Landlord), Tenant and their respective successors and assigns shall have any rights under this Lease.

(j)          There shall be no merger of the leasehold estate created hereby by reason of the fact that the same Person may own directly or indirectly, (i) the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (ii) the fee estate in the Premises, Notwithstanding any such combined ownership, this Lease shall continue in full force and effect until terminated by an instrument executed by both Landlord and Tenant.

(k)         In the event of the termination of this Lease as herein provided, the obligations and liabilities of Landlord and Tenant, as the case may be, actual or contingent, under this Lease which arose at or prior to such termination shall survive such termination.

(l)          This Lease is intended as, and shall constitute, a true lease, and Landlord and Tenant shall report their interests herein of accounting, tax and all other purposes as a true lease and shall not take any action or position inconsistent therewith.

(m)        Landlord shall, at Tenant’s request and expense, reasonably cooperate with Tenant (including, without limitation, providing Tenant and/or any federal, state or municipal governmental agency and/or quasi-governmental agency as directed by Tenant, any necessary documents, instruments and/or information under the control of Landlord and executing and delivering any documents reasonably requested by Tenant and/or any such governmental agency (including, without limitation, any required Department of Revenue Exemption Certificate)), (i) to enable Tenant to attempt to obtain a sales tax exemption with respect to materials used in construction of the Tenant Improvements, and (ii) to enable Tenant to attempt to obtain any other federal, state and/or municipal government economic incentives, including, without limitation, from the Connecticut Department of Economic and Community Development and the Connecticut Development Authority. Tenant acknowledges that it will not pursue incentives from the State of Connecticut or from any other governmental entity to the extent that such incentives, if granted, would reduce the Property Taxes.

(n)         Each party shall, at the other party’s (the “Requesting Party”) request and expense, reasonably cooperate with the Requesting Party (including, without limitation, providing the Requesting Party with any necessary documents, instruments and/or information under the control of such party and executing and delivering any documents reasonably requested by the Requesting Party) to enable the Requesting Party to attempt to obtain LEED compliance certification with respect to the Requesting Party’s activities at the Premises, the Building and/or the Park.

(o)         In the event that any Mortgagee reasonably requests changes, modifications or amendments to this Lease or otherwise requires additional documentation from

84

Tenant as a condition to providing a loan to Landlord secured by a Mortgage on the Premises, Tenant agrees to make (at no cost to Tenant) any such changes, modifications or amendments so long as they do not decrease Tenant’s rights or increase Tenant’s obligations hereunder or affect Tenant’s use of the Premises, in either case by more than a de minimis extent, or in any way increase the financial obligations of the Tenant hereunder.

(p)         Landlord may grant easements, licenses, rights of way or similar rights, or release or amend any such easements or rights with respect to the Premises, so long that such actions do not decrease Tenant’s rights or increase Tenant’s obligations hereunder or affect Tenant’s use of the Premises, in either case by more than a de minimis extent, or in any way increase the financial obligations of Tenant hereunder. Tenant shall reasonably cooperate with Landlord in connection therewith, at no cost to Tenant.

(q)         TIME SHALL BE OF THE ESSENCE with respect to the dates for taking all actions under this Lease, except as otherwise specified.

(r)          Subject to the exclusions below, each of Landlord and Tenant agrees to keep the terms of this Lease confidential, except that each of Landlord and Tenant may issue press releases regarding the execution of this Lease (and make comments to media inquiries that are consistent with such press releases), provided any such press release is mutually agreed to by the parties. Except in such a mutually agreed upon press release or as may be required (1) by Applicable Laws, (2) by a court of competent jurisdiction in connection with any action or proceeding before a court of competent jurisdiction, (3) to be disclosed to a party’s attorneys, accountants, real estate brokers and other professionals, or (4) to be disclosed in Landlord’s or Tenant’s financial statements or as part of the financing or sale of the Property, the terms of this Lease shall be kept confidential by the parties and no disclosure of same or any public disclosure mentioning Tenant’s name or Landlord’s name shall be made without the reasonable approval of the non-disclosing party.

(s)         Landlord represents and warrants to Tenant that:

(i)         (x) Landlord is a duly formed and validly existing limited liability company authorized to do business in the State of Connecticut and (y) the execution, delivery and performance by Landlord of this Lease has been duly authorized by all necessary limited liability company action and Landlord has all rights, power and authority necessary to enter into this Lease; and

(ii)         Landlord is the owner of fee-simple title to the Property.

[SIGNATURE PAGE FOLLOWS]

85

IN WITNESS WHEREOF, the parties have executed this Lease on the date first above written.

Landlord:

TWO HARBOR POINT SQUARE, LLC

By:	/s/ Paul Kuehner
	Name:	Paul Kuehner
	Title:	Authorized Signatory

Tenant:

STRUCTURED PORTFOLIO MANAGEMENT, L.L.C.

By:	/s/ Ward J. McGraw
	Name:	Ward J. McGraw
	Title:	CFO

86

EXHIBIT A

PROPERTY DESCRIPTION

ALL THAT CERTAIN real property situated in the City of Stamford, County of Fairfield and State of Connecticut, being known and designated as Unit S2 of Harbor Point Planned Community, together with all appurtenances thereto, all as more particularly designated and described in a certain Declaration of Harbor Point Planned Community dated August 13, 2008 and recorded in Volume 9425 at Page 121 of the Stamford Land Records, as amended from time to time.

87

EXHIBIT B

PERMITTED ENCUMBRANCES

1.	Taxes not yet due and payable.

2.	Water and/or sewer use charges not yet due and payable.

3.	Fees or assessments of Harbor Point Planned Community and Harbor Point Infrastructure Improvement District not yet due and payable. (See Certificate of Assessment Lien and Certificate of Notice of Installment Payment of Assessment Benefits, dated February 3, 2010 and recorded February 4, 2010 in Book 9811 at page 117 of the Stamford land records).

4.	Covenant and Restriction by and among The Strand/BRC Group, LLC, the Connecticut Light and Power Company, Western Massachusetts Electric Company and Holyoke Water Power Company dated as of June 21, 2005 and recorded on June 22, 2005 in Volume 8121 at Page 246 SLR.

5.	Declaration by One Harbor Point Square LLC, Two Harbor Point Square LLC, Three Harbor Point Square LLC, Four Harbor Point Square LLC, Antares Walter Wheeler Drive SPE, LLC, the Strand/BRC Group, LLC and Fairway Stamford LLC, dated August 20, 2009 and recorded October 7, 2009 in Volume 9722 at Page 232 SLR and amended by Declaration dated August 28, 2009 and recorded November 12, 2009 in Volume 9747 at Page 239 SLR.

6.	Terms, covenants, restrictions, easements, grants, by-laws, rules and regulations all as set forth in the Declaration of Harbor Point Planned Community dated August 13, 2008 and recorded August 19, 2008 in Volume 9425 at Page 121 SLR and in the surveys, plans and exhibits referred to therein, as the same may be amended from time to time.

7.	Presentation of Harbor Point Infrastructure Improvement District, dated January 17, 2008 and recorded January 18, 2008 in Volume 9244 at Page 281 SLR. (see Map No. 14243 SLR).

8.	Interlocal Agreement by and between the City of Stamford and Harbor Point Infrastructure Improvement District, dated July 1, 2008 and recorded July 11, 2008 in Volume 9397 at Page 178 SLR, as amended by that First Amendment to Interlocal Agreement dated October 28, 2009 and recorded January 13, 2010 in Volume 9793 at Page 104 SLR.

88

9.	Development Agreement, Harbor Point Infrastructure Improvement History by and between the City of Stamford and Harbor Point Infrastructure Improvement District, dated October 28, 2009 and recorded February 3, 2010 in Volume 9810 at Page 154 SLR.

10.	Road and Utility Agreement, Harbor Point Infrastructure Improvement History by and between the City of Stamford and Harbor Point Infrastructure Improvement District, dated October 28, 2009 and recorded February 3, 2010 in Volume 9810 at Page 171 SLR.

11.	Community Association Maintenance Assumption Agreement (Harbor Point), dated January 1, 2010 and recorded February 3, 2010 in Volume 9810 at Page 177 SLR.

12.	Construction Rights Agreement – Harbor Point, by and between Walter Wheeler Drive SPE, LLC and The Strand/BRC Group, LLC and Harbor Point Infrastructure Improvement District, dated January 1, 2010 and recorded February 3, 2010 in Volume 9810 at Page 190 SLR.

13.	Notice of Imposition of Special Assessments of Harbor Point Infrastructure Improvement District And, dated February 3, 2010 and recorded February 4, 2010 in Volume 9811 at Page 38 SLR.

14.	Certificates of Assessment Lien and Certificates of Notice of Installment Payment of Assessment Benefits, dated February 3, 2010 and recorded February 4, 2010 in Volume 9811 at Pages 94 et seq. SLR.

15.	Environmental land use restrictions which Landlord and Landlord's Affiliates may record in the Stamford Land Records in accordance with Section 24.3(b)(ii).

89

exhibit c

FLOOR PLAN

90

EXHIBIT C-1

GENERATOR ROOM

91

EXHIBIT D

PLANS AND SPECIFICATIONS

There are no separate and distinct plans of Landlord’s Work.

Landlord’s Work shall include the following:

1.	delivery of the Premises in broom clean condition;
2.	mechanical equipment room, electric and phone closets provided;
3.	all Base Building on-floor HVAC distribution ductwork stop/stubbed out at the mechanical room;
4.	provision of existing connection points to the floor for the fire alarm system;
5.	sprinkler loop mains provided for further distribution by Tenant;
6.	exterior columns sheetrocked, spackled, taped and ready for paint;
7.	life safety systems ready for Tenant connections as part of the Tenant Improvements;
8.	all perimeter convector enclosures (where applicable) in new condition;
9.	perimeter (where applicable) and core walls installed with gypsum wallboard, scraped, patched and ready to receive Tenant finishes;
10.	all perimeter windows and frames clean, sealed and in weathertight condition and any broken glass replaced; and
11.	bathrooms for the Premises delivered with a finish consistent with that of the second (2nd) floor bathrooms.
12.	The Base Building shall comply with the specifications annexed hereto as Exhibit D-1.

92

EXHIBIT D-1

BUILDING SPECIFICATIONS

Two Harbor Point Square is a 140,000 gross square foot office building with a covered parking garage with a parking ratio of 2/1000 and all the necessary site improvements for a Class A development. The project is in compliance with all governing building codes, building regulations and authorities.

Site Improvements:

1.	All access roads, drives, loading areas and on-site parking areas are paved with asphalt and concrete curbs. All required pavement markings and parking strips are provided.
2.	Storm Water Management – The site drainage system is a State and City approved storm water control system.
3.	Infrastructure – All necessary on-site infrastructure is completed including all ingress, egress and site utilities. All necessary utilities have been brought to the site and are located underground within public utility easements including storm sewer, sanitary sewer, domestic water, fire service, electrical power (transformed) and telecommunications. The utility service complies with all municipal and utility company requirements.

Structural:

1.	Frame – The building structure consists of structural steel and light- weight concrete decks.
2.	Loading – The floors will accommodate a total Tenant load of 90 pounds per square foot (70-lbs. Live load plus 20-lbs. partition load).
3.	Height – The floor-to-floor height will be designed to accommodate a clear ceiling height of 10’-6” to 10” in most areas. Areas immediately adjacent to the core area will be less due to Base Building supply and return HVAC ductwork.
4.	Finish – Concrete floors are steel trowel finished per ACI Specifications, leveled to a minimum tolerance of FF 20, FL 17 and ready to receive the Tenant’s improvements.

Exteriror Wall:

1.	Wall – The Exterior Wall of the building is a curtainwall system that incorporates high efficiency glass, aluminum framing and granite-base accents.
2.	Framing – The framing consists of extruded aluminum sections finished with a factory applied, thermally set fluoropolymer finish on the exposed exterior surfaces and thermally set acrylic on the exposed interior surfaces of the framing system. The framing includes an internal weep system. The glazing seals are extruded gaskets.

93

3.	Vision Glass – The vision glass incorporates double pane insulating units with tinted glass and a Low-E coating.
4.	Spandrel Glass – Spandrel units are single pane glass with an opacifier. Thermal insulation is provided behind the spandrel.
5.	Window Treatment – The exterior wall window treatment will be consistent with building standard and provided by Tenant as part of the Tenant Work Allowance.

Roof:

1.	Roofing – The roof includes a 15-year warranty and is an EPDM system.

Interior Finishes and Core Services:

1.	Tenant Ceilings – The building will accommodate a conventional suspended acoustical 2’ x 2' tile lay-in ceiling (installed by the Tenant) at 9’-6” to 10” above the finished floor. Some areas adjacent to the Base Building core Mechanical Rooms will accommodate a 8’-0” ceiling height.
2.	Lobbies – Finishes at the ground floor entrance lobby are designed with a combination of high quality, durable finish materials of natural stone, wood, and architectural plaster.
3.	Restrooms – Men and women’s restrooms are provided on each floor. Fixture counts are based on the requirements of the building code and all restrooms are fully compliant with provisions of the ADA, The restroom floors and walls are finished with ceramic tile. The restroom vestibule walls are finished with durable vinyl wall covering over gypsum board, Natural stone vanities and ceiling hung, painted metal toilet partitions are provided. Accessories include stainless steel recessed and semi-recessed toilet accessories and full width unframed mirrors.
4.	Electrical Rooms and Telephone Closets – One (1) electrical room is provided at the building core on each floor to accommodate the building’s electrical distribution system. One (1) closet is provided at the building core on each floor to accommodate Tenant voice and data risers.
5.	Walls – Building exterior columns, core walls and exterior perimeter walls are finished with gypsum wallboard, taped and sanded, ready to receive Tenant’s finishes.
6.	Drinking Fountains – Drinking fountains are provided to comply with all applicable codes and provisions of the ADA.
7.	Doors and Frames – The base building core doors will be full height @ 8’-0”, hollow metal construction with hollow metal frames, include high quality commercial grade brushed stainless steel hardware (mortised locks, latch sets and lever type handles). All doors and hardware comply with the provisions of the ADA.

Elevators:

1.	The office tower is served by three (3) passenger elevators located at the main lobby. The elevators will have a handling capacity of 12% and an interval not greater than 30

94

seconds. One (1) passenger car is rated at 4,500 lbs. and will double as a freight elevator when needed. The elevator doors and frames have a brushed stainless steel finish and the elevator cab finishes compliment the main lobby finishes.

Loading Dock:

1.	The project includes a loading dock at grade level that includes a trash compactor and one (1) delivery bay with a dimension as follows: Width-20’0”; Height-14’0”.

Mechanical:

1.	HVAC Design Criteria:

a.	The HVAC system design for the building is based on the following criteria:
(1)	Summer design outdoor condition: 84°F DB 74°F WB.
(2)	Winter design temperature: 5°F
(3)	Indoor design conditions:
(a)	Occupied office space: 76°F (summer), 70° (winter) +/- 2°F.
(b)	Occupied office space humidity range:

Summer – 60% RH (Max.)

Winter – No humidity control

(c)	Elevator machine rooms: 85°F maximum, 60°F minimum
(4)	Lighting at typical office spaces: 1.5 watts per usable sq. ft. (70% assigned to space loads)
(5)	Diversified tenant equipment heat loads: 3.5 watts per usable sq. ft.
(6)	Outside air: The base building will accommodate a population density for outside air ventilation of 1 person per 150 usable sq. ft. and 20 CFM per person.
(7)	Population: 150 USF/person (for space head load calculations.)
(8)	The HVAC system is designed so that sound levels do not exceed the following;
(a)	General office areas – NC 35-40
(b)	Spaces adjacent to air handling unit equipment rooms or below roof mounted equipment – NC 45

2.	Air conditioning is provided by floor-by-floor packaged water cooled air conditioning units in base building MERs. Condenser water system is comprised of a multicell cooling tower located on the roof with plate frame heat exchangers and primary/secondary pumping systems. Ventilation air is provided from an outside air hear recovery system with indirect fired gas heating and delivered to each floor fan room via a central air riser ductwork system.
3.	Cooling towers are galvanized steel construction with stainless steel basins and incorporate an induced draft and counter-flow design.

95

4.	All Base Building ductwork terminates at the core wall with dampers. The Tenant Improvement scope of work will include the on-floor primary heating and cooling system i.e. primary distribution ductwork, secondary distribution ductwork and VAV terminal units on the floor. The air velocity in primary ductwork and risers shall not exceed 2000 feet per minute, 1500 feet per minute in secondary and branch ducts. Ductwork construction shall be in accordance with SMACNA Standard (First Edition 1985). Secondary ductwork downstream of the terminal units plus panel face supply type diffusers for the internal and perimeter overhead heating and cooling distribution will be provided as part of the Tenant Improvement scope of work.
5.	Primary VAV ductwork will be provided with external glass fiber insulation.
6.	Hydronic heating systems shall be variable flow with two-way valves.
7.	Supply air to the occupied tenant spaces is filtered with replaceable media type filters in accordance with ASHRAE 62-89 Standards with an average efficiency of 30% based on ASHRAE Test standard 52.1-92, Outside air shall be filtered with media type filters with an efficiency of approximately 30%.
8.	All supply air ductwork shall be sealed in accordance with SMACNA standards. Ductwork shall be insulated with external glass fiber insulation.
9.	Outside ventilation air to each tenant floor is flow monitored and adjustable through the building control and management system in accordance with ASHRAE 62-89 Standards and the use of CO2 sensors.
10.	Variable air volume floor air handling units on each floor are provided and equipped with efficient variable speed drives, They are designed to accommodate the indoor air quality issues as set forth in the ASHRAE 62-89 Standards, The following is provided:
(a)	Double wall construction.
(b)	Stainless steel cooling coil drain pans, which are internally sloped to drain, dry upon unit shutdown, Coils have a maximum of 6 rows and selected at a maximum face velocity of 500 fpm.
(c)	Air handling units are fully accessible for cleaning and maintenance in accordance with ASHRAE 62-89 Standards. Fiberglass insulation is not exposed to the air stream.
11.	The floor terminal equipment is series type fan powered terminal units (FPTU) with energy efficient motors and internal acoustical attenuation as required to maintain a NC 35 or lower in the occupied space. Internal acoustical lining shall be provided in the secondary ductwork up to 20’-0” downstream of the FPTU. All air terminal equipment will be included in the Tenant Improvement scope of work.
12.	The condenser water system will be hydrostatically tested and leak tight prior to insulation.
13.	The condenser water system will be balanced to design flow rates and documented. All air distribution will be balanced and documented.
14.	The building control system is a state-of-the-art DDC microprocessors and PC based system, with stand alone remote field panels and peer-to-peer communication over a high speed network to all terminal equipment. All Tenant temperature sensors are to be connected to Landlord’s building control system will be included in the Tenant Improvement work scope.
15.	Stairways are provided with stair pressurization systems in accordance with code.

96

Plumbing:

1.	The building water service entrance is provided for fire protection and domestic water. All connections between the domestic water system and use will be protected by reduced pressure type back flow preventers.
2.	A complete plumbing system is provided, including all underground piping to public mains, consisting of sanitary waste piping, sanitary vent piping, domestic cold water piping, and storm sewer piping installed to all facilities and in accordance with all applicable codes.
3.	Internal downspouts with overflow drains are provided as per code for all roof areas and discharge to the storm sewer system. All horizontal downspout lines in the ceiling space below the roof are insulated.
4.	The plumbing fixtures shall be vitreous china, commercial quality. Water closets and urinals shall be flush valve type, siphon jet, wall hung, Lavatory bowls are under counter type. Lavatory trim and selected fixtures meet all ADA requirements.
5.	Drinking fountains are self-contained electric, stainless steel and meet all ADA requirements. One (1) will be provided at the core wall on each level.
6.	Domestic cold water is provided from municipal water mains in the street and boosted by a triplex domestic water booster pump to base building restroom facilities at street pressure. Electric water heaters (one per floor) provide hot water to the base building restrooms. All hot water piping is insulated.
7.	A Tenant “wet column” with a 4” waste, 3” vent and 1 1/4” cold water line is provided at the building core.
8.	Hose bibbs are provided in the mechanical rooms and the loading dock. A freeze-proof wall hydrant is provided on each exterior face of the building at ground level and at two sides of the mechanical penthouse roof area.

Fire Protection:

1.	The building is fully sprinkled, Concealed type heads with white cover plates and adjustable inlets will be provided in the common core areas of the Base Building. The Base Building provides a standpipe with tamper switches and valves in the building exit stairways for future Tenant connection. The Base Building system is designed and installed as required by NFPA 14 and all local code requirements.
2.	The Tenant will provide the main and branch sprinkler piping distribution system which shall be located near structural slab or deck. Concealed type heads that match the Base Building heads will be provided in the Tenant area and included in the Tenant Improvement scope of work. The Tenant design will be based on NFPA 13 and local code requirements. All required drops and/or relocation of the base building core area heads will be included in the Tenant Improvement scope of work.
3.	An electrical driven fire pump is connected to normal utility power and the emergency generator via an automatic transfer switch.

97

Electrical

1.	The base building electrical distribution system complies with local codes and the National Electrical Code as well as any additional applicable code authorities.
2.	The electrical service is 480Y/277 volt, 3 phase, 60 Hz and is supplied to the building from Connecticut Light & Power Company through transformers located at Grade Level. The main switchboards are located on the ground floor and include heavy-duty circuit breakers with solid state trip function plus ground fault protection, Each Tenant space will be individually sub-metered at the floor of occupancy (the cost of such sub-meter to be paid for by Tenant as part of the Tenant Improvement Allowance).
3.	The building electrical service is distributed vertically in the core through conduit risers to high voltage panels located in the core electrical rooms on each floor, The high voltage panels serve the Base Building MEP equipment/systems, the Base Building/Tenant 277-volt fluorescent lighting system.
4.	The Base Building buss duct riser is sized to provide 6.0 watts per useable square foot of electrical connected load capacity for the Tenant’s low voltage use at each floor. The Tenant will be responsible for all distribution from the buss duct riser out.
5.	All wiring is in conduit or EMT. When approved for use in the applicable occupancy and by the local code authorities, type AC or MC cable may be used for branch circuits where not subjected to damage. At the Tenant’s option, aluminum conductors shall be allowed for sizes # 1/0 AWG and above where terminated with crimp type compression connectors. Wiring for individual fire alarm indicating and initiating devices shall be plenum rated cable or alternate cable if allowed by the local authority.
6.	A base building diesel powered emergency generator and standby power distribution system utilizing automatic transfer switches is provided to serve the following loads:
(a)	Stair lighting
(b)	Fire Command Station
(c)	Service elevator as well as one passenger elevator in each bank
(d)	Fire alarm system
(e)	Fire pumps
(f)	Stair pressurization
7.	The Tenant emergency lighting fixtures must include a battery back-up system.

Tenant Voice / Data Access:

1.	A main voice / data frame POP (Point of Presence) Room is located at grade. Voice / data riser sleeves are located at the core of the building to facilitate the vertical distribution of the Tenant's system or systems. All individual Tenant voice / data switches and equipment will be located within the Tenant occupied space. Current providers include, AT&T, Cablevision Lightpath and Verizon.

Lighting Systems:

1.	Lighting system will be flexible with modular wiring technology. The Tenant will consider infrared

98

or ultrasonic type occupancy sensors for all private offices. The lighting goal shall be 1.2 watts/sq. fl. maximum. The building standard lighting fixtures will be included in the Tenant Improvement scope of work.

2.	The Base Building restrooms include occupancy sensors.
3.	The parking garage is lighted with metal halide fixtures to provide 5.0 foot-candles average. The garage is lighted with metal halide fixtures to provide 5.0 foot-candles average maintained with an average to minimum ratio of 5 to 1. A night and weekend set back reduction feature is incorporated to reduce energy consumption. Walkways and walk areas are lighted and include the night and weekend set back reduction feature.

Fire Alarm System:

1.	A code compliant fully addressable fire detection and alarm system, which complies with ADA requirements is provided. At a minimum, the system includes the following:
(1)	Manual pull stations
(2)	Speaker horns and visual strobes (ADA approved)
(3)	Water flow alarms and tamper switch monitoring coordinated with the fire protection system
(4)	Smoke detectors at elevator lobbies, which interface with the elevator control system
(5)	Smoke detectors at air handling units
(6)	Additional monitoring and indicating devices as required by local code
(7)	Fireman’s telephone system utilizing two-way permanent phones and phone jacks

Security System:

1.	An electronically controlled card access building system is provided. The system controls all the perimeter entrances to the building to ensure that Tenant’s employees and property are adequately safeguarded. Each card is separately coded for specific individual access and is configured for a multitude of authorized access levels.

Parking Garage Control System:

1.	The Parking Garage entrance/exit control utilizes a “Smart Pass” control system that automatically opens the control gate as a vehicle approaches.

99

EXHIBIT E

FORM OF CHANGE ORDER

Change Order No. _______

Two Harbor Point Square

To:

______________________________

______________________________

______________________________

Attn: _________________________

From:

Two Harbor Point Square, LLC

100 Washington Boulevard, Suite 200

Stamford, CT 06902

Description of Change

Cost of Change	$

Savings from Change	$

Net Amount of Change	$

Tenant’s Delay		____________Days

Accepted:

Two Harbor Point Square, LLC

By:	By:

Date:	Date:

100

EXHIBIT F

BUILDING HOLIDAYS

Holiday Schedule is as follows:

•	New Year’s Day

•	President’s Day

•	Memorial Day

•	Independence Day

•	Labor Day

•	Thanksgiving Day
•	Christmas Day

101

EXHIBIT G

CLEANING SPECIFICATIONS

DAILY

Sweep, dry mop or vacuum all floor areas of resilient wood or carpet, remove matter such as gum and tar, which has adhered to the floor.

Empty all ashtrays and waste baskets and removal all trash. Wipe down ashtrays and waste baskets.

Spot wash to remove major smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

Damp mop all non-resilient floors.

Dust and wipe all desk and table tops, so long as desks and table tops are not covered with files, paper or other personal effects.

Wash clean all water fountain tops and countertops.

Dust closet shelving, coat racks, telephones, furniture, fixtures and window sills.

Dust all vinyl, plastic or leather type synthetic covered chairs nightly and wipe clean as needed

WEEKLY

Spot clean carpet stains.

Spot wash interior partition glass and door glass to remove smudge marks.

MONTHLY

Scrub resilient floor areas using buffable non-slip floor finish.

Clean all interior glass, both sides.

Clean the exterior and saddles of elevator doors.

QUARTERLY

Vacuum all ceiling and wall air supply and exhaust vents and diffusers

Clean all glass and mirrors in common lobbies.

High dust pictures, frames, charts, graphs and similar wall hangings or surfaces not reached in nightly cleanings, the exterior of lighting fixtures, overhead pipes and sprinklers located in the Premises.

102

SEMI-ANNUALLY

Wash vertical terrazzo or marble surfaces.

Damp wash such items, including surrounding wall or ceiling areas that are soiled.

Wash all exterior surfaces of exterior glass.

ANNUALLY

Vacuum drapes.

Dust all storage shelves and damp mop floor areas.

Wash all interior surfaces of exterior glass.

Refinish resilient floor areas using buffable non-slip floor finish.

LAVATORY CLEANING

Nightly

Scrub, rinse and dry floors.

Wipe mirrors, power shelves, bright work (including flushometers, piping, and toilet seat hinges).

Clean enameled surfaces, wash basins, urinals and bowls.

Wash both sides of all toilet seats with soap and water.

Wash tile walls near urinals with disinfectant

Fill toilet tissue dispensers, as needed

Fill all soap, towel sanitary napkin dispensers as needed

Empty and wash clean all waste cans and other receptacles

Weekly

Treat urinals with a scale solvent, weekly

Monthly

Wash down lavatory walls and stalls from trim to floor.

Wash down partitions, tile floors and enameled surfaces.

Dust all lighting fixtures.

General

Landlord to provide sanitary dispensary units in ladies’ rooms.

PORTER/MATRON DUTIES

Police lobby area, elevator cabs and lavatories twice daily.

Fill toilet tissue, soap, towel dispensers, as needed.

Keep garage lobby vestibules clean.

Keep sidewalks free from debris and snow/ice.

Keep all stairwells clean and free of debris.

Keep the building entrance doors in clean condition.

Keep base building exterior metal work, marble, and building entrance in clean condition at all times.

Keep plaza, outdoor seating, railings, lights and other appurtenances clean.

Insert plastic liners in outdoor waste disposal cans and empty cans as needed.

103

Note:

This specification does not include the cleaning of IT/equipment rooms. This specification does not include cleaning of dishes, glasses, silverware, equipment or cooking materials located in a kitchenette. This specification does not include carpet shampooing, This specification does not include the type of cleaning involved for high end finishes such as wood paneling, office glass panel walls, marble, stone or other high finish flooring (other than normal mopping/cleaning).

104

EXHIBIT H

RULES AND REGULATIONS

To the extent the provisions of these Rules and Regulations conflict with the provisions of the Lease, the provisions of the Lease shall control.

1.	The sidewalks, driveways, entrances, passages, courts, lobby, esplanade areas, plaza, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises, and Tenant shall not permit any of its employees, agents, or invitees to loiter in any of said areas (except for the outdoor plaza and esplanade areas as designated). No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the Premises.

2.	Except as provided in the Lease, no awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens that are visible from the exterior of the Premises or Building shall be attached to or hung in, or used in connection with, any window or door of the Premises, unless included in Tenant’s Plans or, if not so included without the prior written consent of Landlord (including the manner of hanging or attachment), such consent not to be withheld unreasonably and to be deemed given if not withheld, with reasonable explanation, within ten (10) days following request.

3.	No sign, insignia, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant either (a) on any part of the outside of the Building, or (b) inside of the Common Areas, or (c) outside of the Premises, without in each such case the prior written consent of Landlord, such consent to be deemed given if not withheld within ten (10) days following request. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs in Common Areas of the Building (if and when approved by Landlord), and lettering on doors and directory tablets shall be inscribed, painted or affixed for each tenant by Landlord at the reasonable expense of such tenant, and shall be of a size, color and style which matches Building standard or is otherwise reasonably acceptable to Landlord.

4.	The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills or on the peripheral heating loop enclosures.

5.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules of the Common Areas.

6.	The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed, and no sweepings, rubbish,

105

rags, acids or other similar substances shall be thrown or deposited therein, Except as specified in Landlord’s cleaning specifications, any cuspidors or containers or receptacles used as such in the Premises shall be emptied, cared for and cleaned by and at the expense of Tenant.

7.	No tenant shall mark, paint, drill into, or in any way deface any part of the Common Areas or the Building. No borings or cuttings shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct, except as provided in Tenant’s Plans or in connection with approved (or deemed approved) Alterations, Subject to the foregoing, Tenant may install and hang normal office decorations and cabinetry in the Premises.

8.	No bicycles, vehicles, birds or animals of any kind (except fish) shall be brought into or kept in or about the Premises. However, this prohibition shall not apply to dogs or other animals which are assisting visually impaired individuals or which may be utilized for detecting illegal drugs or explosives.

9.	No noise, including, but not limited to, music or other playing of musical instruments, recordings, radio or television, which, in the reasonable judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant, Nothing shall be done or permitted in the Premises by any tenant which would materially impair or interfere with, as determined by reasonable standards, the use or enjoyment by any other tenant of any other space in the Building or on the outdoor plaza.

10.	No tenant nor any of tenant’s servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance, except in small quantities as may be required for the proper operation, maintenance and/or cleaning of customary office equipment, provided Tenant shall comply with any and all laws and regulations governing usage and disposal of same.

11.	Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building or other key or code provided to Landlord shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key or other key or code provided to Landlord, Each tenant shall, upon the termination of its tenancy, turn over to Landlord all security cards, Smartpass cards, all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the standard fee charged by Landlord for the cost of replacement thereof, Any security card or Smartpass returned by a tenant when unneeded during the term of such tenant’s lease shall thereafter be re-issued to such tenant as an “add back” without charge upon request.

12.	The removal or delivery of furniture or extra-large or heavy items which may interfere with the use and occupancy of the Building by other tenants, or with their access to their respective leased premises, must take place during such hours and in such elevators as Landlord or its Agent may reasonably determine from time to time, Landlord reserves

106

the right to a cursory inspection of all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any additional responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Premises of the Building under the provisions of this Rule 12 or Rule 16 hereof.

13.	Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or public typist, or for the storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school, or as a hiring or employment agency. Tenant shall not use the Premises or any part thereof, or permit the Premises, or any part thereof to be used for manufacturing or for the sale at auction of merchandise, goods or tangible personal property of any kind.

14	No tenant shall obtain, purchase or accept for use in the Premises catering, ice, water cooler, towel service, barbering, boot blackening, special cleaning, floor polishing, or other similar services from any persons not expressly authorized by Landlord to furnish such service; provided, however, that such service may be famished by an outside vendor or caterer in the event the vendors and/or caterers doing business at the Building and the Park, if applicable, fail to bid competitive prices or rates for such services. Such services shall be furnished only during regular Business Hours, in the Premises, and under such reasonable regulations as may be fixed by Landlord. Notwithstanding the above, this prohibition shall not prevent Tenant from furnishing such services for its employees, guests, invitees and independent contractors, or prevent Tenant’s employees from bringing in meal items and/or having coffee breaks. Notwithstanding the foregoing, Tenant shall have the right to utilize exterior vendors and/or caterers, provided that Tenant utilizes such vendors that maintain the Class A nature of the Building.

15.	Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s judgment, tends to impair the reputation of the Building or its desirability as a building for offices and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising or identifying sign.

16.	Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons connected with or calling upon Tenant who do not present a pass to the Building signed by Tenant or whose entry Tenant does not approve in response to telephone inquiry from the front desk upon such person’s arrival at the Building. Tenant shall furnish Landlord with a facsimile of such pass. All persons entering and/or leaving the Building on weekends or Holidays or on non-Holiday weekends before or after Business Hours may be required to sign a register. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.

107

17.	Tenant, before closing and leaving the Premises at any time, shall see that all operable windows are closed and all lights are turned out. All entrance doors in the Premises shall be left locked by Tenant when the Premises are not in use. Entrance doors on multi- tenant floors shall not be left open at any time.

18.	Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant’s expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord’s contractors while doing janitor service or other cleaning in the Premises and while making repairs or alterations in the Premises.

19.	The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

20.	The requirements of tenants will be attended to only upon notice of Landlord’s managing agent and, if Landlord or its managing agent requests, upon execution and submission or written application or purchase order. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

21.	Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall reasonably cooperate to prevent the same.

22.	There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter of thing, any hand tracks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require.

23.	Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the Premises in disturbance of other tenants or which creates a public or private nuisance. No cooking shall be done in the Premises except as is expressly permitted in the foregoing Lease or in the pantry area.

24.	On notice to Tenants, Landlord may rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. Rules will be applicable and enforced uniformly.

25.	The parking areas servicing the Building shall not be used for storage of vehicles or long-term parking of vehicles; it being the intention that Tenant’s use of said parking areas is to be directly related to Tenant’s use of Premises as said use is permitted by the terms of its Lease, Landlord reserves the right to cause the removal, by towing, of vehicles in violation of this parking rule, it being understood and agreed by Tenant that Landlord’s right to tow illegally parked vehicles is hereby noticed to Tenant and no notice of Landlord’s right to tow illegally parking vehicles by signage need be posted on the Land

108

or the Building, All costs of the towing of illegally parked cars owned by Tenant or Tenant Parties shall be borne by Tenant and shall be deemed to be Additional Rent.

26.	The garage is to be used by tenants of the Building or Park, their employees, visitors and guests.

27.	The speed limit within the garage and on all internal roadways and driveways shall be 5 m.p.h. and is strictly enforced.

28.	Overnight parking is prohibited, You should defer to your specific lease for an individual tenant’s rights to park in the garage after hours.

29.	Vehicles may not be parked in such a manner as to block access to: garages, fire hydrants, pedestrian crossing areas, designated fire lanes, or clear two lane passage by vehicles, Violators will be towed.

30.	The following types of vehicles are prohibited in the parking areas or drives except for temporary loading or unloading: trucks and other commercial vehicles (carrying a sign advertising a business) and vehicles with more than four single-tired wheels.

31.	All vehicles parked on the property will be licensed and in operating condition for safe travel on public roads.

32.	The maximum height for vehicles accessing the garage is posted, You will be responsible for damages resulting from your vehicles exceeding this height requirement. Vehicles with roof racks shall enter at their own risk.

33.	All persons will comply with Connecticut state laws and Department of Motor Vehicles regulations on the roads, drives and property.

34.	Parking in the garage and in other parking areas is “at your own risk”. Ownership and management shall not be held responsible for any damage to vehicles nor be responsible for any items left in vehicles.

35.	Tenants and their employees may park only in those areas assigned to them.

36.	All visitors must report to reception of the appropriate building entrance of which they are visiting.

Landlord acknowledges that Tenant shall not be responsible for compliance by Tenant Parties with the Rules and Regulations with respect to motor vehicles, but shall reasonably cooperate with, and support, Landlord’s actions to enforce compliance with such Rules and Regulations by all Tenant Parties.

[The remainder of this page is left intentionally blank.]

109

EXHIBIT I

HVAC SPECIFICATIONS

b.	The HVAC system design for the building is based on the following criteria:

(1)	Summer design outdoor condition; 84°F DB 74°F WB.

(2)	Winter design temperature: 5°F

(3)	Indoor design conditions;

(a)	Occupied office space; 76°F (summer), 70° (winter) +/- 2°F.

(b)	Occupied office space humidity range:

Summer – 60% RH (Max.)

Winter – No humidity control

(c)	Elevator machine rooms: 85°F maximum, 60°F minimum

(4)	Lighting at typical office spaces: 1.5 watts per usable sq. ft, (70% assigned to space loads)

(5)	Diversified tenant equipment heat loads: 3.5 watts per usable sq. ft.

(6)	Outside air: The base building will accommodate a population density for outside air ventilation of 1 person per 150 usable sq. ft. and 20 CFM per person.

(7)	Population: 150 USF/person (for space head load calculations.)

(8)	The HVAC system is designed such that sound levels do not exceed the following;

(a)	General office areas – NC 35-40

(b)	Spaces adjacent to air handling unit equipment rooms or below roof mounted equipment – NC 45

110

EXHIBIT J

GARAGE PLAN

111

EXHIBIT K

PARKING PLAN

112

EXHIBIT L

SECURITY SPECIFICATIONS

Building Access

The Building will have access 24/7/365, via an electronic controlled access system. All external doors will be locked after Business Hours. A tenant must use their card to access the Building through any secured exterior door during Business Hours or after hours. Each tenant shall be given a set amount of cards for their employees. All employees who are terminated or change their employment shall be required to return their access card to security. There will be a charge for replacement of cards or for issuance of additional cards over and above the original card allocation provided to tenant. The current charge for replacement or additional security cards is $15 per card and the current charge for replacement or additional Smartpasses is $35 per card.

All visitors to the Building during Business Hours shall be checked in by security.

Garage Access

The garage will be equipped with a “smart pass” or similar system that opens the control gate when activated, by use of a card system, allowing for vehicle access into the garage.

Personnel

The Building shall have an unarmed security officer or concierge in the main lobby of the Building during Business Hours (Monday thru Friday 8:00am to 6:00pm and Saturday 8:00am to 1:00pm, excluding Business Holidays), An officer or roving patrol shall be available during non-business hours, Monday thru Friday from 6:00pm to 11:00pm, excluding Building Holidays. From time to time, the security personnel on duty may be away from the desk to provide for various tours of the Building or Property (signage shall be present during this time). Security personnel shall escort employees and invitees to the Garage upon request.

Building Monitoring

The Building will have various cameras to cover all external door entrances. Images provided by the cameras will be recorded on a DVR or similar device. Building intruder and fire alarms shall be connected to a central monitoring panel with automatic off-site notification during periods security personnel are not present on the Property.

Life Safety/Evacuation and Building Emergency Plans

A plan for life safety/evacuation and for Building emergencies shall be adopted prior to the occupancy of the Building by the first tenant, and a copy of such plans shall be distributed to each tenant. Each tenant is expected to ensure that its employees and invitees are aware of such plans and comply with them as needed.

113

EXHIBIT M

SHUTTLE BUS SPECIFICATIONS

Morning Shuttle Schedule

Shuttle shall run continuously from 7:30 AM to 9:30 AM, Monday thru Friday, except for Building Holidays

Afternoon/Evening Shuttle Schedule

Shuttle shall run continuously from 4:20 PM to 6:20 PM, , Monday thru Friday, except for Building Holidays.

Additional Service

Shuttle service shall be available on an on-call basis between 9:30 AM and 4:20 PM, Monday thru Friday, except for Building Holidays. Any additional services shall be provided upon request at an additional fee.

114

EXHIBIT N

FORM OF NOTICE OF LEASE

NOTICE OF LEASE

Pursuant to Section 47-19 of the Connecticut General Statutes (1958 version, as amended), notice is hereby given of the existence of the following lease (the “Lease”):

1.	The name and address of Landlord is:

Two Harbor Point Square, LLC

100 Washington Boulevard, Suite 200

Stamford, CT 06902

2.	The name and address of Tenant is;

Two Harbor Point Square
Stamford, CT 06902

3.    The date of execution of the Lease is:_______  _______, 2011

4.    The description of the leased premises (the “Premises”) as contained in the Lease is the entirety of the __________ (_______) floor in the building known as Two Harbor Point Square, Stamford, Connecticut on the land on which the building is located, described on Exhibit A hereto.

5.    The initial term of the Lease is for approximately ______(_____) years, the scheduled date of commencement being approximately ________ and the scheduled date of expiration being approximately__________.

6.    The Lease contains the following right of extension or renewal: ______ (_____) ______ (__) year options to extend.

7.    The Lease contains no option to purchase.

8.     Nothing contained in this instrument shall be deemed to modify or change any of the provisions of the Lease. In the event of any conflict between the terms of the Lease and the terms of this Notice, the Lease shall govern. A copy of the Lease is on file in the Landlord’s office.

9.    This instrument shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

115

IN WITNESS WHEREOF, the parties have executed this instrument as of the ____ day of _____, 2011.

Witnesses:	LANDLORD:

TWO HARBOR POINT SQUARE, LLC

By:
Name:
Title:

TENANT:

By:
Name:
Title:

116

STATE OF CONNECTICUT	)
	)	ss: Stamford
COUNTY OF FAIRFIELD	)

The foregoing instrument was acknowledged before me this ____ day of _______, 2011 by ________, Authorized Signatory of Two Harbor Point Square, LLC, a Connecticut limited liability company, on behalf of the company.

[Name of person taking acknowledgement]
Commissioner of the Superior Court
Notary Public
My commission expires:_______________________

STATE OF_______________	)
	)	ss:
COUNTY OF_____________	)

The foregoing instrument was acknowledged before me this _____ day of ______, 2010 by __________, ________ of __________, a _____________ , on behalf of the _______________.

[Name of person taking acknowledgement]
Commissioner of the Superior Court
Notary Public
My commission expires:____________________

117

EXHIBIT A

PROPERTY DESCRIPTION

ALL THAT CERTAIN real property situated in the City of Stamford, County of Fairfield and State of Connecticut, being known and designated as Unit S2 of Harbor Point Planned Community, together with all appurtenances thereto, all as more particularly designated and described in a certain Declaration of Harbor Point Planned Community dated August 13, 2008 and recorded in Volume 9425 at Page 121 of the Stamford Land Records.

118

EXHIBIT O

FORM OF LETTER OF CREDIT

LETTER OF CREDIT

OUR REFERENCE NO._________________	DATE:____________________

BENEFICIARY:	APPLICANT:
[OWNERSHIP NAME]
c/o BLT Management LLC
100 Washington Boulevard, Suite 200
Stamford, Connecticut 06902
Attention: Portfolio Manager

GENTLEMEN/LADIES:

OUR REFERENCE NO.____________

ACCOUNT OF:

AVAILABLE WITH:	OURSELVES BY PAYMENT

DRAFTS AT SIGHT
DRAWN ON (NAME OF BANK & ADDRESS OF BANK)

TO THE EXTENT OF:	***USD ___________________***

EXPIRY DATE:	____________________
PLACE OF EXPIRY:	OUR COUNTERS

ADDITIONAL DETAILS:

WE HERE BY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER___________ IN YOUR FAVOR, AT THE REQUEST AND FOR THE ACCOUNT OF THE ABOVE NAMED APPLICANT UP TO THE AGGREGATE AMOUNT OF ***USD _________ *** _______________________AND 00/100 U.S. DOLLARS) AVAILABLE BY YOUR SIGHT DRAFT(S) DRAWN ON US INDICATING OUR LETTER OF CREDIT NO ___________ DATED _______________ACCOMPANIED BY:

1.            YOUR STATEMENT, PURPORTEDLY SIGNED BY ONE OF YOUR AUTHORIZED REPRESENTATIVES, READING AS FOLLOWS:

119

OUR LETTER OF CREDIT _______________

APPLICANT:

“THE UNDERSIGNED, A DULY AUTHORIZED SIGNATORY OF ______________ (LANDLORD ENTITY), HEREBY CERTIFIES THAT THE AMOUNT OF OUR DRAWING, USD ___________, UNDER THE _______________ (BANK NAME), IRREVOCABLE STANDBY LETTER OF CREDIT NO.____________ REPRESENTS FUNDS DUE TO THE LANDLORD UNDER LEASE BETWEEN _____________ (LANDLORD ENTITY), LANDLORD AND _____________ (TENANT NAME), TENANT, DATED ______________________, AS THE RESULT OF A DEFAULT THAT REMAINS UNCURED BEYOND ANY APPLICABLE NOTICE AND CURE PERIOD.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT IS DEEMED TO BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR FROM THE EXPIRY DATE HEREOF OF ANY FURTHER EXPIRATION DATE, UNLESS AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE, WE NOTIFY YOU BY REGISTERED MAIL OR OVERNIGHT COURIER THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD.

IN THE EVENT THAT WE NOTIFY YOU OF OUR ELECTION NOT TO RENEW THIS LETTER OF CREDIT, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT AT SIGHT DRAWN ON US, ACCOMPANIED BY YOUR STATEMENT, PURPORTEDLY SIGNED BY ONE OF YOUR AUTHORIZED REPRESENTATIVES READING AS FOLLOWS:

“THE UNDERSIGNED, A DULY AUTHORIZED SIGNATORY OF ___________________ (LANDLORD ENTITY), HEREBY CERTIFIES THAT WE HAVE RECEIVED A NOTICE OF NON-RENEWAL UNDER THE ______________ (BANK NAME), IRREVOCABLE STANDBY LETTER OF CREDIT NO.____________ WILL BE HELD OR APPLIED BY THE LANDLORD AS A SECURITY DEPOSIT UNDER THE LEASE BETWEEN ______________ (LANDLORD ENTITY), LANDLORD AND ____________ (TENANT NAME), TENANT, DATED_________________.

IN ANY EVENT, THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND ITS FINAL EXPIRATION DATE OF _______________________.

PARTIAL DRAWINGS ARE PERMITTED.

120

NOTWITHSTANDING ANY REFERENCE IN THIS LETTER OF CREDIT TO OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS OR REFERENCES IN SUCH OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS TO THIS OUR

LETTER OF CREDIT__________________

APPLICANT: ___________________

LETTER OF CREDIT, THIS LETTER OF CREDIT CONTAINS THE ENTIRE AGREEMENT AMONG THE BENEFICIARY AND THE ISSUER HEREUNDER RELATING TO THE OBLIGATIONS OF THE ISSUER HEREUNDER.

WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF DOCUMENTS AS SPECIFIED ARE DULY PRESENTED AT OUR COUNTERS AT THE ______________________ (BANK NAME AND ADDRESS), ATTENTION: THE MANAGER, LETTER OF CREDIT DEPARTMENT, ON OR BEFORE _________________, OR ANY AUTOMATICALLY EXTENDED DATE THROUGH ___________________, AS PROVIDED FOR HEREIN.

THIS IRREVOCABLE LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

VERY TRULY YOURS.

AUTHORIZED SIGNATURE

121

EXHIBIT P

ALLOCATION OF TENANT EXPENSES

	Percent Share of Operating Expenses
Description	Office Tower	Special Facility	Entire Building
Payroll			17.0579%
Utilities - common			17.0579%
Water/Sewer/Telephone			17.059%
Cleaning	20.0%
Security	20.0%
Security - Rover			17.0579%
Elevator	20.0%
HVAC			17.0579%
Parking			17.0579%
Rubbish	20.0%
Landscaping			17.0579%
R&M			17.0579%
Loading Dock	20.0%
Insurance			17.0579%
RE Taxes			17.0579%
Common Expenses			17.0579%
Admin & General			17.0579%
Mgmt Fee			17.0579%

Note:

The above is meant to be a guide and may be changed from time to time depending on the nature of services provided from time to time and to the extent any services benefit more than just the Building and/or the Office Tower and is subject to the provisions of the Lease including, without limitation, Section 6.2(c)

Cleaning and rubbish assumes that the retail tenants separately contract for this work.

HVAC assumes that retail tenants utilize Base Building HVAC.

Landlord shall confirm, to Tenant's reasonable satisfaction, that any service allocated strictly to the Office Tower tenants is not being used by other tenants or occupants of the Building or benefits other buildings in the Park and that to the extent other tenants or occupants or buildings are using such services, they either (a) separately contract and pay for such services, or (b) are included in a reasonable reallocation of the cost of such services among all users.

122

EXHIBIT Q

SIGNAGE SPECIFICATIONS

1.	All signage shall comply with Applicable Laws.

2.	No sign which uses movement or change of lighting to depict action or to create a scene or which contains an intermittent or sequential flashing light, except for a time-temperature device in an otherwise nonanimated display, shall be permitted.

3.	No sign which is set in motion by movement of the atmosphere, such as pennants or flags, revolving or moving signs, spinners or other eye catching devices shall be permitted, with the exception of national, state and corporate flags.

4.	No sign shall be permitted if it predominantly appeals to the prurient interest or if it depicts or describes a sexual act or other act prohibited by the laws of the State of Connecticut.

5.	Any illuminated sign shall employ only lights emitting a light of constant intensity and shall be designed, located, erected and maintained to confine or direct all illumination to the surface of the subject sign or the area of the building immediately behind the subject sign.

6.	The following criteria shall apply to all exterior signs on the Property;

a.	Façade signs (including parapet signs): as to each side of the Building, not greater than two square feet of signage for each lineal foot of Building frontage. All signage located on the faҫade of the Building shall be in the general locations depicted on the building elevations included in Exhibit D as A-200 and A-201. Some variation shall be permitted for retail space signage, both as to location and as to area, provided that it is consistent with the standards of a Class A building.

b.	Parking area signs: not greater than twelve square feet in the aggregate, located at the entrances and exits of such parking areas.

c.	Ground or pole sign: one sign (which may be double faced), not greater than fifty square feet in area.

7.	The following criteria shall apply to all signs within the lobby of the Building:

a.	Lobby directory: if Landlord shall have a lobby directory, each tenant shall have the right to a proportionate share of listings in Building standard typeface and color.

b.	Wall signage: if permitted by Landlord, wall signage in the Building lobby shall be limited to the area behind the security desk, and any tenant who is permitted to place

123

wall signage in this location shall be limited to not more than 12”H x 36”W to designate its name and/or corporate logo

c.	Monument signage: if permitted by Landlord, one monument sign may be located within the lobby and may not exceed 24”W x 24”L x 48”H.

124

EXHIBIT R

PARK

Harbor Point

Common Interest Community

(Planned Community)

125

EXHIBIT S

REMEDIAL ACTION PLAN

Documents that collectively constitute the Remedial Action Plan for the Property:

1.	Approval of Request to Modify Designs for Engineered Controls for Vapor Barrier, dated April 28, 2008.

2.	Approval of Interim Remedy, dated November 28, 2007.

3.	Conditional Approval of Remedial Action Plan Addendum, June 15, 2007.

4.	Proposed Engineered Control and Vapor Barrier Design Modification, Antares Admiral’s Wharf LLC, Antares Walter Wheeler Drive SPE, LLC, Antares Yale & Towne SPE, LLC, Stamford, CT, dated April 8, 2008.

5.	Revised Plan for Temporary Cover for Interim Measure, Antares Admiral's Wharf LLC, Antares Walter Wheeler Drive SPE, LLC and Antares Yale & Towne SPE, LLC (Antares) Stamford, CT, dated October 30, 2007.

6.	Remedial Action Plan Addendum, Antares Admiral’s Wharf Site, 25 Acre Parcel, Stamford, CT (May, 2007)

126